UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.  )
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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12
Marriott Vacations Worldwide Corporation
(Name of registrant as specified in its charter)
(Name of person(s) filing proxy statement, if other than the registrant)
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Marriott Vacations Worldwide Corporation

7812 Palm Parkway

Orlando, Florida 32836

March 21, 2024

Dear Marriott Vacations Worldwide Stockholders:

It is my pleasure to inform you that the 2024 Annual Meeting of Stockholders of Marriott Vacations Worldwide Corporation (the “Annual Meeting”) will be conducted online on Friday, May 10, 2024 beginning at 9:00 a.m., Eastern Time. Stockholders of record may attend and vote during the Annual Meeting via the Internet at www.virtualshareholdermeeting.com/VAC2024. You may also attend the meeting by proxy. You may submit questions in advance of the meeting at www.proxyvote.com. Beneficial owners should review their voting instruction form or Notice of Internet Availability for how to vote in advance of and participate in the Annual Meeting online. For further information about the virtual Annual Meeting, please see the Questions and Answers About the Meeting beginning on page 4.

The following Notice of Annual Meeting of Stockholders and Proxy Statement includes information about the matters to be acted upon by stockholders at the Annual Meeting. We hope that you will exercise your right to vote as promptly as possible. You may vote through the Internet, by telephone or by mailing your completed proxy card (or voting instruction form, if you hold your shares through a broker).

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2024 ANNUAL MEETING OF STOCKHOLDERS:

We are mailing many of our stockholders a Notice Regarding the Availability of Proxy Materials (the “Notice”) rather than a full set of our proxy materials. The Notice contains instructions on how to access our proxy materials on the Internet, as well as instructions on how to obtain a paper copy of the full set of proxy materials if a stockholder so desires. This process is more environmentally friendly and reduces our costs to print and distribute these materials to stockholders. All stockholders of record who do not receive the Notice will receive a full set of our proxy materials.

We appreciate your continued support and interest in Marriott Vacations Worldwide.

Sincerely,

William J. Shaw
Chairman of the Board

John E. Geller, Jr.
President and Chief Executive Officer

Marriott Vacations Worldwide Corporation

7812 Palm Parkway

Orlando, Florida 32836

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD FRIDAY, MAY 10, 2024

March 21, 2024

The 2024 Annual Meeting of Stockholders (the “Annual Meeting”) of Marriott Vacations Worldwide Corporation (the “Company”) will be held at 9:00 a.m., Eastern Time, on Friday, May 10, 2024, virtually, via the Internet at www.virtualshareholdermeeting.com/VAC2024. At the meeting, stockholders will act on the following matters:

1.	Election of the four director nominees named in the Proxy Statement;

2.	Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for its 2024 fiscal year;

3.	Advisory vote to approve named executive officer compensation;

4.	Approval of the Amended and Restated Marriott Vacations Worldwide Corporation 2020 Equity Incentive Plan; and

5.	Any other matters that may properly be presented at the meeting.

Only stockholders of the Company at the close of business on March 11, 2024, the record date, are entitled to notice of, and to vote at, the Annual Meeting. For instructions on voting, please refer to the notice you received in the mail or, if you requested a hard copy of the Proxy Statement, your enclosed proxy card.

In the event of a technical malfunction in connection with the virtual Annual Meeting, the chair of the meeting will convene the meeting at 9:30 a.m. Eastern Time on the date specified above and at the Company’s address specified above solely for the purpose of adjourning the meeting to reconvene at a date, time and physical or virtual location announced by the chair of the meeting. Under these circumstances, we will post information regarding the announcement on the Investor Relations page of the Company’s website at www.marriottvacationsworldwide.com.

Internet Availability

We are taking advantage of the U.S. Securities and Exchange Commission rules that allow companies to furnish proxy materials to their stockholders through the Internet. We believe these rules allow us to provide you with the information you need while lowering the costs of delivery and reducing the environmental impact of the Annual Meeting. On or about March 21, 2024, a Notice Regarding the Availability of Proxy Materials (the “Notice”) or the Proxy Statement and form of proxy will be mailed to stockholders as of the record date. If you received a Notice by mail, you will not receive printed copies of the proxy materials, unless you specifically request them. Instead, the Notice instructs you on how to access and review all of the important information contained in the Proxy Statement and in our 2023 Annual Report on Form 10-K, as well as how to submit your proxy over the Internet. If you received the Notice and would still like to receive a printed copy of our proxy materials, you may request a printed copy of the proxy materials by following the instructions in the Notice.

By Order of the Board of Directors,

James H Hunter, IV
Executive Vice President,
General Counsel and Secretary

1	Proxy Summary

4	Questions and Answers About the Meeting

7	Proposals for Vote

	7	Item 1 – Election of Directors

	7	Item 2 – Ratification of Appointment of Independent Registered Public Accounting Firm

	8	Item 3 – Advisory Vote to Approve Named Executive Officer Compensation

	9	Item 4 – Approval of the Amended and Restated Marriott Vacations Worldwide Corporation 2020 Equity Incentive Plan

17	Report on the Board of Directors and its Committees

	17	Our Board of Directors

	17	Nominees for Director

	19	Directors Remaining in Office

	24	Summary of Director Attributes and Skills

	25	2023 Board and Committee Meetings and Attendance

	25	Committee Charters

	26	Compensation Committee Interlocks and Insider Participation

	26	Meetings of Independent Directors

27	Corporate Governance

	27	Separation of Board Chairman and Chief Executive Officer

	27	Board and Committee Evaluations

	27	Inclusion and Diversity

	29	Selection of Director Nominees

	29	Director Independence

	29	Risk Oversight

	30	Oversight of CyberSecurity

	30	Board and Committee Oversight of Corporate Responsibility

	31	Communications with the Board

	31	Other Directorships

	31	Code of Conduct

32	Audit Committee Report and Independent Auditor Fees

	32	Report of the Audit Committee

	33	Pre-Approval of Independent Auditor Fees and Services Policy

	33	Independent Registered Public Accounting Firm Fee Disclosure

34	Executive and Director Compensation

	34	Compensation Discussion and Analysis

	35	Philosophy

	35	Compensation Program Principles and Governance

	36	Compensation Process

	38	Analysis of Each Compensation Element

	44	Report of the Compensation Policy Committee

	45	Executive Compensation Tables and Discussion

		45	Summary Compensation Table

		53	CEO Pay Ratio

		54	Pay vs. Performance

		57	Compensation Arrangements for Non-Employee Directors

60	Stock Ownership

	60	Stock Ownership of Our Directors, Executive Officers and Certain Beneficial Owners

62	Transactions with Related Persons

	62	Policy on Transactions and Arrangements with Related Persons

	62	Delinquent Section 16 (a) Filings

	63	Certain Relationships and Potential Conflicts of Interest

64	Stockholder Proposals and Nominations for Directors For the 2025 Annual Meeting

64	Other Information

A-1	Appendix A – Reconciliation of Non-GAAP Measures to GAAP Measures (Unaudited)
B-1	Appendix B – Amended and Restated Marriott Vacations Worldwide Corporation 2020 Equity Incentive Plan

Forward-Looking Statements and Website References

This document includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical or current fact, including statements regarding our goals and commitments, such as those relating to compensation objectives and corporate responsibility strategy and matters, made in this document are forward-looking. We use words such as anticipates, believes, expects, future, intends, and similar expressions to identify forward-looking statements. Forward-looking statements reflect management’s current expectations and are inherently uncertain. Actual results could differ materially for a variety of reasons. Risks and uncertainties that could cause our actual results to differ significantly from management’s expectations are described in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023. Website references throughout this document are provided for convenience only, and the content on the referenced websites is not incorporated by reference into this document.

PROXY SUMMARY

This summary highlights information contained elsewhere in this Proxy Statement. It does not contain all of the information that you should consider in voting your shares. You should read the entire Proxy Statement as well as our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 (the “2023 Annual Report”) carefully before voting.

VOTING MATTERS AND BOARD RECOMMENDATIONS

Proposal	Voting Recommendation	Page Reference
1 Election of four directors	FOR each nominee	7
2 Ratification of appointment of independent registered public accounting firm	FOR	7
3 Advisory vote to approve named executive officer compensation	FOR	8
4 Approval of the Amended and Restated Marriott Vacations Worldwide Corporation 2020 Equity Incentive Plan	FOR	9

CORPORATE GOVERNANCE HIGHLIGHTS

We believe that good corporate governance is integral to our business, and the Board of Directors (the “Board”) monitors developments in governance best practices to assure that it continues to meet its commitment to representation of stockholder interests. Below are some highlights of our corporate governance practices:

•	Independent Chairman of the Board

•	Separate Chairman and Chief Executive Officer (“CEO”) positions

•	Standing committees composed exclusively of independent directors

•	Regular executive sessions of the Board and Board committees

•	Annual Board and committee evaluations

•	Global ethics and corporate compliance program

•	Board and committee oversight of corporate responsibility matters

•	Commitment to seeking diversity on the Board

•	Stock ownership guidelines for our executive officers and directors

•	Robust executive succession planning process

•	Strong risk management program

•	Comprehensive Code of Business Conduct and Corporate Governance Principles

•	Active Board oversight of Company strategy and risk management

CORPORATE RESPONSIBILITY INITIATIVES

As a leader and innovator in the vacation industry, the Company strives to uphold the highest standards of excellence in serving its customers, investors, and associates while maintaining exclusive, long-term relationships with Marriott International, Inc. and an affiliate of Hyatt Hotels Corporation for the development, sales, and marketing of vacation ownership products and services, operating exchange networks and membership programs, and providing management services to other resorts and lodging properties. Our core values help drive and inspire us and provide the framework to live fulfilling lives, both professionally and personally. Our core values and culture embody a commitment to ethical business practices and good corporate citizenship. As we work toward this goal, we are committed to managing the risks and opportunities that arise from corporate responsibility issues, providing transparency of our corporate responsibility performance and enabling strong executive and Board oversight of our overall corporate responsibility strategy. Our 2022 Environmental, Social and Governance Report is available on our website at www.marriottvacationsworldwide.com.

STOCKHOLDER ENGAGEMENT

We value our stockholders’ perspective on our business and each year regularly engage with them through a variety of activities to stay informed on the evolving perspectives of the investor community. We engage with stockholders on various matters, including industry trends, company performance, corporate governance, and executive compensation. In 2023, our key stockholder engagement activities included numerous virtual meetings and calls, 15 non-deal investor road show days, participation in ten investor conferences and our 2023 annual meeting of stockholders.

MARRIOTT VACATIONS WORLDWIDE 2024 PROXY STATEMENT	Proxy Summary	1

SELECT PERFORMANCE AND BUSINESS HIGHLIGHTS

•	Consolidated Vacation Ownership contract sales were $1.77 billion for 2023, a 4% decrease compared to the prior year.

•	Net income attributable to common stockholders was $254 million for 2023, or $6.28 diluted earnings per share.

•	Adjusted net income attributable to common stockholders was $322 million for 2023, or $7.83 Adjusted diluted earnings per share.

•	Adjusted EBITDA was $761 million for 2023.

•

Adjusted net income attributable to common stockholders, Adjusted diluted earnings per share, and Adjusted EBITDA are financial measures that are not prescribed by United States generally accepted accounting principles (“GAAP”). Please refer to Appendix A for a reconciliation of these non-GAAP financial measures to the most directly comparable financial measures prescribed by GAAP, as well as our reasons for presenting these measures.

EXECUTIVE COMPENSATION HIGHLIGHTS

We seek to align the interests of our named executive officers (“NEOs”) with the interests of the Company’s stockholders. Certain important features of our executive compensation program include:

•	The program is designed to align financial results and sustainable stockholder value creation with the compensation of our executives.

•	Pay is tied to performance. Approximately 66% of our CEO’s and approximately 60% of the other NEOs’ fiscal 2023 total target compensation was performance based.

•	Approximately 63% of our CEO’s and approximately 52% of the other NEOs’ fiscal 2023 total target compensation was tied to stock performance.

2023 TARGET PAY MIX — CEO	2023 TARGET PAY MIX — OTHER NEOs (Average)

•	The Company maintains stock ownership guidelines that apply to all executive officers and directors.

•	The Company has strong governance policies related to executive compensation, and we employ appropriate compensation risk mitigating features.

2	Proxy Summary	2024 PROXY STATEMENT MARRIOTT VACATIONS WORLDWIDE

DIRECTOR NOMINEES

Our Board currently consists of eleven members divided into three classes. At our 2023 Annual Meeting of Stockholders, our stockholders approved and adopted an amendment to our Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) to phase in the declassification of our Board commencing with the 2024 Annual Meeting of Stockholders. Under our Certificate of Incorporation, as so amended, beginning at this year’s Annual Meeting, the directors will be elected for one-year terms, and beginning with the 2026 Annual Meeting of Stockholders, the entire Board will be elected on an annual basis.

The following table provides summary information regarding each nominee to the Board. Information about each director’s experience, qualifications and skills can be found in the Report on the Board of Directors and its Committees.

		DIRECTOR SINCE	PRINCIPAL OCCUPATION	INDE- PENDENT	COMMITTEE MEMBERSHIPS[1]			OTHER PUBLIC CO. BOARDS
NAME	AGE				AC	CPC	NCG
Lizanne Galbreath	66	2018	Managing Partner, Galbreath & Company	✓		✓	✓
Mary E. Galligan	61	2023	Former Managing Director, Cyber and Strategic Risk Practice, Deloitte	✓		✓
Melquiades R. Martinez	77	2011	Former Chairman, Southeast U.S. and Latin America, J.P. Morgan Chase & Co.	✓				NVR, Inc.
Stephen R. Quazzo	64	2018	Chief Executive Officer, Pearlmark Real Estate, LLC	✓	✓		✓	Phillips Edison & Company, Inc.

[1]	Audit Committee (“AC”), Compensation Policy Committee (“CPC”), Nominating and Corporate Governance Committee (“NCG”).

MARRIOTT VACATIONS WORLDWIDE 2024 PROXY STATEMENT	Proxy Summary	3

PROXY STATEMENT

The Board of Directors (the “Board”) of Marriott Vacations Worldwide Corporation (“we,” “us,” “Marriott Vacations Worldwide,” “MVW” or the “Company”) is soliciting stockholders’ proxies in connection with the 2024 Annual Meeting of Stockholders of the Company, and at any adjournment or postponement thereof (the “Annual Meeting”). The mailing to stockholders of the Notice Regarding the Availability of Proxy Materials (the “Notice”) will take place on or about March 21, 2024.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 10, 2024

The Notice of Annual Meeting and Proxy Statement and our

2023 Annual Report to stockholders are available at www.proxyvote.com.

QUESTIONS AND ANSWERS ABOUT THE MEETING

Q.	Why am I receiving these materials?

Marriott Vacations Worldwide has made these materials available to you on the Internet or has delivered printed versions of these materials to you by mail in connection with the solicitation of proxies on behalf of the Board for use at our Annual Meeting. This Proxy Statement describes the matters on which you, as a stockholder, are entitled to vote. It also gives you information on these matters so that you can make an informed decision.

Q.	How do I attend the virtual Annual Meeting?

You may attend the Annual Meeting online, including to vote, by logging in at www.virtualshareholdermeeting.com/VAC2024. The Annual Meeting will begin at approximately 9:00 a.m., Eastern Time, with log-in beginning at 8:45 a.m. on Friday, May 10, 2024.

You may attend and vote during the Annual Meeting via the Internet at www.virtualshareholdermeeting.com/VAC2024. You may also attend the meeting by proxy. You may submit questions in advance of the meeting at www.proxyvote.com.

Q.	How do I gain admission to the virtual Annual Meeting?

You are entitled to participate in the virtual Annual Meeting only if you were a stockholder of record who owned the Company’s common stock at the close of business on March 11, 2024. Each holder of record is entitled to one vote per share. There were 35,177,666 shares of common stock outstanding and entitled to vote on March 11, 2024.

To attend online and participate in the Annual Meeting, stockholders of record will need to use their control number on their Notice or proxy card to log into www.virtualshareholdermeeting.com/VAC2024; beneficial owners who do not have a control number may gain access to the meeting by logging into their brokerage firm’s website and selecting the stockholder communications mailbox to link through to the virtual Annual Meeting. Instructions should also be provided on the voting instruction card provided by their broker, bank, or other nominee.

We encourage you to access the meeting prior to the start time. Please allow time for online check-in, which will begin at 8:45 a.m. Eastern Time. If you encounter any difficulties accessing the Annual Meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual Annual Meeting landing page at www.virtualshareholdermeeting.com/VAC2024.

Q.	How do I ask questions?

You may submit a question in advance of the meeting at www.proxyvote.com. The Company will try to answer as many questions as possible during the time scheduled. Answers to appropriate investor questions received before the Annual Meeting will be posted on the Investor Relations page of the Company’s website as soon as practicable after the Annual Meeting to the extent such questions were not answered at the Annual Meeting. Additional information regarding the question and answer process, including the types of questions permitted, the time allotted for the question and answer session, and how questions will be addressed and disclosed, will be available in the Annual Meeting Rules of Conduct, which will be posted at the virtual Annual Meeting website during the Annual Meeting.

4	Questions and Answers about the Meeting	2024 PROXY STATEMENT MARRIOTT VACATIONS WORLDWIDE

Q.	Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of printed proxy materials?

The U.S. Securities and Exchange Commission (the “SEC”) permits companies to furnish proxy materials to stockholders by providing access to these documents over the Internet instead of mailing a printed copy. Accordingly, we mailed a Notice to stockholders who elected to receive proxy materials by email. These stockholders have the ability to access, view and print the proxy materials on the website referred to in the Notice and request a printed set of proxy materials.

Q.	Can I get electronic access to the proxy materials if I received printed materials?

If you received a printed copy of our proxy materials, you can also view the proxy materials for the meeting electronically at proxyvote.com. You may also choose to receive future proxy materials by email. Choosing to receive your future proxy materials by email will lower our costs of delivery and reduce the environmental impact of our Annual Meeting. If you choose to receive our future proxy materials by email, you will receive an email next year with instructions containing a link to view those proxy materials and a link to the proxy voting site. Your election to receive proxy materials by email will remain in effect until you terminate it or for so long as the email address provided by you is valid.

Q.	What items will be voted on at the Annual Meeting?

Stockholders will vote on the following items at the Annual Meeting, if each is properly presented at the meeting:

1.	Election of the four director nominees named in this Proxy Statement;

2.	Ratification of the appointment of Ernst & Young LLP (“Ernst & Young”) as the Company’s independent registered public accounting firm for its 2024 fiscal year;

3.	Advisory vote to approve named executive officer compensation;

4.	Approval of the Amended and Restated Marriott Vacations Worldwide Corporation 2020 Equity Incentive Plan; and

5.	Any other matters that may properly be presented at the meeting.

In addition, management will respond to appropriate questions from stockholders submitted in advance of the meeting.

Q.	What are the Board’s voting recommendations?

The Board’s recommendation is set forth together with the description of each Item in this Proxy Statement. The Board recommends a vote FOR each nominee for director in Item 1, and FOR Items 2, 3, and 4.

Q.	What is the difference between being a record holder and a beneficial owner of shares held in street name?

A record holder holds shares directly in his, her or its own name with the Company’s transfer agent. Shares held in “street name” refer to shares that are held in the name of a bank or broker on a person’s behalf. Many stockholders hold their shares in street name. For such shares, the bank or broker is considered the record holder for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct that organization how to vote the shares held in your account.

Q.	How do I vote?

BY TELEPHONE 800-690-6903 (record holders)	BY INTERNET www.proxyvote.com	BY MAIL completing and returning your proxy card	AT THE VIRTUAL MEETING by electronic vote at the virtual meeting

Whether you are a stockholder of record or a beneficial stockholder, you may direct how your shares are voted without participating in the Annual Meeting. We encourage stockholders to vote well before the Annual Meeting even if they plan to attend the virtual meeting, by completing proxies online or by telephone, or, if they received printed copies of materials, by mailing their proxy cards. Stockholders can vote via the Internet in advance of or during the Annual Meeting.

Stockholders who attend the virtual Annual Meeting should follow the instructions at www.virtualshareholdermeeting.com/VAC2024 to vote during the meeting. Voting online during the meeting will replace any previous votes.

Record holders who received a copy of this Proxy Statement and accompanying proxy card in the mail can vote by filling out the proxy card, signing it and returning it in the postage paid return envelope. Record holders can also vote by telephone (800-690-6903) or by Internet (www.proxyvote.com). Voting instructions are provided on the proxy card.

If you are a beneficial owner, you must vote by giving instructions to your bank or broker. You should follow the voting instructions on the form that you receive from your bank or broker.

MARRIOTT VACATIONS WORLDWIDE 2024 PROXY STATEMENT	Questions and Answers about the Meeting	5

Q.	How will my proxy be voted?

Your proxy card, when properly signed and returned to us, or processed by telephone or via the Internet, and not revoked, will be voted in accordance with your instructions. We are not aware of any other matter that may be properly presented other than those described above. If any other matter is properly presented, the persons named in the enclosed proxy card will have discretion to vote in their best judgment.

If you are a beneficial owner, your bank or broker must vote according to specific instructions they receive from you, the beneficial owner. If your bank or broker does not receive specific instructions, they may in some cases vote the shares in their discretion, but are not permitted to vote on certain proposals and may elect not to vote on any of the proposals unless you provide voting instructions as to how to vote the shares. Therefore, we urge you to give voting instructions to your broker on all four voting items. Voting your shares will help to ensure that your interests are represented at the meeting. If you do not provide voting instructions and your bank or broker elects to vote your shares on some but not all matters, it will result in a ‘broker non-vote’ for the matters on which the bank or broker does not vote. Broker non-votes will be considered as present for quorum purposes, but they are not considered as votes cast and will not be counted in determining the outcome of the vote on the election of directors or on any of the other proposals to be voted on at the Annual Meeting.

Q.	What if I don’t mark the boxes on my proxy?

If you just sign and submit your proxy card without providing voting instructions, your shares will be voted “FOR” each director nominee listed in this Proxy Statement and “FOR” the other proposals as recommended by the Board and in accordance with the discretion of the holders of the proxy with respect to any other matters that may be voted upon.

Q.	How many votes are needed to approve an item?

Directors will be elected by a plurality of all the votes cast at the Annual Meeting, either online or represented by a properly completed or authorized proxy. This means that the four nominees who receive the highest number of “FOR” votes cast will be elected as directors. Stockholders cannot cumulate votes in the election of directors. Abstentions will have no effect on the outcome of this proposal.

The affirmative vote of holders of shares representing a majority in voting power of the votes cast, present online or represented by proxy and entitled to vote at the meeting, is necessary for approval of Items 2, 3 and 4. Proxy cards marked as abstentions on Items 2, 3 and 4 will not be counted as votes cast but will count as present and entitled to vote and therefore will have the effect of a negative vote.

Q.	What constitutes a quorum?

The presence at the meeting, online or by proxy, of the holders of a majority in voting power of the issued and outstanding shares of common stock entitled to vote at the Annual Meeting will constitute a quorum. Proxies received will be included in the calculation of the number of shares considered to be present at the meeting, even if marked as broker non-votes or with abstentions on certain items.

Q.	Who can attend the Annual Meeting?

Only stockholders as of the record date, their proxy holders and our invited guests may attend the Annual Meeting.

Q.	Can I attend and participate in the Annual Meeting online if I vote by proxy?

Yes. Attending the Annual Meeting online does not revoke your proxy.

Q.	Can I change my vote or revoke my proxy after I return my proxy card, or after I vote by telephone or electronically?

Yes. Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised at the Annual Meeting. Regardless of the way in which you submitted your original proxy, you may change it by:

•	returning a later-dated signed proxy card;

•	delivering a written notice of revocation to Marriott Vacations Worldwide Corporation, 7812 Palm Parkway, Orlando, Florida, 32836, Attention: Corporate Secretary;

•	voting by telephone or the Internet at www.proxyvote.com until 11:59 p.m., Eastern Time, on May 9, 2024; or

•	submitting a later-dated vote during the virtual Annual Meeting (www.virtualshareholdermeeting.com/VAC2024).

If your shares are held through a broker or other nominee, and you are not provided a 16-digit control number, you will need to contact that institution if you wish to change your voting instructions.

6	Questions and Answers about the Meeting	2024 PROXY STATEMENT MARRIOTT VACATIONS WORLDWIDE

PROPOSALS FOR VOTE

ITEM 1 – ELECTION OF DIRECTORS

The Board currently consists of eleven members and is divided into three classes. At our 2023 Annual Meeting of Stockholders, our stockholders approved and adopted an amendment to our Certificate of Incorporation to phase in the declassification of our Board commencing with the 2024 Annual Meeting of Stockholders. Under our Certificate of Incorporation, as so amended, the directors elected beginning at this year’s Annual Meeting will be elected for one-year terms, and beginning with the 2026 Annual Meeting of Stockholders, the entire Board will be elected on an annual basis. The current Class III directors include Lizanne Galbreath, Mary E. Galligan, Melquiades R. Martinez, and Stephen R. Quazzo, and the term of the Class III directors expires at the Annual Meeting. The Board proposes that Lizanne Galbreath, Mary E. Galligan, Melquiades R. Martinez, and Stephen R. Quazzo be elected for a term expiring at the 2025 Annual Meeting and until their successors are duly elected and qualified.

Each of the nominees has consented to be named as a nominee and to serve as a director if elected. If any of them should become unavailable to serve as a director, the Board may designate a substitute nominee. In that case, the persons named as proxies will vote for the substitute nominee designated by the Board.

Information about the nominees, as well as the current Class I and Class II directors, is set forth below in the section titled “Report on the Board of Directors and its Committees” beginning on page 17.

✓	Our Board of Directors recommends that you vote FOR each of the four director nominees.

ITEM 2 – RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board (the “Audit Committee”) has appointed Ernst & Young as the Company’s independent registered public accounting firm for the Company’s 2024 fiscal year. Although the Audit Committee has discretionary authority to appoint the independent auditor, the Board is seeking stockholder ratification of the appointment as a matter of good corporate governance. The Board and the Audit Committee believe that the continued retention of Ernst & Young as the Company’s independent auditor is in the best interests of the Company and its stockholders. If the appointment of Ernst & Young is not ratified by stockholders, the Audit Committee will take that into consideration when determining whether to continue the firm’s engagement. Even if the appointment is ratified, the Audit Committee at its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company.

Representatives of Ernst & Young are expected to be present at the Annual Meeting online, will have an opportunity to make a statement if they so desire, and are expected to be available to respond to appropriate questions.

✓	Our Board of Directors recommends that you vote FOR ratification of the appointment of Ernst & Young as the Company’s independent registered public accounting firm for its 2024 fiscal year.

MARRIOTT VACATIONS WORLDWIDE 2024 PROXY STATEMENT	Proposals for Vote	7

ITEM 3 – ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

We are asking stockholders to approve an advisory resolution on the Company’s named executive officer compensation as reported in this Proxy Statement. As described below in “Compensation Discussion and Analysis” beginning on page 34, the Compensation Policy Committee of the Board (the “CPC”) has structured our executive compensation program to achieve the following key objectives:

•	Executive officers should be paid in a manner that is primarily focused on driving stockholder value;

•	Compensation should be designed to motivate executive officers to perform their duties in ways that would help achieve shorter-term as well as longer-term objectives; and

•	The compensation program must be competitive in order to attract key talent from within and outside of our industry and retain key talent at costs consistent with market practice.

We urge stockholders to read the “Compensation Discussion and Analysis” section of this Proxy Statement, which describes in more detail how our executive compensation policies and procedures operate and are designed to achieve our compensation objectives, as well as the Summary Compensation Table and other related compensation tables and narrative, which provide detailed information about the compensation of our NEOs. The CPC and the Board believe that the policies and procedures articulated in the “Compensation Discussion and Analysis” section below are effective in achieving our goals and that the compensation of our NEOs reported in this Proxy Statement reflects and supports these compensation policies and procedures.

In accordance with Section 14A of the Exchange Act, and as a matter of good corporate governance, we are asking stockholders to approve the following advisory resolution at the Annual Meeting:

RESOLVED, that the stockholders of Marriott Vacations Worldwide Corporation (the “Company”) approve, on an advisory basis, the compensation of the Company’s named executive officers disclosed in the Compensation Discussion and Analysis, the Summary Compensation Table and the related compensation tables, notes and narrative in the Proxy Statement for the Company’s 2024 Annual Meeting of Stockholders.

This advisory resolution, commonly referred to as a “say-on-pay” resolution, is not binding on the Board. Although non-binding, the Board and the CPC will review and consider the voting results when making future decisions regarding our executive compensation program. The Board’s current policy is to hold an advisory vote on executive compensation on an annual basis, and therefore our next “say-on-pay” resolution will occur at the Company’s 2025 Annual Meeting of Stockholders.

✓	Our Board of Directors recommends that you vote FOR the approval of the advisory resolution to approve executive compensation.

8	Proposals for Vote	2024 PROXY STATEMENT MARRIOTT VACATIONS WORLDWIDE

ITEM 4 – APPROVAL OF THE AMENDED AND RESTATED MARRIOTT VACATIONS WORLDWIDE CORPORATION 2020 EQUITY INCENTIVE PLAN

We are asking our stockholders to approve the amended and restated Marriott Vacations Worldwide Corporation 2020 Equity Incentive Plan (the “Restated Plan”), which increases the aggregate number of shares of Common Stock that may be issued under the Restated Plan by 1,250,000 shares, extends the term of the Restated Plan to May 10, 2034, which is the tenth anniversary of the date of this Annual Meeting, and makes certain other administrative and clarifying changes. As described in “Executive and Director Compensation” herein, performance-based pay elements, including equity-based awards, are important components of our overall compensation program and are crucial in allowing the Company to effectively compete for and appropriately motivate and reward key talent. We believe that awards under the Restated Plan will support the creation of long-term value and returns for our stockholders. We further believe that the Restated Plan strikes a proper balance between rewarding performance and limiting stockholder dilution. The purpose of the Restated Plan is to promote the best interests of our Company and our stockholders by providing employees and non-employee members of the Board with an opportunity to acquire shares of our common stock or receive monetary payments valued in relation to shares of our common stock. It is intended that the Restated Plan will promote continuity of management and increased incentive and personal interest in the welfare of our Company by those employees who are primarily responsible for shaping and carrying out our long-range plans and securing our continued growth and financial success. In addition, by encouraging share ownership by non-employee directors, we seek to attract and retain on the Board persons of exceptional competence and to provide a further incentive to serve as a director.

If approved by our stockholders, the Restated Plan will become effective as of the date of the Annual Meeting. Our employees and non-employee directors have an interest in the approval of the Restated Plan because they will be eligible for awards under the Restated Plan. If our stockholders do not approve the Restated Plan, then the Restated Plan will become effective but without the increase to the number of shares of Common Stock that may be issued under the plan and without the extension of its term, which are the sole items that require stockholder approval.

Background of the Restated Plan; Information About Outstanding Awards

Prior to our stockholders’ approval of the Marriott Vacations Worldwide Corporation 2020 Equity Incentive Plan (the “2020 Plan”) at our 2020 Annual Stockholders Meeting, we granted incentive compensation awards under the Marriott Vacations Worldwide Corporation Stock and Cash Incentive Plan (the “Prior MVW Plan”) and the Amended and Restated Interval Leisure Group, Inc. 2013 Stock and Incentive Compensation Plan (the “ILG Plan,” and together with the Prior MVW Plan, the “Prior Plans”). When our stockholders approved the 2020 Plan, it superseded the Prior Plans and no new awards have been granted under the Prior Plans after such time.

As of March 11, 2024, there were 800,085 shares in the aggregate subject to outstanding stock appreciation rights (“SARs”) under the 2020 Plan and the Prior Plans, having a weighted average exercise price per share of $114.63 and a weighted average remaining term of six years. Also, as of March 11, 2024, there were 1,230,242 shares in the aggregate subject to unvested restricted stock unit and performance share awards under the 2020 Plan and the Prior Plans. The market value of one share of Common Stock as of the close of market on March 11, 2024 was $94.39.

Authorized Shares, Dilution and Run Rate

As of March 11, 2024, we had authorized and outstanding 35,177,666 shares of common stock, par value of $0.01 per share. Before giving effect to the Restated Plan, as of March 11, 2024, there were 2,030,327 shares of Common Stock subject to outstanding awards under the 2020 Plan and the Prior Plans, and 895,735 shares of our Common Stock remained available for grants under the 2020 Plan. The Board believes that this share reserve amount is insufficient to meet the future incentive needs of the Company and that the share reserve amount under the 2020 Plan should increase.

In order to determine the number of additional shares of common stock to be authorized under the Restated Plan, the Company, the CPC and its independent compensation consultant considered our need for shares, based on the current and expected future equity grant mix, and the potential dilution that awarding the requested shares may cause to existing stockholders. The Company and compensation consultant examined, and the CPC considered, a number of factors, including our historic run rate, existing overhang and dilution analysis.

The CPC recommended to the Board that 1,250,000 additional shares be authorized under the Restated Plan. The requested additional shares plus the shares already reserved under the 2020 Plan, plus the shares subject to outstanding awards as of March 11, 2024 represent a level of dilution of 11.9%, a level we believe to be reasonable.

The CPC and the Board considered the run rate with respect to our equity awards relative to market levels. The run rate represents the total number of restricted stock units and SARs granted, and performance share units earned, in a fiscal year divided by the weighted-average total shares of our shares of common stock outstanding for the year.

A calculation of our run rate for the last three fiscal years is below:

Fiscal Year	Restricted Stock Units Granted	Performance Share Units Earned	Stock Appreciation Rights Granted	Total	Weighted Average Ordinary Shares Outstanding	Run Rate
2023	203,575	—	37,436	241,011	36,547,553	0.66%
2022	183,510	202,232	77,037	462,779	40,355,261	1.15%
2021	260,077	35,135	127,857	423,069	42,459,474	1.00%
Three-Year Average Run Rate						0.94%

MARRIOTT VACATIONS WORLDWIDE 2024 PROXY STATEMENT	Proposals for Vote	9

The CPC and the Board were satisfied that our run rate over the past three years was at an acceptable level.

Because this proposal to approve the Restated Plan does not contemplate the amount or timing of specific equity awards in the future, it is not possible to calculate with certainty the number of years of awards that will be available and the amount of subsequent dilution that may ultimately result from such awards. The Board is seeking stockholder approval for the extension of the term of the Restated Plan and the additional pool of shares available under the Restated Plan, which it expects is sufficient for approximately three years of awards based upon the historic rates of awards by the CPC under the 2020 Plan. The current rationale and practices of the CPC with respect to equity awards and other incentives is set forth in “Executive and Director Compensation” herein.

Key Terms of the Restated Plan

Shares authorized	2,515,000 shares (consisting of the original 1,265,000 shares approved under the 2020 Plan plus an additional 1,250,000 shares under the Restated Plan), plus the number of shares reserved under the Prior MVW Plan that were not the subject of outstanding awards when the 2020 Plan became effective, plus certain shares that would have again become available under the Prior Plans if they had remained in effect
Award types

•  Stock options

•  Stock appreciation rights

•  Restricted stock awards

•  Restricted stock unit awards

•  Share-based awards

•  Director share awards, stock appreciation rights and options

•  Dividend equivalents

Key provisions:

•  No repricing of options or stock appreciation rights and no buyout of out-of-the money options or stock appreciation rights

•  No discounted options or stock appreciation rights

•  No dividends or dividend equivalents may be granted with respect to options or stock appreciation rights

•  Dividends or dividend equivalents granted on full-value awards will not be paid or settled unless and to the same extent the underlying award vests or is earned

•  Awards will be subject to the Company’s clawback/recoupment policies

•  Director awards, when added to cash fees, cannot exceed $750,000 per fiscal year

Amendments:	Amendments require stockholder approval if required by the law, securities exchange requirements, or the market on which the shares are traded, or if diminishing certain stockholder protections
Administration:	By the Compensation Policy Committee of the Board

A summary description of the Restated Plan follows below. The summary description is qualified in its entirety by reference to the full text of the Restated Plan, which is attached to this proxy statement as Appendix B.

Purpose

The purposes of the Restated Plan are to:

•	promote the growth and success of our Company by linking a significant portion of participant compensation to the increase in value of our shares;

•	attract and retain top quality, experienced executives and key employees by offering a competitive incentive compensation program;

•	reward innovation and outstanding performance as important contributing factors to our Company’s growth and progress;

•

align the interests of executives, other key employees and directors with those of our stockholders by reinforcing the relationship between participant rewards and stockholder gains obtained through the achievement by Plan participants of long-term goals; and

•	encourage executives, key employees and directors to obtain and maintain an equity interest in our Company.

Administration of the Restated Plan

The CPC will administer the Restated Plan with respect to all participants. Subject to the express provisions of the Restated Plan, the CPC has full discretionary authority to:

•	construe or interpret the provisions of the Restated Plan and any award agreement;

•	prescribe, amend and rescind rules and regulations relating to the Restated Plan;

•	correct any defect, supply any omission or reconcile any inconsistency in the Restated Plan, any award or any award agreement; and

•	make all other determinations necessary or advisable for the administration of the Restated Plan.

10	Proposals for Vote	2024 PROXY STATEMENT MARRIOTT VACATIONS WORLDWIDE

The determinations the CPC makes or takes under the provisions of the Restated Plan are final and binding. The CPC may delegate some or all of its authority under the Restated Plan to a sub-committee composed of directors, or to one or more officers of our Company. Delegation is not permitted, however, with respect to share-based awards made to individuals subject to Section 16 of the Securities Exchange Act of 1934, as amended, unless the delegation is to a committee of the Board that consists only of non-employee directors.

Eligibility and Participation

The CPC may grant awards under the Restated Plan to:

•	any non-union employee of our Company or our subsidiaries; and

•	any non-employee director of our Board.

Only our employees or employees of our subsidiaries may receive grants of incentive stock options (“ISOs”). There are approximately 21,300 employees and ten non-employee directors who currently meet the eligibility requirements to participate in the Restated Plan if it is approved by our stockholders.

Shares Subject to the Restated Plan and Director Pay Limits

The Restated Plan provides that the following shares of our common stock are reserved for issuance under the plan: 2,515,000 shares (comprised of the original 1,265,000 shares approved under the 2020 Plan plus the new 1,250,000 shares being requested under the Restated Plan), plus the number of shares reserved under the Prior MVW Plan that were not the subject of outstanding awards as of the date the 2020 Plan became effective, plus any shares subject to outstanding awards under the 2020 Plan or Prior Plans that would be replenished to that plan’s share reserve, as explained below. All of these shares may be issued upon the exercise of ISOs or any other type of award authorized by the Restated Plan. These share amounts are subject to adjustment in the event of specified adjustments in our capitalization. See “Adjustments in Capitalization” below.

The aggregate value of cash fees paid, along with the grant date value of any awards granted under the Restated Plan, to a non-employee director shall not exceed $750,000 during any fiscal year. The number of shares reserved under the Restated Plan will be depleted on the date of grant of an award by the maximum number of shares, if any, with respect to which the award is granted. An award that provides for settlement solely in cash will not cause any depletion of the reserve at the time the award is granted.

The share reserve under the Restated Plan can be replenished or increased by certain terminated or forfeited awards. Specifically, to the extent (1) an award granted under the Restated Plan lapses, expires, terminates or is cancelled without the issuance of shares under the award (whether due currently or on a deferred basis), (2) it is determined during or at the conclusion of the term of an award that all or some portion of the shares with respect to which the award was granted will not be issuable on the basis that the conditions for such issuance will not be satisfied, (3) shares are forfeited under an award, (4) shares otherwise issuable under an award are withheld in payment of an exercise price of an option or in payment of any federal, state, local or other tax withholding obligations, or shares are not issued as a result of the net settlement of an award, or (5) shares are issued under any award and we subsequently reacquire them pursuant to rights reserved upon the issuance of the shares, then those shares will be recredited to the Restated Plan’s reserve and may again be used for new awards under the Restated Plan. Shares recredited to the Restated Plan’s reserve pursuant to clause (5) in the preceding sentence, however, may not be issued pursuant to ISOs.

If, after the effective date of the Restated Plan, any shares subject to awards granted under the 2020 Plan or Prior Plans would become available to be re-credited to the 2020 Plan’s or the Prior Plans’ reserves if such plans were still in effect (determined by applying the share reserve replenishment provisions described above), then those shares will be available for the purpose of granting awards under the Restated Plan, thereby increasing the reserve.

Adjustments in Capitalization

If there is:

•

any change in corporate capitalization, such as a stock split, reverse stock split, stock dividend, share combination, recapitalization, or similar event affecting the equity capital structure of the Company, or

•

a corporate transaction that affects our shares of common stock, such as any merger, consolidation, separation, acquisition of property or shares, stock rights offering, spin-off, or other distribution of stock or property of the Company, any reorganization or any partial or complete liquidation of the Company, the CPC shall adjust the number and class of shares subject to the Restated Plan’s reserve and outstanding awards, the exercise price relating to any award, and performance goals which may be applicable to any outstanding awards, and the CPC may make such other equitable substitutions or adjustments as the CPC, in its sole discretion, determines to be appropriate and equitable to prevent dilution or enlargement of rights.

In addition to making such adjustments, the CPC or the board of directors, compensation committee or similar body of any legal entity assuming the obligations of the Company under the Restated Plan may either (a) make appropriate provision for the protection of outstanding awards by the substitution on an equitable basis of appropriate equity interests or awards similar to the awards (or, in the event no such similar equity interests may be identified, a nonqualified deferred compensation account allocation of equivalent value), provided that the substitution neither enlarges nor diminishes the value and rights under the awards; or (b) upon written notice to the participants, provide that awards will be exercised, distributed, cashed out or exchanged for value pursuant to such terms and conditions (including the waiver of any existing terms or conditions) as shall be specified in the notice. Any such adjustment of an ISO will be made in a manner that satisfies the requirements for treatment as an ISO for federal income tax purposes.

MARRIOTT VACATIONS WORLDWIDE 2024 PROXY STATEMENT	Proposals for Vote	11

Types of Awards

Stock Appreciation Rights and Options

The CPC may grant SARs and stock options to eligible employees. In general, a SAR is a contractual right granted to the employee to receive the appreciation in value of up to a specified number of shares of our common stock over a specified period of time, subject to certain conditions. The appreciation is measured from the value of the shares on the grant date of the SARs to the value on the date the SARs are exercised. An option is a contractual right granted to the employee to purchase up to a specified number of shares at a specified purchase price within a specified period of time, subject to certain conditions. No dividend equivalents may be granted with respect to awards of SARs and stock options.

The CPC may grant options that qualify as ISOs as defined by Section 422 of the Internal Revenue Code, nonqualified stock options that do not qualify as ISOs (“NQSOs”), or a combination of the two. Subject to the restrictions contained in the Restated Plan, the award agreement for a SAR or option will specify the exercise price, the number of shares subject to the SAR or option, the term of the SAR or option and such other terms and conditions as the CPC may determine.

The exercise price for each share subject to a SAR or option may not be less than the fair market value of a share on the day the SAR or option is granted. No SAR or option may have a term longer than ten years. SARs and options may be exercised at the times and to the extent permitted by the vesting and exercisability provisions determined by the CPC and set forth in the award agreement. The ability of an employee to exercise a SAR or option is conditioned upon the employee not committing any criminal offense or malicious tort relating to or against the Company, or other willful or grossly negligent acts or omissions that are or potentially are injurious to the Company’s operations, financial condition or business reputation. The exercise price for shares purchased upon exercise of an option must be paid in full at the time of purchase. Payment may be made in cash or its equivalent or, if permitted by the CPC, by withholding shares deliverable upon exercise or delivery of previously acquired shares (in each case having a fair market value equal to the exercise price), or by a combination of cash and shares. The CPC also may allow cashless exercise in appropriate circumstances.

Except as otherwise provided by the CPC, upon the employee’s retirement with specific approval from the CPC following attainment of age fifty-five with ten years of service, or upon the employee’s termination due to disability, the employee’s options or SARs shall continue to vest for up to 5 years (although vesting of any award that has been outstanding for less than 12 months shall be pro-rated for the period of time the employee was employed) and may be exercised for up to 5 years from the termination date, but not beyond the expiration date of the award. Except as otherwise provided by the CPC upon termination of an employee’s employment for any other reason, or upon expiration of an approved leave of absence if the employee does not return to work, the unvested portion of any option or SAR will be forfeited, and the employee will have three months to exercise the vested portion of the option or SAR, but not beyond the expiration date of the award. If an employee dies while employed or following retirement or disability, the options or SARs will become fully vested and may be exercised by such employee’s beneficiary for one year following death, but not beyond the expiration date of the award.

Restricted Stock Awards

The CPC may award shares of restricted stock to eligible employees in such amounts, and bearing such restrictions, as the CPC may determine. Each restricted stock award is subject to certain conditions specified by the CPC that must be satisfied in order for the employee to vest in the shares to be distributed to the employee. These conditions may include, for example, requirements that the employee remain in continuous employ with the Company for a period of time, requirements that the employee pay a stipulated price for each share, restrictions based upon the achievement of specific performance objectives (Company-wide, business unit-based and/or individual), time-based restrictions on vesting following the attainment of the performance objectives, or restrictions under applicable federal or state securities laws. If the conditions are not met, the shares will be forfeited and returned to the Company for cancellation. In all events, vesting of the shares is conditioned upon the employee not committing any criminal offense or malicious tort relating to or against the Company, and not engaging (as determined by the CPC) in willful or grossly negligent acts or omissions that are or are potentially harmful to the Company’s operations, financial condition or business reputation.

During the period of restriction, the employee may exercise full voting rights associated with shares of restricted stock and shall be credited with regular cash dividends paid with respect to those shares. The CPC will determine whether such dividends are to be accumulated or converted into additional shares of restricted stock, but in all events such dividends will not be paid or settled unless and to the same extent as the underlying restricted stock vests.

The CPC may determine to vest an employee’s shares of restricted stock in whole or in part upon the employee’s retirement with specific approval from the CPC following attainment of age fifty-five with ten years of service. Unless otherwise determined by the CPC if the employee dies or becomes permanently and totally disabled, the shares of restricted stock will vest in full. Unless otherwise determined by the CPC, if the employee’s termination of employment with the Company is for any other reason, the employee’s restricted stock will be immediately forfeited to the Company without payment. Shares of restricted stock may not be sold, transferred, pledged, assigned or otherwise disposed of until the end of the period of restriction, or upon earlier satisfaction of any other conditions, as specified by the CPC in its sole discretion.

Restricted Stock Unit Awards

The CPC may grant restricted stock units (“RSUs”) to eligible employees in amounts that it determines. RSUs give the employee a contractual right to be transferred shares in accordance with a specified vesting schedule, provided the employee satisfies certain other conditions. The shares will be transferred to the employee when the RSUs become vested, provided that the employee has been continuously employed by the Company and has not committed any criminal offense or malicious tort relating to or against the Company or, as determined by the CPC in its discretion, engaged in willful or grossly negligent acts that are or potentially could be harmful to the Company’s operations, financial condition or reputation.

12	Proposals for Vote	2024 PROXY STATEMENT MARRIOTT VACATIONS WORLDWIDE

Unless otherwise determined by the CPC, if an employee dies or becomes disabled, the employee’s RSUs will vest in full. Unless otherwise determined by the CPC, if an employee terminates employment as an approved retiree (attainment of age fifty-five with ten years of service) or due to death or disability, then the RSUs shall continue to vest over the vesting period specified in the RSU award agreement as if the employee continued employment, provided the other conditions described above continue to be met, although any RSUs granted within one year prior to the date of such termination will vest only on a pro-rata basis based on the length of the employee’s employment from the grant date. Unless otherwise determined by the CPC, if an employee terminates employment other than as an approved retiree or due to death or disability, the employee’s RSUs will be immediately forfeited to the Company without payment.

The holder of an RSU award has no right to vote the shares subject to the RSUs or to receive dividends on such shares until and unless he or she is transferred the shares upon meeting the vesting and other conditions of the award.

If the CPC grants dividend equivalents units with respect to the RSUs, the CPC will determine whether such dividend equivalents are to be accumulated or converted into additional RSUs, but in all events such dividend equivalents will not be paid or settled unless and to the same extent as the underlying RSUs vest.

Share-Based Awards

The CPC may grant other share-based awards to eligible employees in such number, and upon such terms and conditions, as the CPC may determine. Share-based awards may be denominated in cash, shares, share-equivalent units, share appreciation units, securities or debentures convertible into shares or in a combination of the foregoing and may be paid in cash or in shares, all as determined by the CPC. Dividend equivalents may only be granted with respect to full-value share-based awards, and such dividend equivalents may only be paid or settled to the same extent as the underlying award to which it relates is paid or settled. Share-based awards will be evidenced by an award agreement that will specify the terms and conditions of the award. The Performance Units we award are share-based awards.

Director Share Awards, SARS and Options

A non-employee director may be paid in shares of our common stock, may elect to receive payment of all or any part of his or her cash retainer in the form of Director SARs or options, or may elect to defer his or her fees in the form of deferred stock units, all as determined by the CPC.

The award agreement for a SAR or option will specify the exercise price, the number of shares subject to the SAR or option, and such other terms and conditions as the CPC may determine. Each Director SAR or option shall be immediately vested and exercisable and the term of the SAR or option shall be 10 years.

The exercise price for each share subject to a SAR or option may not be less than the fair market value of a share on the day the SAR or option is granted. No SAR or option may have a term longer than ten years. All Director SARs and options are fully vested. The exercise price for shares purchased upon exercise of an option must be paid in full at the time of purchase. Payment may be made in cash or its equivalent or, if permitted by the CPC, by withholding shares deliverable upon exercise or delivery of previously acquired shares, or by a combination of cash and shares. The CPC also may allow cashless exercise in appropriate circumstances.

Tax Withholding

Whenever withholding taxes are due with respect to an award, the Company may withhold cash payable under an award (if any) or require an award holder to remit cash to the Company as needed to pay such withholding taxes. The CPC may also permit an award holder to elect to have shares that would be otherwise issuable under the award, and having a fair market value not to exceed the maximum statutory tax withholding amount, withheld to satisfy such withholding tax obligations. The CPC may also allow award holders to satisfy their tax withholding obligations by use of a broker-assisted sell-to-cover transaction, in which the shares that are delivered or that become vested under the award are sold in the market, and the proceeds remitted to the Company in satisfaction of the withholding taxes.

Change of Control

Unless otherwise specified in an award agreement or determined by the CPC, upon a change in control of the Company resulting from certain acquisition, merger, sale, liquidation or similar events or a change in a majority of Board members as defined under the Restated Plan, a Restated Plan participant who is involuntarily terminated by the Company other than for his or her misconduct on or during the twelve months following the change in control will immediately upon termination vest in all unvested equity awards and all restrictions on Restricted Stock, RSUs and other similar share-based awards shall lapse and all such awards be fully vested as of the date of termination. In those circumstances, all options and SARs will be exercisable until the earlier of the original expiration date of the awards or twelve months (or in the case of an approved retiree, five years) following the termination of employment, and all other stock awards, and the subject shares, or equity interests that are substituted for the subject shares as a result of the change in control, shall be immediately distributed. In addition, all other share-based awards subject to performance-based vesting shall be fully vested as of the participant’s termination and be paid out immediately thereafter based on a target level of performance, prorated for the number of days in such performance period through the date of the termination.

However, in the event that no substitute awards, publicly-traded shares or other equity interests are available as of the change of control, the participant will become fully vested in his or her awards as of the change in control date, and all awards will be immediately distributed or paid, or, in the case of options and

MARRIOTT VACATIONS WORLDWIDE 2024 PROXY STATEMENT	Proposals for Vote	13

SARs, fully exercisable. In the CPC’s discretion, distributions may be made in the form of a cash payment equal in amount to the shares distributed or, in the case of options or SARs, the intrinsic value of such awards. Unless otherwise provided by the CPC, the benefits described in this paragraph are subject to a cut-back, so that no such benefits will be provided to the extent they would result in the loss of a deduction or imposition of excise taxes under the “golden parachute” excess parachute payment provision of the Internal Revenue Code.

Certain Limits on Transfer of Awards

Awards granted under the Restated Plan are not transferable other than by will or the laws of descent and distribution, unless specified otherwise in the award agreement.

Repricing and Cash Buyouts Prohibited

Neither the CPC nor any other person may (1) amend the terms of outstanding options or SARs to reduce the exercise or grant price of such awards; (2) cancel outstanding options or SARs in exchange for options or SARs with an exercise or grant price that is less than the exercise price of the award; or (3) cancel outstanding options or SARs with an exercise or grant price above the current share price in exchange for cash or other securities.

Recoupment and Cancellation of Awards

Any awards granted under the Restated Plan, and any shares issued or cash paid pursuant to an award, will be subject to any recoupment, clawback, equity holding, stock ownership or similar policies that we adopt from time to time or that are applicable to us by law, regulation or listing standards from time to time.

Amendment and Termination of the Restated Plan

The Board may alter, amend, suspend or terminate the Restated Plan, in whole or in part, at any time and from time to time. The Board may condition the adoption of any amendment of the Restated Plan on the approval of the stockholders. Stockholder approval also shall be obtained as required by NYSE rules and other requirements, regulations, or laws or if the Board proposes to amend the plan provisions prohibiting repricing or buyouts of options and SARs.

No termination, amendment, or modification of the Restated Plan or any award may adversely affect in any material way any award previously granted under the Restated Plan, without the written consent of the holder of the award.

Duration of the Restated Plan

Unless earlier terminated by the Board, the Restated Plan will remain in effect until the earlier of (a) the date that is ten years from the date our stockholders approve the Restated Plan or (b) the date all shares reserved for issuance under the Restated Plan have been issued.

Certain U.S. Federal Income Tax Consequences

The following tax discussion is a general summary as of the date of this Proxy Statement of the U.S. federal income tax consequences to the Company and the participants in the Restated Plan. The discussion is intended solely for general information and does not make specific representations to any participant. The discussion does not address state, local or foreign income tax rules or other U.S. tax provisions, such as estate or gift taxes. A participant’s particular situation may be such that some variation of the basic rules is applicable to him or her. In addition, the federal income tax laws and regulations frequently have been revised and may be changed again at any time.

Stock Options

ISOs and NQSOs are treated differently for federal income tax purposes. ISOs are intended to comply with the requirements of Section 422 of the Internal Revenue Code. NQSOs do not comply with such requirements.

An optionee is not taxed on the grant or exercise of an ISO. The difference between the exercise price and the fair market value of the shares on the exercise date will, however, be a preference item for purposes of the alternative minimum tax. If an optionee holds the shares acquired upon exercise of an ISO until the later of two years following the option grant date and one year following exercise, the optionee’s gain, if any, upon a subsequent disposition of such shares is long term capital gain. The measure of the gain is the difference between the proceeds received on disposition and the optionee’s basis in the shares (which generally equals the exercise price). If an optionee disposes of stock acquired pursuant to exercise of an ISO before satisfying these holding periods, the optionee will recognize ordinary income in the year of disposition in an amount equal to the excess of the fair market value of the shares at the time of exercise (or, if less, the amount realized on the disposition of the shares), over the exercise price paid for the shares, and capital gain or loss for any other difference between the sale price and the exercise price. The Company is not entitled to an income tax deduction on the grant or exercise of an ISO or on the optionee’s disposition of the shares after satisfying the holding period requirement described above. If the holding periods are not satisfied, the Company will be entitled to a deduction in the year the optionee disposes of the shares in an amount equal to the ordinary income recognized by the optionee, subject to the deduction limitations described in “Company Deduction and Section 162(m)” below.

14	Proposals for Vote	2024 PROXY STATEMENT MARRIOTT VACATIONS WORLDWIDE

In order for an option to qualify for ISO tax treatment, the grant of the option must satisfy various other conditions more fully described in the Internal Revenue Code. The Company does not guarantee that any option will qualify for ISO tax treatment even if the option is intended to qualify for such treatment. In the event an option intended to be an ISO fails to so qualify, it will be taxed as an NQSO described below.

An optionee is not taxed on the grant of an NQSO. On exercise, the optionee recognizes ordinary income equal to the difference between the exercise price and the fair market value of the shares acquired on the date of exercise. The Company is entitled to an income tax deduction in the year of exercise in the amount recognized by the optionee as ordinary income, subject to the deduction limitations described in “Company Deduction and Section 162(m)” below. The optionee’s gain (or loss) on subsequent disposition of the shares is long-term capital gain (or loss) if the shares are held for at least one year following exercise, and otherwise is short-term capital gain (or loss). The Company does not receive a deduction for any such capital gain.

SARs

Generally, the recipient of a SAR will not recognize any taxable income at the time the SAR is granted. If the SAR is settled in cash, the cash will be taxable as ordinary income to the recipient at the time that it is received. If the SAR is settled in shares, the recipient will recognize ordinary income equal to the excess of the fair market value of the shares on the day they are received over any amounts paid by the recipient for the shares. The Company generally is entitled to a deduction with respect to a SAR at the same time the recipient recognizes ordinary income with respect thereto.

Restricted Stock and RSUs

Grantees of restricted stock or RSUs do not recognize income at the time of the grant. When the award vests or is paid, the grantee generally recognizes ordinary income in an amount equal to the fair market value of the stock or units at such time, and the Company will receive a corresponding deduction, subject to the deduction limitations described in “Company Deduction and Section 162(m)” below. However, no later than 30 days after a participant receives an Award of restricted stock, pursuant to Section 83(b) of the Internal Revenue Code, the participant may elect to recognize taxable ordinary income in an amount equal to the fair market value of the shares at the time of receipt. Provided that the election is made in a timely manner, when the restrictions on the shares lapse, the participant will not recognize any additional income. If the participant forfeits the shares to the Company (e.g., upon the participant’s termination prior to vesting), the participant may not claim a deduction with respect to the income recognized as a result of the election. Subject to the deduction limitations described in “Company Deduction and Section 162(m)” below, the Company generally will be entitled to a deduction with respect to restricted stock and RSUs at the same time the recipient recognizes ordinary income with respect thereto.

Share-Based Awards

Grantees of share-based awards generally are required to recognize ordinary income in an amount equal to the excess of the fair market value of the shares on the date the shares are granted over the purchase price (if any) paid for the shares, unless the shares are subject to a substantial risk of forfeiture, in which case the award will be subject to the same taxation rule as apply to restricted stock as described in “Restricted Stock and RSUs” above. Subject to the deduction limitations described in “Company Deduction and Section 162(m),” the Company generally will be entitled to a deduction with respect to stock awards at the same time the recipient recognizes ordinary income with respect thereto.

Company Deduction and Section 162(m)

The Company generally will be entitled to a deduction for federal income tax purposes as described above with respect to each type of award. Section 162(m) of the Internal Revenue Code limits, however, the deduction we can take for compensation, including compensation pursuant to awards made under the Restated Plan, that we pay to our covered employees (generally employees who have served as our Chief Executive Officer or Chief Financial Officer or who have been one of our other three other highest paid officers since 2017) to $1.0 million per year per individual.

Code Section 409A

Awards under the Restated Plan may constitute, or provide for, a deferral of compensation under Section 409A of the Internal Revenue Code. If the requirements of Section 409A are not complied with, then holders of such awards may be taxed earlier than would otherwise be the case (e.g., at the time of vesting instead of the time of payment) and may be subject to an additional 20% penalty tax and, potentially, interest and penalties. We have sought to structure the Restated Plan, and we expect to seek to structure awards under the Restated Plan, to be exempt from Section 409A or comply with Section 409A. The Restated Plan and any applicable awards may be modified to exempt the awards from Section 409A or comply with the requirements of Section 409A.

New Plan Benefits; Aggregate Past Grants Under the 2020 Plan

We cannot currently determine the awards that may be granted under the Restated Plan in the future to the executive officers named in this Proxy Statement or to other officers, employees, or other persons, provided, however, that pursuant to our non-employee director compensation program, non-employee directors are currently eligible to receive, at the time of the Company’s annual meeting, an annual equity grant with a grant date value of $175,000 for each non-employee director other than the Chairman and $250,000 for the Chairman. As a result, we anticipate our non-employee directors will receive the foregoing grants, as applicable, subject to continued service through the grant date as such may be adjusted by the CPC in the future. Other than the

MARRIOTT VACATIONS WORLDWIDE 2024 PROXY STATEMENT	Proposals for Vote	15

foregoing, the CPC will make determinations regarding equity awards from time to time. The following table sets forth, with respect to the individuals and groups named below: the aggregate number of shares subject to SARs granted under the 2020 Plan (whether or not outstanding, vested or forfeited, as applicable) as of March 11, 2024, and the aggregate number of shares subject to awards of restricted stock and restricted stock units (including performance-based restricted stock units, calculated at target performance) granted under the 2020 Plan (whether or not outstanding, vested or forfeited, as applicable) as of March 11, 2024.

Name of Individual or Group	Number of SARs Granted (#)	Number of Shares Subject to Stock Awards (#)
John E. Geller, Jr., President and Chief Executive Officer	72,585	100,026
Jason P. Marino, Executive Vice President and Chief Financial Officer	9,962	23,406
Anthony E. Terry, Former Executive Vice President and Chief Financial Officer	11,998	18,445
Brian E. Miller, President, Vacation Ownership	29,066	38,258
Jeanette E. Marbert, President, Exchange and Third-Party Management	22,226	27,310
James H Hunter, IV, Executive Vice President and General Counsel	21,188	26,743
All current executive officers as a group	184,304	272,684
All current non-employee directors as a group	—	34,049
Each associate of any such directors or executive officers	—	—
Each other person who received or is to receive five percent of such options, warrants or rights: Stephen P. Weisz	70,588	—
All other current employees (including all current officers who are not executive officers) as a group	144,785	1,003,196

Registration with the SEC

Subject to stockholder approval of this proposal, the Company intends to file with the SEC a registration statement on Form S-8 covering the new shares reserved for issuance under the Restated Plan in May 2024.

Equity Compensation Plan Information.

The following table provides information about our equity compensation plans as of December 31, 2023.

Plan Category	Number of securities to be issued upon the exercise of outstanding options, warrants, rights and performance share awards 1,2	Weighted-average exercise price of outstanding options, warrants and rights 3	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column)[4]
Equity compensation plans approved by security holders	1,567,866	$116.56	1,811,193
Equity compensation plans not approved by security holders	—	$—	—
Total	1,567,866	$116.56	1,811,193

[1]

Consists of 720,028 SARs to purchase shares of our Common Stock,192,724 performance shares representing a payout equal to 200% of target that would be payable in the event that we achieve the maximum performance level and 655,114 non-vested restricted stock units.

[2]	We do not pay dividends or dividend equivalents with respect to options to purchase our Common Stock, SARs or performance share awards.

[3]

Consists of the weighted-average exercise price of outstanding SARs and does not take into account performance share and restricted stock unit awards, which do not have an exercise price. As of December 31, 2023, the weighted-average remaining term of outstanding SARs was five years.

[4]	Consists of 337,026 shares available under the Marriott Vacations Worldwide Corporation Employee Stock Purchase Plan and 1,474,167 shares available under the 2020 Plan.

✓	Our Board of Directors recommends that you vote FOR the approval of the Amended and Restated Marriott Vacations Worldwide Corporation 2020 Equity Incentive Plan.

16	Proposals for Vote	2024 PROXY STATEMENT MARRIOTT VACATIONS WORLDWIDE

REPORT ON THE BOARD OF DIRECTORS AND ITS COMMITTEES

OUR BOARD OF DIRECTORS

Our Board currently consists of eleven members. At our 2023 Annual Meeting of Stockholders, our stockholders approved and adopted an amendment to our Certificate of Incorporation to phase in the declassification of our Board commencing with the 2024 Annual Meeting of Stockholders. Under our Certificate of Incorporation, as so amended, the directors elected beginning at this year’s Annual Meeting will be elected for one-year terms, and beginning with the 2026 Annual Meeting of Stockholders, the entire Board will be elected on an annual basis.

All of our director nominees currently serve as directors on our Board. The tables below set forth information regarding the members of our Board continuing in office or nominated for re-election. Our Board has determined that all members of our Board are “independent directors” meeting the applicable requirements of the Listing Rules of the New York Stock Exchange (the “NYSE”) other than John E. Geller, Jr., our President and Chief Executive Officer.

Nominees for Director

The Board has nominated four directors to be elected at the Annual Meeting to serve for a one-year term ending with the 2025 Annual Meeting of Stockholders, or until the director’s successor is duly elected and qualified, or the director’s earlier death, resignation or removal.

LIZANNE GALBREATH

Age: 66 Director Since: 2018 Independent: Yes	Committees: • Compensation Policy • Nominating and Corporate Governance

Experience

Ms. Galbreath has been the Managing Partner of Galbreath & Company, a real estate investment firm, since 1999. From April 1997 to 1999, she was Managing Director of LaSalle Partners/Jones Lang LaSalle, a real estate services and investment management firm, where she also served as a director. From 1984 to 1997, Ms. Galbreath served in a variety of leadership positions including as Managing Director, Chairman and Chief Executive Officer of The Galbreath Company, the predecessor of Galbreath & Company. Ms. Galbreath was a director of Paramount Group, Inc., a publicly traded REIT, from 2014 to 2020. She was also a director of Starwood Hotels & Resorts Worldwide, Inc. (“Starwood”), a publicly traded hotel and leisure company, from 2005 to September 2016. She served as a director of ILG, Inc. (“ILG”), a publicly traded vacation ownership company, from May 2016 through August 2018, prior to the Company’s acquisition of ILG.

Skills and Experience

Ms. Galbreath provides the Board with the benefit of her senior leadership experience as managing partner of Galbreath & Company. The Board also benefits from her real estate investment, development and strategy experience, and management and corporate governance experience, having served as a member of the boards of directors and committees of the boards of directors of other publicly traded companies.

Corporate Leadership	Independence	Diversity	Public Company Board Service & Governance	Human Capital, Professional Development & Organizational Culture
Vacation Ownership & Lodging Industry	Real Estate & Business Development	Business Development / Mergers & Acquisitions	Strategic Planning

MARRIOTT VACATIONS WORLDWIDE 2024 PROXY STATEMENT	Report on the Board of Directors and its Committees	17

MARY E. GALLIGAN

Age: 61 Director Since: 2023 Independent: Yes	Committees: • Compensation Policy

Experience

Ms. Galligan served as Managing Director in the Cyber and Strategic Risk practice from September 2013 to October 2023 of Deloitte LLP, a multinational accounting firm, and led the response to several high-profile cyber breaches at Deloitte’s clients. She also served as an advisor to Fortune 500 boards of directors and senior executives in how to address global cyber incidents. Ms. Galligan started her cyber and crisis management career in 1988 as a special agent of the Federal Bureau of Investigation ("FBI"). She assumed positions of increasing responsibility and most recently served as Special Agent in Charge of Cyber and Special Operations, a 500-person division of the New York Office of the FBI. Ms. Galligan is also a director on the Intermediate Holding Company Board of Barclays, US LLC, a non-publicly traded company.

Skills and Experience

Ms. Galligan provides the Board with the benefit of her significant cyber security experience working for the U.S. government and advising multinational companies. Ms. Galligan is also an experienced leader, decision maker and problem solver.

Corporate Leadership	Independence	Diversity	Risk Management	Legal, Regulatory & Government Relations
Digital & Social Media	Technology & Cybersecurity

MELQUIADES R. MARTINEZ

Age: 77 Director Since: 2011 Independent: Yes	Committees: • None

Experience

Mr. Martinez served as Chairman of the Southeast U.S. and Latin America, JPMorgan Chase & Co., a multinational finance company from July 2010 until his retirement in March 2023. Prior to that, he was a partner in the law firm DLA Piper from September 2009. Mr. Martinez served as a U.S. Senator from Florida from January 2005 through September 2009. He also served as Chairman of the Republican Party from November 2006 through October 2007, as Secretary of the U.S. Department of Housing and Urban Development from 2001 to 2004, and as Mayor of Orange County, Florida from November 1998 to January 2001. Mr. Martinez is a director of NVR Inc., a publicly traded homebuilder. He also serves on the board of the National Endowment of Democracy.

Skills and Experience

Mr. Martinez provides our Board with the benefit of his vast experience in the public and private sectors and his in-depth knowledge of and relationships within Florida, where our headquarters are located. The Board also benefits from his legal experience and knowledge of legislative and regulatory processes.

Corporate Leadership	Independence	Diversity	Public Company Board Service & Governance	Risk Management	Strategic Planning
Global Expertise	Legal, Regulatory & Government Relations	Financial & Capital Markets	Human Capital, Professional Development & Organizational Culture

18	Report on the Board of Directors and its Committees	2024 PROXY STATEMENT MARRIOTT VACATIONS WORLDWIDE

STEPHEN R. QUAZZO

Age: 64 Director Since: 2018 Independent: Yes	Committees: • Audit • Nominating and Corporate Governance (Chair)

Experience

Mr. Quazzo is the Chief Executive Officer, and has been the Managing Director and co-founder, of Pearlmark Real Estate, LLC, a real estate principal investment firm, since March 1996. From April 1991 to March 1996, Mr. Quazzo was President of Equity Institutional Investors, Inc., a private investment firm and a subsidiary of Equity Group Investments, Inc. He is currently a director of Phillips Edison & Company, Inc., a publicly traded REIT, and was a director of Starwood from 1995 to September 2016. Mr. Quazzo is a member and trustee of the Urban Land Institute, ULI Foundation, a member of the Pension Real Estate Association, and a licensed real estate broker in Illinois. He was a director of ILG from May 2016 through August 2018, prior to the Company’s acquisition of ILG.

Skills and Experience

Mr. Quazzo provides the Board with the benefit of his extensive experience in real estate, investment and development and strategy experience as Chief Executive Officer of Pearlmark Real Estate, as well as his senior leadership experience. He also has broad experience in corporate governance, having served as a board member of other publicly traded companies.

Corporate Leadership	Independence	Financial & Capital Markets	Accounting & Financial Reporting	Public Company Board Service & Governance
Vacation Ownership & Lodging Industry	Real Estate & Business Development	Business Development / Mergers & Acquisitions

Directors Remaining in Office

Name	Age	Position(s) Held in Company	Director Since	Term to Expire	Independent
Charles E. "C.E." Andrews	72	Director	2013	2026	Yes
Raymond L. Gellein, Jr.	76	Director	2011	2025	Yes
John E. Geller, Jr.	57	Director, President and Chief Executive Officer	2023	2025	No
Jonice M. Gray	49	Director	2021	2025	Yes
William W. McCarten	75	Director	2011	2026	Yes
Dianna F. Morgan	72	Director	2013	2025	Yes
William J. Shaw	78	Director, Chairman	2011	2026	Yes

MARRIOTT VACATIONS WORLDWIDE 2024 PROXY STATEMENT	Report on the Board of Directors and its Committees	19

CHARLES E. "C.E." ANDREWS

Age: 72 Director Since: 2013 Independent: Yes	Committees: • Audit (Chair) • Nominating and Corporate Governance

Experience

Mr. Andrews was a member of the Board of Directors of, and an advisor to, MorganFranklin Consulting, a business consulting and technology solutions company, from April 2017 through June 2019 when he retired. From May 2013 to March 2017, he served as its Chief Executive Officer. Mr. Andrews was the president of RSM McGladrey Business Services, Inc., an audit and accounting services provider, from June 2009 until February 2012. Prior to that, Mr. Andrews served as the president of SLM Corporation (Sallie Mae), which originates, services and collects student loans. He joined Sallie Mae in 2003 as the Executive Vice President of Accounting and Risk Management and held the title of Chief Financial Officer from 2006 to 2007. Prior to joining Sallie Mae, Mr. Andrews spent approximately 30 years at Arthur Andersen, LLP, an accounting firm. Mr. Andrews serves on the Boards of Directors of Washington Mutual Investors Fund, a publicly traded mutual fund, and NVR, Inc., a publicly traded homebuilder. In addition, he serves on the Board of Directors of Trustar Bank, a state chartered bank. Mr. Andrews served on the Board of Directors of WashingtonFirst Bankshares, Inc. from 2012 until it was acquired in 2018.

Skills and Experience

Mr. Andrews brings to the Board, and particularly to the Audit Committee, the extensive financial and accounting expertise that he obtained over his thirty-year career in public accounting, as well as through his role as Chief Financial Officer of Sallie Mae. Mr. Andrews also has experience as a board member and an officer of publicly traded companies.

Corporate Leadership	Independence	Financial & Capital Markets	Accounting & Financial Reporting	Business Development / Mergers & Acquisitions
Public Company Board Service & Governance	Risk Management	Strategic Planning	Global Expertise	Legal, Regulatory & Government Relations
Compliance	Human Capital, Professional Development & Organizational Culture	Technology & Cybersecurity
Vacation Ownership & Lodging Industry

RAYMOND L. GELLEIN, JR.

Age: 76 Director Since: 2011 Independent: Yes	Committees: • Audit • Compensation Policy

Experience

From November 2012 until his retirement in December 2015, Mr. Gellein served as Chairman of the Board, Chief Executive Officer and President of Strategic Hotels & Resorts, Inc., a publicly traded real estate investment trust (“REIT”) with a portfolio of luxury hotels. From August 2010 to November 2012, he served as Strategic Hotels & Resorts’ non-executive Chairman, and from August 2009 to December 2015, as a director. He served as President of the Global Development Group of Starwood from July 2006 through March 2008, and as Chairman and Chief Executive Officer of Starwood Vacation Ownership, Inc., a subsidiary of Starwood, from October 1999 to July 2006. Mr. Gellein is also a past Chairman of the American Resort Development Association, and previously served as Vice Chairman of Mind and Life Institute.

Skills and Experience

Based on his past roles with Strategic Hotels & Resorts and Starwood, Mr. Gellein brings to the Board vast leadership experience in the hospitality and lodging industries with particular expertise in the vacation ownership sector. As a result of these roles, Mr. Gellein also has experience as an executive officer and board member of publicly traded companies. As a past Chairman of the Board of Directors of the American Resort Development Association, he also has extensive knowledge of the legislative and regulatory issues related to the vacation ownership business.

Corporate Leadership	Independence	Financial & Capital Markets	Business Development / Mergers & Acquisitions	Public Company Board Service & Governance
Risk Management	Strategic Planning	Global Expertise	Vacation Ownership & Lodging Industry	Legal, Regulatory & Government Relations
Sales & Marketing/ Consumer Insights	Real Estate & Business Development	Human Capital, Professional Development & Organizational Culture	Accounting & Financial Reporting
Compliance

20	Report on the Board of Directors and its Committees	2024 PROXY STATEMENT MARRIOTT VACATIONS WORLDWIDE

JOHN E. GELLER, JR.

Age: 57 Director Since: 2023 Independent: No	Committees: • None

Experience

John E. Geller, Jr. has served as our Chief Executive Officer since January 2023 and as President since October 2021. He was previously President and Chief Financial Officer from January 2021 to October 2021. Mr. Geller served as our Executive Vice President and Chief Financial and Administrative Officer from January 2018 to January 2021. He also served as our Executive Vice President and Chief Financial Officer from 2009 to January 2018. Mr. Geller joined Marriott International in 2005 as Senior Vice President and Chief Audit Executive and Information Security Officer. In 2008, he led finance and accounting for Marriott International’s North American Lodging Operation’s West region as Chief Financial Officer. Mr. Geller began his professional career at Arthur Andersen, where he was promoted to audit partner in its real estate and hospitality practice in 2000. During 2002 and 2003, he was an audit partner with Ernst & Young in its real estate and hospitality practice. Mr. Geller served as Chief Financial Officer at AutoStar Realty in 2004.

Corporate Leadership	Compliance	Financial & Capital Markets	Accounting & Financial Reporting	Business Development / Mergers & Acquisitions
Sales & Marketing/ Consumer Insights	Risk Management	Strategic Planning	Global Expertise	Vacation Ownership & Lodging Industry
Public Company Board Service & Governance	Real Estate & Business Development	Human Capital, Professional Development & Organizational Culture	Technology & Cybersecurity

JONICE M. GRAY

Age: 49 Director Since: 2021 Independent: Yes	Committees: • Audit • Nominating & Corporate Governance

Experience

Ms. Gray is a Partner with Paul Hastings, LLP, a global law firm, practicing in the Financial Services - Investigations, Regulation, and Litigation Group. Throughout her professional career, Ms. Gray has specialized in work with banks, non-bank financial institutions, and other companies providing financial products and services. She works with some of the largest bank and non-bank financial institutions, emerging companies such as fintechs, and retailers whose business operations include consumer and commercial finance. Ms. Gray’s work is focused on representing corporate clients in high-stakes legal proceedings, including matters initiated by federal and state regulators, private civil litigation, and internal investigations. Ms. Gray’s work includes particularized focus on matters related to consumer protection and corporate compliance. Ms. Gray routinely provides strategic advice to senior corporate leaders, including Boards of Directors, as they navigate complex, and often unexpected, business and legal challenges. In view of the nature of her practice, this work often involves crisis management.

Skills and Experience

Ms. Gray has been deeply professionally engaged as a leader in her industry. She is the Immediate Past Chair of the American Bar Association’s Banking Law Committee, which had over 2,000 members during her three-year term. She now sits on the Leadership Council for the American Bar Association’s Business Law Section and the Executive Council of the Federal Bar Association’s Banking Law Section. She has delivered over 300 speeches and authored more than 20 articles in the past few years on financial services matters. Outside of her professional work, Ms. Gray has served as a Director and as a senior leader for numerous non-profit organizations. Her current affiliations include serving on the Executive Committee of the Board of Directors for The Legal Aid Society of the District of Columbia and on the Advisory Board for the Ron Brown Scholars Program. Prior to joining Paul Hastings, Ms. Gray was a Founding Partner and Governing Board Member of another international law firm. She holds a BA from the University of Virginia (Phi Beta Kappa) and a JD from Yale Law School. Ms. Gray brings to the Board a fresh and unique perspective in the areas of financial and capital markets, regulatory affairs, consumer protection, risk and crisis management, and technology. These attributes will be an asset to the Company as it continues to make investments designed to drive continued, sustainable future growth.

Corporate Leadership	Independence	Diversity	Risk Management	Strategic Planning	Public Company Board Service & Governance
Compliance	Sales & Marketing/ Consumer Insights	Technology & Cybersecurity	Legal, Regulatory & Government Relations	Digital & Social Media

MARRIOTT VACATIONS WORLDWIDE 2024 PROXY STATEMENT	Report on the Board of Directors and its Committees	21

WILLIAM W. McCARTEN

Age: 75 Director Since: 2011 Independent: Yes	Committees: • Audit • Compensation Policy

Experience

Mr. McCarten has served as non-executive Chairman of the Board of DiamondRock Hospitality Company, a publicly traded lodging REIT, since January 2010. He was Executive Chairman of DiamondRock from September 2008 to December 2009. Prior to that, he was Chairman and Chief Executive Officer of DiamondRock from its inception in 2004 until September 2008. From 1979 through 2003, Mr. McCarten worked at Marriott International and companies that operated businesses that were previously part of Marriott International or its predecessors, where he held a number of executive positions, including President of the Services Group and President and Chief Executive Officer of HMSHost Corporation, a publicly traded company. Mr. McCarten is also a former director of Cracker Barrel Old Country Store, Inc., a publicly traded company.

Skills and Experience

Mr. McCarten provides the Board with the benefit of his extensive experience in the hospitality industry and capital markets, including his service as Chief Executive Officer and board member of publicly traded companies. He is a former certified public accountant who has a strong familiarity with accounting and financial reporting matters.

Corporate Leadership	Independence	Financial & Capital Markets	Accounting & Financial Reporting	Business Development / Mergers & Acquisitions
Public Company Board Service & Governance	Strategic Planning	Vacation Ownership & Lodging Industry	Real Estate & Business Development	Human Capital, Professional Development & Organizational Culture

DIANNA F. MORGAN

Age: 72 Director Since: 2013 Independent: Yes	Committees: • Compensation Policy (Chair) • Nominating and Corporate Governance

Experience

Ms. Morgan retired in 2001 from a 30-year career with Walt Disney World Company, a subsidiary of The Walt Disney Company, a publicly traded entertainment company, where she served most recently as Senior Vice President of Public Affairs and Senior Vice President of Human Resources. During her tenure at Walt Disney World Company, she oversaw the Disney Institute, a recognized leader in experiential training, leadership development, benchmarking and cultural change for business professionals around the world. Within the last five years, she served on the Board of Directors of Chesapeake Utilities Corporation, a publicly traded diversified energy corporation, the Board of Trustees of Hersha Hospitality Trust, a publicly traded REIT, and the Board of Directors of CNL Health Care Properties II, a publicly traded REIT.

Skills and Experience

As an accomplished senior manager at Walt Disney World Company in various areas, Ms. Morgan brings to the Board best practice expertise in human capital and the customer experience. Ms. Morgan’s previous experience overseeing the Disney Institute, which provides leading professional development programs, and serving as Senior Vice President of Human Resources for Walt Disney World Company have provided her with extensive knowledge of leadership development programs and organizational culture. In addition, Ms. Morgan’s experience as Senior Vice President of Public Affairs for Walt Disney World Company has provided her with a solid foundation in media relations and government relations. She also has extensive experience as a board member of publicly traded and private companies.

Corporate Leadership	Independence	Diversity	Public Company Board Service & Governance	Risk Management
Vacation Ownership & Lodging Industry	Legal, Regulatory & Government Relations	Sales & Marketing/ Consumer Insights	Strategic Planning	Real Estate & Business Development
Human Capital, Professional Development & Organizational Culture

22	Report on the Board of Directors and its Committees	2024 PROXY STATEMENT MARRIOTT VACATIONS WORLDWIDE

WILLIAM J. SHAW, CHAIRMAN

Age: 78 Director Since: 2011 Independent: Yes	Committees: • None

Experience

Mr. Shaw is Chairman of the Board. He served as Vice Chairman of Marriott International, Inc., the company from which we spun off, from May 2009 until his retirement in March 2011. He previously served as President and Chief Operating Officer of Marriott International from 1997 until May 2009. He joined Marriott International in 1974 and held various positions, including Corporate Controller, Corporate Vice President, Senior Vice President—Finance, Treasurer, Chief Financial Officer, Executive Vice President and President of Marriott Service Group. Mr. Shaw serves on the boards of directors of The Carlyle Group Inc., a publicly traded private equity, alternative asset management and financial services corporation, and DiamondRock Hospitality Company, a publicly traded lodging REIT. He also serves on the Board of Trustees of the University of Notre Dame.

Skills and Experience

Mr. Shaw brings to the Board extensive management experience with Marriott International, his prominent status in the hospitality industry and a wealth of knowledge in dealing with financial and accounting matters as a result of his prior service in financial and accounting positions at Marriott International, including as its Chief Financial Officer. Mr. Shaw also has experience as a board member of publicly traded companies.

Corporate Leadership	Independence	Financial & Capital Markets	Accounting & Financial Reporting	Business Development / Mergers & Acquisitions
Public Company Board Service & Governance	Risk Management	Strategic Planning	Global Expertise	Vacation Ownership & Lodging Industry
Legal, Regulatory & Government Relations	Real Estate & Business Development	Human Capital, Professional Development & Organizational Culture	Technology & Cybersecurity

MARRIOTT VACATIONS WORLDWIDE 2024 PROXY STATEMENT	Report on the Board of Directors and its Committees	23

SUMMARY OF DIRECTOR ATTRIBUTES AND SKILLS

Our Board members have a diversity of experience and bring a wide variety of skills, qualifications and viewpoints that strengthen the Board’s oversight role on behalf of our stockholders. The following highlights certain key characteristics of our directors. Additional information can be found in their biographies.

	Shaw	Andrews	Galbreath	Galligan	Gellein	Geller	Gray	Martinez	McCarten	Morgan	Quazzo
Corporate Leadership is important because directors with experience running public companies, private companies or other large organizations typically possess strong leadership qualities.	🌑	🌑	🌑	🌑	🌑	🌑	🌑	🌑	🌑	🌑	🌑
Independence satisfies the independence requirement of the NYSE and our Corporate Governance Guidelines.	🌑	🌑	🌑	🌑	🌑		🌑	🌑	🌑	🌑	🌑
Diversity adds perspective through diversity in, among other areas, gender, ethnic background and race.			🌑	🌑			🌑	🌑		🌑
Financial & Capital Markets experience helps Board members advise on our capital structure and financing and investing activities.	🌑	🌑			🌑	🌑		🌑	🌑		🌑
Accounting & Financial Reporting experience is important in overseeing our financial reporting and internal controls to assure transparency and accuracy.	🌑	🌑			🌑	🌑			🌑		🌑
Business Development / Mergers & Acquisitions experience supports our goal of selectively pursuing compelling new business opportunities.	🌑	🌑	🌑		🌑	🌑			🌑		🌑
Public Company Board Service & Governance experience supports our goals of accountability, transparency and protection of stockholder interests.	🌑	🌑	🌑		🌑	🌑	🌑	🌑	🌑	🌑	🌑
Risk Management experience supports oversight of our processes for assessing and managing risk.	🌑	🌑		🌑	🌑	🌑	🌑	🌑		🌑
Strategic Planning experience allows the Board to evaluate and challenge our strategic plans.	🌑	🌑	🌑		🌑	🌑	🌑		🌑	🌑
Global Expertise supports our goal of continuing growth globally.	🌑	🌑			🌑	🌑		🌑
Vacation Ownership & Lodging Industry experience is important in overseeing the development and implementation of our business strategy and operating plan.	🌑	🌑	🌑		🌑	🌑			🌑	🌑	🌑
Legal, Regulatory & Government Relations experience is relevant because we operate in a heavily regulated industry.	🌑	🌑		🌑	🌑		🌑	🌑		🌑
Compliance experience helps set the tone at the top to encourage our employees to act ethically and legally.		🌑			🌑	🌑	🌑
Sales & Marketing/Consumer Insights experience is important in understanding the consumer-driven aspects of our business in order to deliver outstanding products and services.					🌑	🌑	🌑			🌑
Real Estate & Business Development experience aids in understanding and reviewing our business and strategy.	🌑		🌑		🌑	🌑			🌑	🌑	🌑
Human Capital, Professional Development & Organizational Culture experience helps us attract, motivate and retain top candidates for positions throughout our global workforce.	🌑	🌑	🌑		🌑	🌑		🌑	🌑	🌑
Technology & Cybersecurity experience is relevant as we look for ways to assess and address the risks associated with our technology and cyber activities.	🌑	🌑		🌑		🌑	🌑

24	Report on the Board of Directors and its Committees	2024 PROXY STATEMENT MARRIOTT VACATIONS WORLDWIDE

	Shaw	Andrews	Galbreath	Galligan	Gellein	Geller	Gray	Martinez	McCarten	Morgan	Quazzo
Digital & Social Media experience is relevant as we look for ways to enhance the customer experience and internal operations.				🌑			🌑
Total	14	14	9	7	15	14	11	9	10	11	8
Demographics
Race/Ethnicity
White	🌑	🌑	🌑	🌑	🌑	🌑			🌑	🌑	🌑
Hispanic or Latin American								🌑
Black or African American							🌑
Gender
Male	🌑	🌑			🌑	🌑		🌑	🌑		🌑
Female			🌑	🌑			🌑			🌑

Board Composition

10 of 11 Independent Directors	8 years Average Tenure of Directors	67.9 years Average Age of Directors	36% Gender/Racially Diverse Directors

Please refer to Item 1, “Business,” of our 2023 Annual Report for information regarding our executive officers.

2023 BOARD AND COMMITTEE MEETINGS AND ATTENDANCE

Our Board met six times in 2023. No incumbent member of the Board attended fewer than 75% of the aggregate of the total number of meetings of the Board and the total number of meetings held by all committees of the Board on which such director served. Directors are expected to attend annual meetings of stockholders, and each of our directors attended the 2023 Annual Meeting of Stockholders.

COMMITTEE CHARTERS

The charters of the Audit, Compensation Policy, and Nominating and Corporate Governance Committees, as well as our Corporate Governance Guidelines, are available via the Investor Relations section of our website (www.marriottvacationsworldwide.com) by clicking on “Corporate Governance.” Copies of the committee charters also may be obtained upon request from our Corporate Secretary. Other committees may also be established by our Board from time to time.

The composition of our committees during 2023 and through the date of this Proxy Statement is set forth in the chart below.

Audit Committee	Compensation Policy Committee	Nominating and Corporate Governance Committee
C.E. Andrews (Chair) Raymond L. Gellein, Jr. Jonice M. Gray William W. McCarten Stephen R. Quazzo	Dianna F. Morgan (Chair) Lizanne Galbreath Mary E. Galligan[1] Raymond L. Gellein, Jr. William W. McCarten Stephen R. Quazzo[2]	Stephen R. Quazzo (Chair)[1] C.E. Andrews Lizanne Galbreath Jonice M. Gray Melquiades R. Martinez[3] Dianna F. Morgan

[1]	Effective February 16, 2024.

[2]	Mr. Quazzo served on the Compensation Policy Committee through February 16, 2024.

[3]	Mr. Martinez served as Chair of the Nominating and Corporate Governance Committee through February 16, 2024.

Committees of the Board of Directors

Audit Committee. The Board has determined that each of the members of the Audit Committee is independent as defined under our Corporate Governance Principles, the NYSE Listing Standards and applicable SEC rules for audit committee members. The internal and independent auditors have unrestricted access to the Audit Committee. The Audit Committee meets privately with each of the independent auditors, the internal auditors and members of management. The Audit Committee met eight times in 2023. Each member of the Audit Committee is financially literate under applicable SEC and NYSE standards. In addition, Mr. Andrews, Mr. McCarten and Mr. Quazzo each possesses accounting or related financial management expertise within the meaning of the NYSE Listing Standards and qualifies as an “audit committee financial expert” as defined under the applicable SEC rules. Our Corporate Governance

MARRIOTT VACATIONS WORLDWIDE 2024 PROXY STATEMENT	Report on the Board of Directors and its Committees	25

Principles establish a limit on the number of audit committees of publicly traded companies on which members of the Company’s Audit Committee may serve, including our Audit Committee, at three.

The responsibilities of the Audit Committee include, among other things:

•	appointing, retaining, overseeing and determining the compensation of our independent auditor;

•	approving all terms and fees associated with any audit engagement of our independent auditor;

•	overseeing our accounting, reporting, financial and cybersecurity practices;

•	overseeing our internal control environment and compliance with legal and regulatory requirements;

•	overseeing our independent auditor’s qualifications and independence;

•	overseeing the performance of our internal audit function and the independent auditor; and

•	overseeing the Company’s corporate responsibility reporting and internal controls and disclosure procedures concerning corporate responsibility matters.

Compensation Policy Committee. The Board has determined that each of the members of the CPC is independent as defined under our Corporate Governance Principles and the NYSE Listing Standards for compensation committee members. The CPC met five times in 2023.

The responsibilities of the CPC include, among other things:

•	assisting the Board in discharging its responsibilities relating to executive compensation;

•	overseeing our overall compensation structure, policies and programs;

•	reviewing and approving on an annual basis the corporate goals and objectives with respect to compensation for the Chief Executive Officer;

•	overseeing the evaluation and setting the compensation of our other executive officers;

•	maintaining management succession plans;

•	reviewing the compensation of non-employee directors and recommending any changes in compensation to the Board; and

•	reviewing corporate responsibility matters relating to the Company’s workforce and key aspects of the Company’s human resources strategies, policies and programs.

The CPC may delegate any of its responsibilities to subcommittees as the CPC may deem appropriate.

Nominating and Corporate Governance Committee. The Board has determined that each of the members of the Nominating and Corporate Governance Committee is independent as defined under our Corporate Governance Principles and the NYSE Listing Standards. The Nominating and Corporate Governance Committee met five times in 2023.

The responsibilities of the Nominating and Corporate Governance Committee include, among other things:

•	identifying and evaluating director candidates;

•	recommending to the Board director candidates for election;

•	recommending to the Board implementation of corporate governance principles and annually reviewing and recommending changes to these principles as appropriate;

•	reviewing our conflict of interest and related party transactions policies and approving certain related party transactions as provided for in such policies;

•	performing a leadership role in shaping our corporate governance; and

•	reviewing and making recommendations to the Board regarding sustainability matters, including corporate responsibility matters.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

None of the members of the CPC is or has been an officer or employee of the Company or had any relationship that is required to be disclosed as a transaction with a related party or as an interlocking relationship.

MEETINGS OF INDEPENDENT DIRECTORS

Our Corporate Governance Principles require the Board to have at least two regularly scheduled executive sessions a year for the non-management directors without management present and require the independent directors to meet in executive session at least annually. The Chairman, who is currently Mr. Shaw, presides at such executive sessions.

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CORPORATE GOVERNANCE

The Board is committed to good corporate governance, good business practices and transparency in financial reporting. The Nominating and Corporate Governance Committee annually reviews the Company’s Corporate Governance Principles, a copy of which is available via the Investor Relations section of our website (www.marriottvacationsworldwide.com) by clicking on “Corporate Governance” under the “Investor Relations” tab. A copy of the Company’s Corporate Governance Principles also may be obtained upon request from our Corporate Secretary.

SEPARATION OF BOARD CHAIRMAN AND CHIEF EXECUTIVE OFFICER

While the Board has no formal policy requiring the separation of the positions of Chairman of the Board and Chief Executive Officer, William J. Shaw, an independent director, currently serves as Chairman of the Board. Our Board regularly reviews our leadership structure and has determined that separating the roles of Chairman and Chief Executive Officer is the optimal leadership structure for the Company at this time, allowing our Chief Executive Officer to focus on his duties while benefiting from the Chairman’s significant experience at Marriott International and in the hospitality industry. The Board believes that having an independent Chairman improves the ability of the Board to exercise its oversight role over management and provides opportunities for discussion and evaluation of management decisions and the direction of the Company.

BOARD AND COMMITTEE EVALUATIONS

The Board and its committees annually evaluate their own performance. The evaluation process is overseen by the Nominating and Corporate Governance Committee, which recommends enhancements to Board and committee effectiveness as appropriate. The process includes distribution of questionnaires to each director, Board and committee discussions in executive session led by the Chairman or relevant committee chair, and opportunities for discussions between individual directors and the Chairman, committee chairs, and/or the Corporate Secretary.

Topics covered by the 2023 evaluation process included:
• Board and committee structure; overall evaluation	• Oversight of key strategic, operational and compliance risks

• Effectiveness of meetings	• Frequency and breadth of executive sessions

• Adequacy of materials	• Skills and qualifications of Board and Committee members

• Quality of deliberations and communication with management

The results from the 2023 evaluation process were positive and confirmed our belief that our Board upholds a high level of Board effectiveness and governance.

INCLUSION AND DIVERSITY

At Marriott Vacations Worldwide, we are in the business of bringing people together. Like our customers, our associates come from diverse backgrounds, offering invaluably distinct perspectives. Throughout the year, we infused our associate communications and associate experience programming with touchpoints designed to educate, commemorate, and celebrate key events and milestones, and further build on our vibrant culture of inclusion. We have established an Executive Inclusion Council, which is comprised of senior leaders dedicated to enabling and championing inclusion and diversity initiatives throughout the organization. Our inclusion and diversity commitment statement is “MVW is committed to cultivating inclusion and fostering diversity in all aspects of our business. We provide treasured vacation experiences to our customers around the world and work to create an inclusive, diverse, and caring environment for our associates. We support a Life Fulfilled for all individuals and embrace the notion that we are Better Together.”

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2023 Workforce Composition (as of 12/31/2023)

[1]	Based on voluntarily disclosed data from United States associates.

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SELECTION OF DIRECTOR NOMINEES

The Nominating and Corporate Governance Committee identifies and recruits candidates for election to the Board. The Nominating and Corporate Governance Committee evaluates the composition of the Board at least annually to assess the skills and experience that are currently represented on the Board as a whole, and in individual directors, as well as the skills and experience that the Board may find valuable in the future. The Nominating and Corporate Governance Committee selects and recommends to the Board director candidates based on the Nominating and Corporate Governance Committee’s evaluation of each candidate’s character, judgment, personal and professional ethics, personal and professional integrity, values, background experience, technical skills, affiliations, familiarity with national and international issues affecting our business and demonstrated exceptional ability and judgment. Although we do not have a formal policy regarding diversity, our Board views diversity as a priority and seeks diverse representation among its members and evaluates its effectiveness in accounting for diversity as part of its annual evaluation of the composition of the Board. Candidates are selected who not only bring a depth of experience but also provide skills and knowledge complementary to the Board and our business. Candidates must be committed to representing the long-term interests of our stockholders and fulfilling a director’s duties and responsibilities, which include attending Board meetings and our annual stockholders meeting, and preparing for Board meetings by advance review of any meeting materials. The Nominating and Corporate Governance Committee recommends to the Board the Company’s candidates for election or reelection to the Board at each annual meeting of stockholders, as well as candidates to be elected by the Board as necessary to fill vacancies and newly created directorships. The Board proposes a slate of nominees to the stockholders for election to the Board. The Board also determines the number of directors on the Board. Ms. Galligan was recommended to the Board by a non-management director.

The Nominating and Corporate Governance Committee identifies candidates for director on its own as well as by considering recommendations from other members of the Board, officers and employees of the Company, and other sources that the Nominating and Corporate Governance Committee deems appropriate. The Nominating and Corporate Governance Committee will also consider candidates for Board membership recommended by stockholders. Stockholders may recommend candidates for consideration by the Nominating and Corporate Governance Committee by submitting the names and supporting information to: Marriott Vacations Worldwide Corporation, 7812 Palm Parkway, Orlando, Florida, 32836, Attention: Corporate Secretary. Candidates recommended by stockholders are considered on the same basis as those from other sources.

The supporting information should include the information required by our Bylaws in connection with the nominations of persons for election to the Board. The Nominating and Corporate Governance Committee will evaluate all candidates, regardless of source, in light of the Board-approved criteria.

DIRECTOR INDEPENDENCE

The Company has determined that all of the current directors, other than John E. Geller, Jr., have no material relationship with the Company and are independent under the criteria set forth in the applicable rules of the SEC, the NYSE Listing Standards and the Company’s Corporate Governance Principles. Additionally, all of the members of the Audit Committee, Compensation Policy Committee, and Nominating and Corporate Governance Committee are independent under such standards, including any heightened standards applicable to committee members.

RISK OVERSIGHT

Our Board is responsible for overseeing our processes for assessing and managing risk. The Board considers our risk profile when reviewing our annual business plan and incorporates risk assessment into its decisions. In performing its oversight responsibilities, our Board receives an annual enterprise risk assessment report from our Executive Vice President and Chief Financial Officer and our Senior Vice President, Internal Audit (who is our Chief Audit Executive), and discusses the most significant risks facing us. The Board believes that its risk oversight process would be effective under a variety of Board leadership structures, and therefore, it does not materially affect the Board’s choice of leadership structure.

Each of the Board’s committees addresses risks that fall within that committee’s area of responsibility.

Our Audit Committee is responsible for a number of risk oversight functions, including the periodic review of the audit plan of the internal audit department, the tax function, treasury operations, and insurance, as well as conducting oversight of legal and regulatory risks and cybersecurity. The Audit Committee receives regular reports from: the corporate controllership and our outside independent accounting firm on financial reporting matters; the internal audit department about significant findings; and the General Counsel regarding legal and regulatory risks, and as discussed below with respect to cybersecurity. The Audit Committee incorporates its risk assessment function into its reports to the Board.

Our CPC evaluates any incentives and risks arising from or related to our compensation programs and plans and assesses whether the incentives and risks are appropriate. As discussed in the Compensation Discussion and Analysis below, the CPC believes that our compensation programs do not present risks that are reasonably likely to have a material adverse effect on the Company. The CPC is also responsible for oversight of risks related to our workforce and key aspects of the Company’s human resources strategies, policies and programs with respect to organizational development activities, including, but not limited to, initiatives relating to inclusion and diversity and other social responsibility matters.

Our Nominating and Corporate Governance Committee plays a central role in oversight of corporate responsibility risk and the Company’s corporate responsibility functions, objectives, strategy, and performance, as further discussed below.

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OVERSIGHT OF CYBERSECURITY

Our Audit Committee is responsible for oversight of cybersecurity risk. The Audit Committee regularly reviews our cybersecurity and data security risks and mitigation strategies. At least twice each year, the Audit Committee receives reports and presentations from members of our team responsible for overseeing our cybersecurity risk management, including our Senior Vice President, Global Information Security, and our Executive Vice President and Chief Information Officer and periodically receives reports and presentations from third parties. The Company has a dedicated team that is responsible for managing enterprise-wide information security strategy, policy, standards, architecture and processes. This team follows a documented process to identify, quantify and mitigate security risks. Risks are reported to and reviewed by senior leadership, and more significant risks are reported to our executive officers and the Audit Committee. In addition, we require our associates to receive annual training on our information security policies. This includes but is not limited to information classification and handling, data privacy, physical security, phishing, malware and ransomware, social engineering, identifying and reporting information security incidents, and secure credit card handling as well as additional topics based on job roles and responsibilities.

BOARD AND COMMITTEE OVERSIGHT OF CORPORATE RESPONSIBILITY

Oversight of corporate responsibility matters happens at multiple levels within our corporate responsibility governance structure. Our Board has overall responsibility for managing corporate responsibility risks and opportunities, and is provided with updates on corporate responsibility matters at least quarterly. Each of the Board’s committees assist the board in fulfilling this responsibility by overseeing the corporate responsibility-related risks in areas over which they have responsibility.

Board of Directors

The Board has overall responsibility for overseeing corporate responsibility risks and opportunities, and is provided with updates on corporate responsibility matters at least quarterly. Our Board plays a critical role in understanding how corporate responsibility issues affect our business strategy and performance.

Board Committees

The Nominating and Corporate Governance Committee oversees the Company’s corporate responsibility priorities, objectives, strategy, and performance and makes recommendations to the Board and reviews corporate responsibility risks and opportunities with management.

The Compensation Policy Committee oversees initiatives relating to inclusion, diversity, and other social responsibility matters.

The Audit Committee oversees reporting, internal control, and disclosure procedures with respect to corporate responsibility matters.

Corporate Responsibility Steering Committee

The Corporate Responsibility Steering Committee has overall responsibility for managing corporate responsibility-related risks and opportunities. The Corporate Responsibility Steering Committee is a cross-functional management committee of the Company comprised of C-Suite executives that is responsible for (a) setting general strategy relating to corporate responsibility matters, (b) developing, implementing, and monitoring initiatives and policies based on that strategy, (c) overseeing communications with employees, investors, and other stakeholders with respect to corporate responsibility matters, and (d) monitoring and assessing developments relating to, and improving our understanding of, corporate responsibility matters. The Corporate Responsibility Steering Committee established the Corporate Responsibility Task Force.

Corporate Responsibility Task Force

The Corporate Responsibility Task Force is responsible for the day-to-day progress of the Company’s corporate responsibility activities. The Corporate Responsibility Task Force is a cross-functional team of senior leaders that is responsible for specific corporate responsibility programs and is overseen by the Corporate Responsibility Steering Committee.

The task force consists of associates from these departments:

• Investor Relations	• Procurement

• Legal	• Financial Reporting

• Global Communications	• Capital Markets

• Human Resources	• Market Operations

• Internal Audit	• Global Information Security

• Architecture and Design	• Insurance and Risk Management

Our business conduct guide, supplier code of conduct, human rights policy and 2022 Environmental Social and Governance Report are posted on our website. We encourage you to read more about how we are working to build a more inclusive and purpose-driven culture on our Investor Relations website at: www.marriotvacationsworldwide.com.

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COMMUNICATIONS WITH THE BOARD

Stockholders and other interested parties wishing to communicate with our Board as a group or with any individual director (including the Chairman of the Board) may do so by sending an e-mail to business.ethics@mvwc.com or sending a letter to Marriott Vacations Worldwide Corporation, 7812 Palm Parkway, Orlando, Florida, 32836, Attention: Chief Audit Executive. Such communications may be confidential and/or anonymous. All such concerns are forwarded to the appropriate directors for their review and are reviewed and addressed by us in the same way that we address other concerns.

OTHER DIRECTORSHIPS

Our Corporate Governance Principles limit the number of boards of publicly traded companies on which the Company’s directors may serve to two, including our Board, for directors who are executive officers of publicly traded companies, and four for other directors.

CODE OF CONDUCT

Our Board has adopted a code of conduct, our Business Conduct Guide, that applies to all of our directors, officers and associates, including our President and Chief Executive Officer, Chief Financial Officer and Principal Accounting Officer. Our Business Conduct Guide is available in the Investor Relations section of our website (www.marriottvacationsworldwide.com) and is accessible by clicking on “Corporate Governance.” Any amendments to our Business Conduct Guide and any grant of a waiver from a provision of our Business Conduct Guide requiring disclosure under applicable SEC rules may be disclosed at the same location as the Business Conduct Guide in the Investor Relations section of our website or on a Current Report on Form 8-K.

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AUDIT COMMITTEE REPORT AND INDEPENDENT AUDITOR FEES

REPORT OF THE AUDIT COMMITTEE

The Audit Committee is composed solely of independent directors meeting the requirements of applicable SEC and NYSE rules. Each member is financially literate for audit committee purposes under the NYSE rules, and three members of the Audit Committee also qualify as an “audit committee financial expert” within the meaning of SEC regulations. The key responsibilities of the Audit Committee are set forth in its charter, which was adopted by us and approved by the Board and is posted under “Corporate Governance” in the Investor Relations section of our website at www.marriottvacationsworldwide.com.

As more fully described in the Audit Committee charter, our Audit Committee assists the Board in its oversight of risks related to financial reporting, accounting, financial practices and cybersecurity. Our Audit Committee also oversees reporting and internal controls and disclosure procedures concerning the Company’s corporate responsibility program. Management is responsible for the preparation, presentation and integrity of our consolidated financial statements, accounting and financial reporting principles, and maintaining an effective system of internal controls over financial reporting. Ernst & Young, our independent registered public accountant, is responsible for performing an independent audit of our consolidated financial statements and the effectiveness of internal controls over financial reporting in accordance with the auditing standards of the Public Company Accounting Oversight Board (“PCAOB”).

The Audit Committee has selected Ernst & Young as our independent registered public accountant for 2024. Ernst & Young has served as our independent registered public accountant since 2011. The Audit Committee is responsible for the appointment, compensation and oversight of our independent registered public accountant. The Audit Committee regularly reviews Ernst & Young’s independence and performance in deciding whether to retain Ernst & Young or engage another firm as our independent registered public accountant. In the course of these reviews, the Audit Committee considers, among other things:

•	Ernst & Young’s historical and recent performance on our audit;

•	Ernst & Young’s capability and expertise in handling the breadth and complexity of our operations;

•	data on audit quality and performance, including recent PCAOB reports on Ernst & Young and its peer firms;

•	the appropriateness of Ernst & Young’s fees for audit and non-audit services, on both an absolute basis and as compared to its peer firms;

•	Ernst & Young’s independence, including the possible effects of its provision of non-audit services and associated fees on its independence;

•	Ernst & Young’s tenure as our independent registered public accountant, including the benefits of having an independent registered public accountant that is familiar with us; and

•	the controls and processes that help ensure Ernst & Young’s independence.

In accordance with SEC rules and Ernst & Young policies, audit partners are subject to rotation requirements to limit the number of consecutive years an individual partner may provide service to us. For lead and concurring audit partners, the maximum number of consecutive years of service in that capacity is five years. The process for selection of our lead audit partner pursuant to this rotation policy involves a meeting between the Chair of the Audit Committee and the candidate for the role, as well as discussion by the full Audit Committee and with management. The lead partner from Ernst & Young who was assigned to us in 2020 will complete her five years of service with us in 2024, and a new lead partner will be assigned to us beginning in 2025.

The Audit Committee engages in an annual evaluation of our independent registered public accounting firm’s qualifications, assessing the firm’s quality of service, the firm’s sufficiency of resources, the quality of the communication and interaction with the firm, and the firm’s independence, objectivity, and professional skepticism. The Audit Committee also considers the advisability and potential impact of selecting a different independent public accounting firm.

The Audit Committee and the Board believe that the continued retention of Ernst & Young as our independent registered public accounting firm is in the best interest of our stockholders.

The Audit Committee regularly meets and holds separate discussions with management, our internal auditors, and Ernst & Young. Prior to their issuance, the Audit Committee reviewed and discussed our quarterly and annual consolidated financial statements (including the presentation of non-GAAP financial information) and disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” (including significant accounting policies and judgments) with management, our internal auditors and Ernst & Young. During 2023, management, our internal auditors and Ernst & Young also made presentations to the Audit Committee on specific topics of interest, including: corporate responsibility matters, our information technology systems and controls; changes in significant estimates; our critical accounting policies; our critical audit matters; new accounting guidance and the potential impact of new accounting pronouncements; integration and transformation initiatives; our strategy and the implementation of new systems; and cybersecurity.

The Audit Committee has met and held discussions with management and Ernst & Young regarding the fair and complete presentation of our results and the assessment of our internal control over financial reporting. Management has represented to the Audit Committee that our consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and Ernst & Young. The Audit Committee has discussed with Ernst & Young the matters that are required to be discussed by the applicable requirements of the PCAOB and the SEC. The Audit Committee discussed with Ernst & Young their independence from the Company and our management, including the matters, if any, in the written disclosures delivered pursuant to the applicable requirements of the PCAOB. The Audit Committee has concluded that Ernst & Young’s provision of audit and non-audit services to us and our affiliates is compatible with Ernst & Young’s independence.

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The Audit Committee discussed with Ernst & Young the overall scope and plans for their audit, including the estimated audit fees and non-audit fees. The Audit Committee has also discussed with our Senior Vice President, Internal Audit, the overall scope of and plans for our internal audits. The Audit Committee met with Ernst & Young and with our internal auditors, in each case, with and without other members of management present, to discuss the results of their respective examinations, the evaluations of our internal controls and the overall quality and integrity of our financial reporting. Additionally, the Audit Committee has reviewed the performance, responsibilities, budget, and staffing of our internal audit department.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board, and the Board has approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, for filing with the Securities and Exchange Commission.

Members of the Audit Committee:
C.E. Andrews, Chair
Raymond L. Gellein, Jr.
Jonice M. Gray
William W. McCarten
Stephen R. Quazzo

PRE-APPROVAL OF INDEPENDENT AUDITOR FEES AND SERVICES POLICY

The Audit Committee’s Pre-Approval of Independent Auditor Fees and Services Policy provides for pre-approval of all audit, audit-related, tax and other permissible non-audit services provided by our principal independent auditor on an annual basis and as needed. The Audit Committee has delegated authority to the Audit Committee Chair to pre-approve principal independent auditor services where we deem it necessary or advisable that such services commence prior to the next regularly scheduled meeting (provided that the Audit Committee Chair informs the Audit Committee of any such services and the estimated fees that were pre-approved at the next regularly scheduled meeting). During 2023, all such services were pre-approved by the Audit Committee.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEE DISCLOSURE

The following table presents aggregate fees billed for professional services rendered by our independent registered public accounting firm, Ernst & Young, for the audit of our annual consolidated financial statements and statutory audits for fiscal 2023 and fiscal 2022 and aggregate fees billed in fiscal 2023 and fiscal 2022 for audit-related services, tax services and all other permissible non-audit services rendered by our independent registered public accounting firm. The Audit Committee approved all of the fees presented in the table below. The Audit Committee is also responsible for overseeing the fee negotiations associated with the retention of Ernst & Young for the audit of our financial statements and internal control over financial reporting.

	2023	2022
Audit fees	$7,323,944	$8,187,227
Audit-related fees	343,275	404,303
Tax fees	241,531	241,006
All other fees	3,000	3,000
Total	$7,911,750	$8,835,536

For purposes of the preceding table, the professional fees are classified as follows:

•

Audit fees – These are fees for professional services performed for the audit of our annual financial statements and the required review of quarterly financial statements and other procedures performed by the independent auditors in order for them to be able to form an opinion on our consolidated financial statements. These fees also cover services that are normally provided by independent auditors in connection with statutory and regulatory filings or engagements and other services that generally only the independent auditor reasonably can provide, such as services associated with filing registration statements, periodic reports and other filings with the SEC, and audits of acquired properties or businesses or statutory audits for our subsidiaries or affiliates.

•	Audit-related fees – These are fees for assurance and related services for agreed-upon procedures and attestation reports.

•

Tax fees – These are fees for all professional services performed by professional staff in Ernst & Young’s tax division, except those services related to the audit of our consolidated financial statements. These include fees for tax compliance, tax planning, and tax advice, including federal, state, and local issues. Services may also include assistance with tax audits and appeals before the IRS and similar state and local agencies, as well as federal, state, and local tax issues related to due diligence.

•	All other fees – These are fees for other permissible work performed that do not meet the above-described categories, including a subscription to an accounting research website.

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EXECUTIVE AND DIRECTOR COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Our NEOs for whom compensation information is presented in the Summary Compensation Table below are:

John E. Geller, Jr., President and Chief Executive Officer

Jason P. Marino, Executive Vice President and Chief Financial Officer*

Anthony E. Terry, Former Executive Vice President and Chief Financial Officer*

Brian E. Miller, President, Vacation Ownership

Jeanette E. Marbert, President, Exchange and Third-Party Management**

James H Hunter, IV, Executive Vice President and General Counsel

*	Mr. Terry retired as the Company’s Executive Vice President and Chief Financial Officer as of September 29, 2023 and Mr. Marino assumed the role as of September 30, 2023.

**	Ms. Marbert announced her plans to retire in 2024.

Our executive compensation programs are designed to reward financial results and effective strategic leadership to build sustainable value for stockholders by correlating the timing and amount of actual pay with performance over various time horizons without excessive risk-taking.

During 2023, our seasoned management team was led by John E. Geller, Jr., our President and CEO, who has nearly 20 years of combined experience at Marriott Vacations Worldwide and Marriott International. As of December 31, 2023, our 9 executive officers, including Mr. Geller, had an average of over 21 years of total combined experience at Marriott Vacations Worldwide, our subsidiaries and Marriott International. We believe our management team’s extensive public company and vacation ownership industry experience has enabled us to achieve solid performance and will enable us to continue to respond quickly and effectively to changing market conditions and consumer trends.

Our executive compensation program includes the following key elements:

•	base salary, which provides our named executive officers a fixed level of compensation;

•	annual bonus, which encourages the achievement of current year objectives; and

•	stock based awards, which align the long-term interests of our named executive officers with the interests of our stockholders and encourage the achievement of longer-term objectives.

December 2022, February 2023 and July 2023 Compensation Actions

The CPC made the following key compensation decisions for 2023, which are discussed in greater detail in the following pages:

Compensation Element	Compensation Decisions
Base Salary	Our named executive officers received a base salary increase for fiscal 2023 of approximately 3%-5% except for Mr. Geller and Mr. Terry. In determining the amount of the adjustments, the CPC considered individual contributions to overall corporate results, company budget, salary level relative to market and prior compensation actions. In connection with Mr. Geller’s promotion to President and CEO, as his compensation was significantly below the market median for such position, he received a 39.69% increase for 2023, bringing him closer to, but still below, market median. In connection with the CPC’s desire to bring Mr. Terry’s compensation more in line with the market median for his position, he was awarded a 15.79% base pay increase. With Mr. Marino’s promotion to Executive Vice President and Chief Financial Officer, effective October 2023, he received a base pay increase of 38.47%. As he remains below the market median, the CPC intends to bring his compensation more in line with market median for his position over time.
Annual Bonus	For 2023, our financial objectives, which account for 80% of the amounts payable under our management bonus plan (the “Bonus Plan”), consisted of Adjusted EBITDA and Total Revenue (which are defined below). The remaining 20% of amounts payable under the Bonus Plan was based on strategic initiatives of associate engagement, inclusion and diversity, and customer satisfaction.
Equity Compensation	Our equity awards for 2023 were a combination of performance based stock units (“Performance Units”), SARs and restricted stock units (“RSUs”), with 50% consisting of Performance Units, 20% consisting of SARs and 30% consisting of RSUs, based on grant date value. The amount of each named executive officer’s award was determined by considering market data and internal factors.

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PHILOSOPHY

The CPC has approved, and periodically reviews, compensation principles that form the basis of our compensation philosophy and reflect our belief that strong and consistent leadership is the key to long-term success in our industry. Accordingly, our compensation program is designed around the following three principles:

•

Drive Stockholder Value: Executive officers should be paid in a manner that is primarily focused on driving stockholder value. Therefore, equity compensation is and has been a significant component of total pay opportunity for the named executive officers.

•

Motivate and Balance Short-term and Long-term Performance: Compensation should be designed to motivate executive officers to perform their duties in ways that would help achieve current year as well as longer-term objectives. This has been achieved by offering a mix of short-term cash-based and long-term equity-based incentives.

•

Retain Talent: The compensation program must be competitive in order to attract key talent from within and outside of our industry and retain key talent at costs consistent with market practice. We work to achieve this, in part, through our review of the market data and internal pay equity considerations described below in making compensation decisions. The CPC seeks to establish compensation generally consistent with the median in total direct compensation, while also considering performance and scope of job.

COMPENSATION PROGRAM PRINCIPLES AND GOVERNANCE

Pay for Performance is Key Compensation Program Principle

A large portion of the total pay opportunity for our named executive officers is performance based or tied to stock performance. This means that it is contingent upon achieving specific results that are essential to the Company’s short- and long-term success and growth in stockholder value. As described in more detail in the following pages, the performance-based components of the 2023 compensation program include annual and long-term incentives that are comprised of Performance Units, SARs and RSUs. The CPC has not established a specific formula for the allocation of performance-based compensation components and instead retains the discretion to modify the allocation from year to year. The chart below reflects the percentage of each named executive officer’s total target compensation that was performance-based in 2023:

2023 TARGET PAY MIX — CEO	2023 TARGET PAY MIX — OTHER NEOs (Average)

Additional Principles and Corporate Governance Policies

Our executive compensation programs contain features that are intended to embody our compensation principles and promote strong executive compensation corporate governance.

•

We have a clawback policy applicable to incentive compensation paid to our executive officers and directors, which is in addition to the clawback provision that applies to equity awards under the Marriott Vacations Worldwide Corporation 2020 Equity Incentive Plan (the “2020 Equity Plan”) and the Marriott Vacations Worldwide Corporation Stock and Cash Incentive Plan (the “Prior Equity Plan” and, together with the 2020 Equity Plan, the “Equity Plans”). The Clawback Policy was adopted in May 2023 and is in compliance with the NYSE rules for erroneously awarded compensation. In addition, we maintain an Other Conduct Clawback Policy whereby the Board may recoup compensation received by a named executive officer who has engaged in conduct that violates our Business Conduct Guide or in willful misconduct or fraud that causes harm to the Company. Compensation received up to three years prior to the restatement or conduct and after the date of adoption of the policy is subject to potential recoupment under the policy.

•	We do not provide for a gross-up of excise taxes on any “parachute payments” that could become payable in connection with a change in control.

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•	Executive officers are provided only limited perquisites and are not provided with tax gross-ups with respect to such perquisites.

•	The Equity Plans do not include an “evergreen” provision.

•

We cannot, without stockholder approval, “reprice” stock options or SARs by reducing the exercise or base price of such stock option or SAR, exchanging such stock option or SAR for a new award with a lower exercise or base price, or exchanging such stock option or SAR for cash (other than in connection with specified corporate transactions).

•	We do not provide “single trigger” change in control benefits, except with respect to equity awards which are not retained or replaced with substitute awards following a change in control.

•

We have stock ownership guidelines that require our President and Chief Executive Officer to own shares of our common stock (as determined under the guidelines) with a market value equal to five times base salary and other executive officers to own shares of our common stock with a market value equal to two to three times annual base salary. Four of our executive officers have achieved the holding requirements specified in the guidelines as of the end of 2023. Three executive officers who have not achieved the holding requirements specified in the guidelines were appointed or hired in 2020 or 2023 and each has five calendar years, or by year-end 2025 and 2028, respectively, to achieve the required target ownership. One tenured executive officer fell below the specific holding requirement as a result of the decline in the Company’s stock price as of the December 31, 2023 measurement date and is currently in compliance with the ownership guidelines.

•

Equity grants are made on a consistent schedule and are not made in anticipation of significant developments that may impact the price of our common shares. Annual grants are typically made during the first quarter, two days after the filing of the Company’s Annual Report on Form 10-K for the prior year, which is intended to ensure that we do not make equity grants when we have material, non-public information.

•	Our associates, officers and directors may not at any time engage in any form of derivative transactions (such as “short” sales or “option puts or calls”) in our securities.

•	Our associates, officers and directors are prohibited from including our securities in a margin account or pledging such securities as collateral for a loan.

•

We, as a practice, do not have employment agreements with any of our named executive officers or other executive officers. However, with the acquisition of ILG, we assumed an employment agreement for Jeanette E. Marbert, President, Exchange and Third-Party Management, who announced her retirement in 2024.

•	None of our named executive officers are entitled to guaranteed annual bonuses.

COMPENSATION PROCESS

Market Data

To assist in determining the levels of compensation for our named executive officers in 2023, Exequity LLP (“Exequity”), the CPC’s compensation consultant, recommended an appropriate peer group for approval by the CPC and management. Considerations for developing the peer group included company size as measured by revenues (generally one-half to two times the Company’s revenues) and market capitalization (companies with very low or very high market capitalization relative to the Company were excluded), industry and business model similarities, and trading on a major exchange.

The companies in the peer group used as the basis for 2023 compensation decisions, which are the same companies used as the basis for the CPC’s 2022, 2021 and 2020 compensation decisions, consisted of the following:

Peer Group Companies

Bloomin’ Brands, Inc.

Boyd Gaming Corporation

Brookdale Senior Living Inc.

Choice Hotels International, Inc.

Darden Restaurants, Inc.

Hilton Grand Vacations Inc.

Host Hotels & Resorts, Inc.

Hyatt Hotels Corporation

Norwegian Cruise Line Holdings Ltd. Park Hotels & Resorts Inc. Penn National Gaming, Inc. Toll Brothers, Inc. Travel+Leisure Co. Vail Resorts, Inc. Wyndham Hotels & Resorts, Inc. Wynn Resorts, Limited

In addition, in part due to the fact that there are very few public company direct competitors, the CPC determined that it was appropriate to consider the compensation practices of a general industry peer group as an additional reference point for its 2023 executive pay decisions. Accordingly, the CPC considers the compensation practices of a general industry peer group consisting of forty companies in the hospitality, consumer products and retail industry that participated in the Aon Survey Group database (i.e., 20 hospitality, consumer products and retail companies with revenues greater than and 20 hospitality, consumer products and retail companies with revenues less than the Company’s revenues).

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The companies that met these objective criteria with revenues greater and less than the Company’s revenues consisted of the following:

Revenues Greater than the Company’s Revenues	Revenues Less than the Company’s Revenues

Academy Sports and Outdoors, Inc,

American Eagle Outfitters, Inc.

Bed Bath & Beyond Inc.

Domino’s Pizza, Inc.

Fortune Brands Home & Security, Inc.

Hanesbrands Inc.

Hasbro, Inc.

Herbalife Nutrition Ltd.

Leggett & Platt, Incorporated

Levi Strauss & Co.

lululemon athletica iInc.

Mattel Inc.

PENN Entertainment, Inc.

Petco Health and Wellness Company, Inc.

Restaurant Brands International Inc.

The Clorox Company

The Scotts Miracle-Gro Company

TreeHouse Foods, Inc.

UnderArmour, Inc.

Yum! Brands, Inc.

Bloomin’ Brands, Inc.

Brinker International, Inc.

Callaway Golf Company

Columbia Sportswear Company

Cracker Barrel Old Country Store, Inc.

Five Below, Inc.

H&R Block, Inc.

Hyatt Hotels Corporation

KAR Auction Services, Inc.

Kontoor Brands, Inc.

Lamb Weston Holdings, Inc.

MillerKnoll, Inc.

Sally Beauty Holdings, Inc.

Service Corporation International

Sleep Number Corporation

Steelcase Inc.

The Cheesecake Factory Incorporated

Travel + Leisure Co.

Vista Outdoor Inc.

Wolverine World Wide, Inc.

Tally Sheets

On an annual basis, the CPC reviews “tally sheets” prepared by management for each of the named executive officers. The tally sheet includes, among other things, total annual compensation, the value of unexercised or unvested equity compensation awards, and amounts payable upon termination of employment under various circumstances, including following a change in control. The CPC did not recommend specific changes to the executive compensation program for 2023 in response to a review of tally sheets in 2023, although it used the tally sheet information as one data point when considering executive compensation matters.

Role of the Compensation Policy Committee

Our CPC is responsible for reviewing and approving the Company’s executive compensation policies and plan designs, including compensation of our named executive officers. The CPC considers various factors in determining compensation levels for named executive officers, including the officer’s responsibilities and performance, the effectiveness of our programs in supporting the Company’s short- and long-term strategic objectives, and overall financial performance. Additionally, our CPC Chair, Dianna F. Morgan, with input from our Chairman, William J. Shaw, makes recommendations to the CPC with respect to the compensation of our CEO.

To this end, our CPC conducts an annual review of executive officer pay levels, reviews market data provided by the independent consultant, and approves changes to program designs, based on an assessment of competitive market practice and emerging trends. Additionally, the CPC evaluates the risks associated with the Company’s executive compensation programs.

Our CPC approved the total compensation packages for each of the named executive officers, including base salary, annual bonus targets, actual bonuses earned, and equity awards.

Role of the Compensation Consultant

In 2023, the CPC engaged Exequity to provide executive compensation consulting services. Exequity’s services to the CPC have included updates on best practices and market trends in executive and director compensation, recommendations regarding executive and director compensation, and an independent review of compensation proposals by the Company’s senior management. Exequity attended meetings of the CPC at the Committee’s request and was available to provide guidance as questions and issues arose. During 2023, Exequity did not perform any services for the Company other than in connection with providing advice and recommendations on executive and director compensation. The CPC determined that Exequity is independent after consideration of the factors set forth in the NYSE Listed Company Manual.

Role of Management

At the request of the CPC, the CEO presents individual pay recommendations for each of the named executive officers, other than himself. In forming his recommendations, he is advised by human resources management, including our Chief Human Resources Officer and our Global Total Rewards Leader, and the independent compensation consultant with regard to assessment of individual contributions, achievement of performance objectives and other qualitative factors. The CPC considers these recommendations in approving the pay levels of each named executive officer. The CEO does not make recommendations concerning his own compensation.

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The CEO and members of human resources management regularly attend CPC meetings. Human resources management typically presents recommendations for changes to program designs and individual pay levels for executive officers, taking into consideration individual performance of each incumbent, appropriate benchmarking information and issues that may arise from an accounting, legal or tax perspective. After review of the 2023 Market Data, and the above considerations, it was determined that total target direct compensation for Mr. Geller, Mr. Terry and Mr. Marino were below market median; all other named executive officers were at median.

ANALYSIS OF EACH COMPENSATION ELEMENT

Base Salary

In February 2023, and July 2023 for Mr. Marino, the CPC approved the following base salaries for the named executive officers:

Name	2023 Base Salary	2022 Base Salary	Percent Change
Mr. Geller	$950,000	$695,500	36.59%
Mr. Marino[1]	$475,000	$343,032	38.47%
Mr. Terry[1]	$550,000	$475,000	15.79%
Mr. Miller	$817,000	$793,000	3.03%
Ms. Marbert	$557,000	$541,000	2.96%
Mr. Hunter	$485,600	$462,500	4.99%

[1]

Mr. Terry retired from the Company effective September 29, 2023. Mr. Marino was appointed to the position of Executive Vice President and Chief Financial Officer effective September 30, 2023 and was not an executive officer during 2022 or the first nine months of 2023. Based on market analysis of the role, the CPC approved the increase of his base pay to $475,000 effective September 30, 2023, an increase of 38.47% from his then current base pay of $343,032.

In determining whether to make adjustments to base salaries, the CPC considered market data, as well as internal factors, experience, time in position and internal pay equity, and subjective factors such as individual performance and future potential. No specific weightings were assigned to the factors considered. The CPC expects to review base salaries for the named executive officers annually to determine whether base salary levels are commensurate with the officers’ responsibilities and the competitive market.

Bonuses and Incentives

Annual Bonuses

For 2023, the named executive officers were eligible to participate in the Bonus Plan, which was intended to reward executives for achievement of pre-established financial and corporate responsibility objectives tied to 2023 performance. The potential and actual awards under the Bonus Plan are reported in the Grants of Plan-Based Awards for Fiscal Year 2023 table and Summary Compensation Table, respectively.

The CPC approved the following target awards as a percentage of base salary for the named executive officers:

Name	2023 Target	2022 Target	Percent Change
Mr. Geller	150%	125%	20%
Mr. Marino[1]	100%	40%	150%
Mr. Terry	100%	100%	0%
Mr. Miller	100%	100%	0%
Ms. Marbert	100%	100%	0%
Mr. Hunter	90%	90%	0%

[1]	Mr. Marino was previously a Senior Vice President with a target bonus potential of 40%.

In determining the target award percentage for each named executive officer, as well as in determining the differences in the target award percentages among the named executive officers, the CPC considered market data and internal factors, including pay equity with other officers, differences in responsibilities, and future potential. Threshold performance was required in order to pay 25% of such named executive officer’s target award and the maximum award for each named executive officer was 200% of such named executive officer’s target award.

There were two financial objectives tied to the Bonus Plan for 2023: Adjusted EBITDA and Total Revenue. These financial objectives were tied to 80% of the executive officer’s total bonus opportunity, and were weighted at 60% and 20%, respectively. These financial performance measures were selected because they are important indicators of the Company’s profitability and sustainability. Mr. Geller and Mr. Terry developed the specific performance level percentages for these objectives, which were reviewed and approved by the CPC.

For all named executive officers, Adjusted EBITDA was the most heavily weighted performance criteria because it is reflective of the Company’s operating performance for 2023. For purposes of the Bonus Plan, “Adjusted EBITDA” means EBITDA for 2023 (as reported in the Annual Report), excluding the impact of share-based compensation expense, impairments, transaction and integration costs, gains and losses on the disposal of assets or businesses, gains and losses on foreign currency exchange related activity, litigation charges and activity not associated with the Company’s on-going core operations, and including

38	Executive and Director Compensation	2024 PROXY STATEMENT MARRIOTT VACATIONS WORLDWIDE

any incremental EBITDA from new product development initiatives. Adjusted EBITDA is a financial measure that is not prescribed by GAAP. The Adjusted EBITDA target was set at $971 million, a level we believed to be achievable but not certain to be met.

Adjusted EBITDA Achievement Target	Payout as a Percent of Target
Less than $903 million	0%
$903 million	25%
$971 million	100%
$1,039 million or more	200%

For purposes of the Bonus Plan, “Total Revenue” means total revenue for the 2023 fiscal year, excluding cost reimbursement revenues (as reported in the 2023 Annual Report) and including incremental revenue from new product development initiative. The Total Revenue target was set at $3,650 million, a level we believed to be achievable but not certain to be met. For 2023, the named executive officers were eligible to receive the portion of the bonus attributable to Total Revenue based on the following achievement levels:

Total Revenue Achievement Target	Payout as a Percent of Target
Less than $3,504 million	0%
$3,504 million	25%
$3,650 million	100%
$3,796 million or more	200%

For each of the financial measures, achievement falling between two of the stated performance achievement levels resulted in the payment for that portion of the bonus being interpolated between the corresponding bonus levels, except that there is no interpolation between 0% and 25%. Accordingly, there is no payout if achievement is below the threshold level of achievement of 25%.

In addition to the financial performance measures, the Bonus Plan for the named executive officers included performance measures based on corporate responsibility, measuring associate engagement, inclusion and diversity and customer satisfaction weighted 20% of the total bonus opportunity. This performance measure was approved by the CPC and subsequently evaluated objectively, and, like Adjusted EBITDA and Total Revenue targets, is intended to establish high standards, consistent with our quality goals, which we believed were achievable but not certain to be met. “Associate Engagement” and “Inclusion and Diversity” are represented by the assessment of our overall associate engagement index and the inclusion and diversity index for the entire company, both measured by an independent third party. Additionally, customer satisfaction was based on the results of customer and guest satisfaction surveys we developed. Different surveys are used for different aspects of our business, such as Guest Satisfaction, Sales and Marketing Satisfaction and Owner Services Satisfaction. These surveys address topics such as overall satisfaction, quality of service, and cleanliness of properties. We believe that these performance measures are important contributors to achieving success within our industry. Payout under this performance measure can be zero or at threshold, target or maximum award levels or, in most cases, interpolated between award levels. However, there is no interpolation between zero and threshold.

Adjusted EBITDA was adjusted by the CPC for short-term incentive purposes (i.e., annual management bonus purposes). The CPC reviewed certain items that impacted Adjusted EBITDA in 2023, as defined previously, that were not considered when setting the performance targets. For purposes of 2023, the CPC modified the achievement level of the Adjusted EBITDA goal favorably for forecasted profit related to the impact of the wildfire devastation on the island of Maui, which has been more fully discussed in the 2023 Annual Report. This adjustment increased the achievement level of the Adjusted EBITDA goal by approximately $48 million.

Total Revenue was adjusted by the CPC for short-term incentive purposes (i.e., annual management bonus purposes). The CPC reviewed certain items that impacted Total Revenue in 2023, as defined previously, that were not considered when setting the performance targets. For purposes of 2023, the CPC modified the achievement level of the Total Revenue goal favorably by $57 million for the impact of the Maui wildfires.

Reflecting the bonus adjustments for the 2023 short-term incentive payout, Adjusted EBITDA was $809 million, Total Revenue was $3,360 million, and the corporate responsibility component achieved 132.5% of target, resulting in a payout of 26.5% of the target bonus for the period, which resulted in the following payments for our named executive officers:

Name	2023 Bonus Payout
Mr. Geller	$377,625
Mr. Marino[1]	$59,195
Mr. Terry[2]	$412,500
Mr. Miller	$216,505
Ms. Marbert	$147,605
Mr. Hunter	$115,816

[1]

Mr. Marino’s annual bonus was the total of two bonus targets, each pro-rated for the time he served as Senior Vice President, Financial Planning and Analysis, December 24, 2022 through September 29, 2023 ($27,726) and Executive Vice President and Chief Financial Officer, September 30 through December 31, 2023 ($31,469).

[2]	Mr. Terry’s annual bonus was pro-rated at target for the time he served as Executive Vice President and Chief Financial Officer, January 1 through September 29, 2023, since he was an approved retiree.

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Stock Awards

Stock Awards Granted in 2023

Equity compensation awards are typically granted to the named executive officers under the 2020 Equity Plan on an annual basis. With multi-year and, in some cases, performance-based vesting conditions, and the opportunity for long-term capital appreciation, the annual stock awards help us achieve our objectives of attracting and retaining key executive talent, linking named executive officer pay to long-term Company performance and aligning the interests of named executive officers with those of stockholders.

The CPC approved the following annual equity awards for 2023 for our named executive officers:

Name	2023 Award Value	2022 Award Value	Percent Change
Mr. Geller	4,000,000	2,000,000	100%
Mr. Marino[1]	500,000	175,000	186%
Mr. Terry	1,650,000	1,000,000	65%
Mr. Miller	1,500,000	1,200,000	25%
Ms. Marbert	1,100,000	1,000,000	10%
Mr. Hunter	1,000,000	900,000	11%

[1]

Mr. Marino was provided with a promotion stock award with a grant date value of $250,000, in addition to his $250,000 annual award while serving as Senior Vice President, Financial Planning & Analysis.

The amount of each named executive officer’s award, as well as the differences in the award amounts among the named executive officers, were determined by considering market data (as described above) and internal factors, including pay equity with other officers, differences in responsibilities, job performance, and future potential. The CPC’s consideration of the external market pay practices of various companies discussed above under “Market Data” resulted in the determination to increase the value of the awards for each of the named executive officers. Based on the review of market data, our named executive officers’ equity grants were significantly below the market median and the CPC increased the annual grant date value of the awards between 10%—25%, with the exception of Mr. Geller and Mr. Terry, whose total compensation remained significantly below median. The awards are reflected in the Summary Compensation Table for 2023 and the Grants of Plan-Based Awards for Fiscal Year 2023. The value of the awards was allocated among Performance Units, SARs and RSUs as follows:

Type of Award	Percentage of 2023 Award	Percentage of 2022 Award
Performance Units	50%	50%
SARs	20%	30%
RSUs	30%	20%

The allocations were set so as to advance the executives’ alignment with stockholders by increasing their equity ownership, while tying a portion of the awards to future stock price performance. The RSUs are time-based stock awards that focus on retention of the executives and SARs are granted to further align the executives’ and stockholders’ interests by requiring an increase in stock price in order for the executives to recognize value from the awards.

The Performance Units granted in 2023 represent the right to receive shares of our common stock at the end of the performance period beginning January 1, 2023 and ending December 31, 2025, in an amount determined based on the Company’s cumulative achievement over the performance period with respect to two performance objectives: Adjusted EBITDA and Adjusted return on invested capital (“ROIC”), each weighted equally. “Adjusted ROIC” means Adjusted EBIT, defined as Adjusted EBITDA less Depreciation and Amortization as reported in the Company’s annual reports on Form 10-K over the performance period, as a percentage of Net Total Invested Capital. “Net Total Invested Capital” means the average of the beginning of the performance period and the end of the performance period total assets less current liabilities (excluding non-securitized debt) and securitized debt, provided that any cash in excess of $150 million will be disregarded for purposes of determining total assets.

The Adjusted EBITDA and Adjusted ROIC targets were set at levels we believed to be achievable but not certain to be met.

We used Adjusted EBITDA as a performance objective for the Bonus Plan and the Performance Units because the CPC believes that utilizing the same metric for both the short- and long-term compensation programs ensures that short-term management decisions are not influenced by short-term gain at the expense of long-term performance. By using the same metric, the CPC is promoting sustained performance of the Company in this area over both the shorter- and longer-term.

The number of Performance Units actually earned will be determined following the end of the performance period and will be equal to 50% of the granted number of Performance Units multiplied by a percentage corresponding to the achievement level of the Adjusted EBITDA performance objective plus 50% of the granted number of Performance Units multiplied by a percentage corresponding to the achievement level of the Adjusted ROIC performance objective. The number of shares that will be received can range from zero to two times the number of Performance Units granted and will be based on the following achievement levels, which were approved by the CPC in February 2023.

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Adjusted EBITDA Achievement Target	Adjusted ROIC Achievement Target	Payout as a Percent of Target
$ 2,557 million	12.5%	0%
$ 2,716 million	13.3%	50%
$ 3,196 million	15.6%	100%
$ 3,675 million	17.9%	200%

If performance falls between levels, the vesting percentage will be determined by the CPC based on straight-line interpolation; provided, however, that no payout will be made with respect to the Adjusted EBITDA performance objective for achievement of $2,557 million or less and no payout will be made with respect to the Adjusted ROIC performance objective for achievement of 12.5% or less.

Performance Units will not vest if the named executive officer does not continue to be an active employee of the Company during the entire period from the grant date through the performance period (unless the named executive officer retires as an approved retiree or dies or is disabled during such period) or engages in competition or acts that are or potentially are injurious to the Company’s operations, financial condition or business reputation during that period; the named executive officers are also prohibited from soliciting any of our employees to leave our employment during the period from the grant date until the first anniversary of the termination of the officer’s employment for any reason. If a named executive officer retires as an approved retiree during the performance period, a pro rata portion of the Performance Units will continue to vest on the same terms. If a named executive officer dies or is disabled during the performance period, a pro-rata portion of the Performance Units will vest assuming achievement at the target level of performance.

Other Compensation

Perquisites

In 2023, we offered minimal perquisites consisting of a limited number of compensatory room nights, an executive physical benefit and a status upgrade in the Marriott Bonvoy program. The value of these benefits was included in the executives’ wages for tax purposes, and we did not provide tax gross-ups to the executives with respect to these benefits. The Company owns a fractional interest in a corporate jet to support the conduct of its business. Executives are only permitted to utilize the jet for personal purposes if approved by the Company’s CEO and the executive pays the hourly costs of such flight. An executive physical exam benefit was approved for offering in 2024.

Other Benefits

Named executive officers can participate in the same plans and programs offered to all our eligible employees. Some of these benefits were paid for by the executives, such as elective deferrals under the Marriott Vacations Worldwide Corporation 401(k) Retirement Savings Plan (the “401(k) Plan”) or the Marriott Vacations Worldwide Corporation Deferred Compensation Plan (the “MVW Deferred Compensation Plan”), vision coverage, long-term disability, group life and accidental death and dismemberment insurance, and health care and dependent care spending accounts. Other benefits were paid for or subsidized by us, such as any company match under the 401(k) Plan, any employer credits under the MVW Deferred Compensation Plan, certain group medical and dental benefits, short-term disability, business travel accident insurance and tuition reimbursement.

Long-Term Disability Plan

Our named executive officers and approximately 425 other associates are eligible to participate in the Marriott Vacations Worldwide Corporation Executive Long-Term Disability Plan (the “LTD Plan”). The purpose of the LTD Plan is to improve the ability of the Company to attract and retain executive and senior level associates by providing such associates with enhanced long-term disability insurance. The LTD Plan is subject to certain provisions of the Employee Retirement Income Security Act of 1974, as amended.

The LTD Plan consists of two parts: (1) a group long-term disability policy (the “Group Policy”) that pays, after a 180-day elimination period, 60 percent of eligible compensation, which initially consists of base pay, bonus and incentive compensation (“Eligible Compensation”), capped at $10,000 per month, to a specific age, which initially is age 65 (the “Limiting Age”), the entire cost of which is paid by the Company; and (2) an individual disability insurance policy (the “Individual Policy”) that pays 75 percent of Eligible Compensation up to $10,000 per month, to the Limiting Age. We pay 100% of the premium cost required for the Individual Policy for our named executive officers and pay for the first $1,000 of coverage under the Individual Policy for other participants. The right to receive any payment under the Group Policy will cease upon termination of employment. The Individual Policy is portable; the participant may continue coverage by paying the full premiums after termination of employment. The total maximum benefit amount for the combination of the two parts of the LTD Plan is $20,000 per month or $240,000 per year.

Life Insurance

We pay for life insurance with a payout to designated beneficiaries on death for Mr. Geller in the amount of two times his base salary (up to a maximum of $1.5 million), and for each other named executive officer in the amount of such officer’s base salary (up to a maximum of $750,000).

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401(k) Plan

Our named executive officers are eligible to participate in our 401(k) Plan on the same basis as our other associates. Participants in the 401(k) Plan may contribute a portion of their compensation to the plan each year. Our highly compensated employees, including the named executive officers, may be subject to limits on the amounts of their contributions to the plan that are not applicable to non-highly compensated employees to the extent required by applicable tax law. We determine on an annual basis whether to make matching employer contributions, which will not exceed six percent of the participant’s eligible compensation, or such other limits that are imposed by applicable tax law. Any employer contributions that we made to the 401(k) Plan accounts of the named executive officers for 2023 are shown in the “All Other Compensation” column of the Summary Compensation Table below.

Deferred Compensation

Our named executive officers and approximately 1,455 other associates are eligible to participate in the MVW Deferred Compensation Plan. In addition, some of our named executive officers have balances under the Marriott International, Inc. Executive Deferred Compensation Plan (“Marriott Deferred Compensation Plan”), in which many of them were able to participate prior to the spin-off from Marriott International, Inc. in 2011 (the "Spin-Off").

We provide the MVW Deferred Compensation Plan because the CPC wishes to permit certain of our employees to defer the obligation to pay taxes on compensation and bonuses that they are entitled to receive. The MVW Deferred Compensation Plan permits them to do this, while also receiving a fixed rate of return (determined annually prior to start of plan year) or a rate of return based on various market-based investment alternatives on deferred amounts. We believe that providing this benefit is important as a retention and recruitment tool as many of the companies with which we compete for executive talent provide a similar plan for their senior employees.

Under the terms of the MVW Deferred Compensation Plan, each participant may elect to defer receipt of up to 80 percent of his or her base salary, bonuses, non-equity incentive plan compensation and/or commissions until such future date as he or she elects in accordance with the terms of the MVW Deferred Compensation Plan. The Company may credit participants’ accounts with additional amounts, referred to as employer credits, in an amount equal to any matching contributions that the participant did not receive for a year under the 401(k) Plan, or any successor plan thereto, due to the participant’s election to defer amounts under the MVW Deferred Compensation Plan. In addition, the Company may, in its sole discretion, credit participants’ accounts with additional employer credits which will vest at a rate of 25 percent per year on the first four anniversaries of the date the discretionary employer credit was allocated to the participant’s account (unless otherwise determined), provided that the participant remains in continued service with the Company. On a participant’s separation from service, unvested discretionary employer credits are generally forfeited. Upon a change in control of the Company, a participant’s death, or a participant’s retirement after reaching age 55 and completing ten years of service, all employer credits will immediately vest in full.

A participant in the MVW Deferred Compensation Plan may elect to receive his or her deferred amounts and vested employer credits in a lump sum or in installments over five, ten, fifteen or twenty years at either a separation from service or upon any of the first five anniversaries of a separation from service. Alternatively, a participant may elect to receive his or her deferred amounts and vested employer credits in a lump sum in January of a specified year, so long as employer credits are deferred for at least four years and all other amounts are deferred for at least three years. The Company has adopted a special grantor trust to provide protection, up to the amounts set aside in the trust, against the risk of shifting corporate priorities, the Company’s inability to pay benefits, and/or the occurrence of a change in control. The trust does not protect against the risk of corporate insolvency. To enable the Company to meet its financial commitment under the plan, the Company, by way of the established trust, has acquired a Corporate Owned Life Insurance policy on the lives of certain participants in the MVW Deferred Compensation Plan, the proceeds of which are payable to the trust. Participants whose lives are insured consent to this insurance and understand this insurance will be owned by and payable to the trust.

For 2023, participants were able to select a fixed rate of return of 3.5% or a rate of return based on various market-based investment alternatives, such as mutual funds with various investment profiles, and were also able to select such a rate for their existing account balances.

Earnings under the MVW Deferred Compensation Plan or the Marriott Deferred Compensation Plan that were credited at a fixed rate of interest in excess of 120% of the applicable federal long-term rate are reported in the Change in Pension Value and Nonqualified Deferred Compensation Earnings column of the Summary Compensation Table.

Employee Stock Purchase Plan

The Marriott Vacations Worldwide Corporation Employee Stock Purchase Plan (the “ESPP”) is intended to provide the Company’s eligible employees, including our named executive officers, with an opportunity to participate in the Company’s success by permitting them to acquire an ownership interest in the Company through periodic payroll deductions that will be applied towards the purchase of shares of our common stock at a five percent discount from the average of the high and low stock price on the last day of the offering period.

Change in Control Arrangements

Our named executive officers are participants in the Marriott Vacations Worldwide Corporation Change in Control Severance Plan (the “Change in Control Plan”). Adoption of the Change in Control Plan was intended to maximize stockholder value by retaining key executives through the closing of a Change in Control (as defined below), and to motivate executives to drive business success independent of the possible occurrence of a Change in Control. All of our executive officers are eligible to participate in the Change in Control Plan. Under the Change in Control Plan, the receipt of benefits is subject to a “double trigger,” under which benefits, including the acceleration of vesting and/or settlement of equity and cash awards, are available only if the participant’s employment is terminated in connection with the Change in Control unless the awards are not assumed in connection with the Change in Control, in which case a single trigger applies. A “change in control” occurs if there is a consummation of certain acquisition, merger, sale, liquidation or similar events or there is a change in a majority of Board members as described in the Change in Control Plan (a “Change in Control”).

42	Executive and Director Compensation	2024 PROXY STATEMENT MARRIOTT VACATIONS WORLDWIDE

Under the terms of the Change in Control Plan, and subject to the conditions thereof, an executive officer who participates in the Change in Control Plan will receive severance benefits if his or her employment is terminated involuntarily by the Company or any of its affiliates, other than due to Cause, Total Disability (as those terms are defined in the Change in Control Plan), or death, or is terminated by the executive officer for Good Reason (as defined in the Change in Control Plan), in each case, within two years following a Change in Control of the Company (a “Termination”). Provided that the executive officer executes a waiver and release of claims in favor of the Company, he or she will be entitled to the following severance benefits: (1) a cash severance payment, payable in a lump sum, equal to two times (or three times, in the case of the President and Chief Executive Officer of the Company) the sum of his or her Base Salary and Target Bonus (as those terms are defined in the Change in Control Plan); (2) twenty-four months (or thirty-six months, in the case of the President and Chief Executive Officer of the Company) of Company-subsidized medical, dental and life-insurance coverage for such executive officer and his or her spouse and dependents, at the same benefit level as provided to the executive immediately prior to the Change in Control, or the cash equivalent of the present value of such coverage; (3) any unpaid bonus as of the Termination date for any previously-completed fiscal year; and (4) a pro-rata bonus for the fiscal year in which the executive officer’s employment is terminated.

In addition to receipt of the severance benefits described above, upon Termination, an executive officer’s stock options and other equity-related compensation will be treated as follows: (1) all restricted stock, RSUs or other share-based awards in a form substantially similar to restricted stock or RSUs will become fully vested as of the Termination date; (2) all unvested or unexercisable options, SARs or other share-based awards in a form substantially similar to options or SARs will become fully vested and exercisable until the earlier of the end of (a) their original term or (b) 12 months (or in the case of certain approved retirees, five years) following the Termination date; and (3) all of the executive officer’s other cash performance units or other share-based awards subject to performance-based vesting criteria will be deemed to be fully vested as of the Termination date and will be paid immediately thereafter based on a presumed achievement of target levels of performance. However, in the event that no substitute awards, shares or other equity interests are available as of the Change in Control, the participant will become fully vested in his or her awards as of the Change in Control date, and all awards will be immediately distributed or paid, or, in the case of options and SARs, will become fully exercisable. In the discretion of the CPC, distributions may be made in the form of a cash payment equal in amount to the value of the shares distributed or, in the case of options or SARs, the intrinsic value of such awards.

Any payment otherwise due under the Change in Control Plan will be reduced if necessary so that the payment will not constitute a “parachute payment” under Section 280G of the Internal Revenue Code. The Change in Control Plan does not provide for a gross-up of excise taxes on such “parachute payments.”

Clawbacks

Under our clawback policy, in the event that the Company is required to restate its financial results due to material non-compliance with any financial reporting requirement under the securities laws as generally applied, except in limited circumstances, the Company will seek to recoup incentive-based compensation that is or was erroneously granted, earned, or vested based wholly or in part upon the attainment of a financial reporting measure on or after May 11, 2023. Compensation received up to three years prior to the restatement is subject to potential recoupment under the policy.

In addition, the Company maintains an Other Conduct Clawback Policy whereby the Board may recoup compensation received by a named executive officer who has engaged in conduct that violates our Business Conduct Guide or in willful misconduct or fraud that causes harm to the Company. Compensation received up to three years prior to the restatement or conduct and after the date of adoption of the policy is subject to potential recoupment under the policy.

Under the Equity Plans we have the authority to limit or eliminate the ability of any executive to exercise options and SARs or to receive a distribution of our common stock under RSUs or other stock awards if the executive engaged in criminal or tortious conduct that was injurious to us or engaged in competition with us.

Stock Ownership Guidelines

Under the stock ownership guidelines adopted by the CPC, named executive officers are required to achieve the following levels of ownership of our common stock (as a multiple of base salary rate as of the last day of the fiscal year for which compliance is being evaluated):

Officer	Level of Ownership
President and Chief Executive Officer	Five times base salary
Executive Vice President and Chief Financial Officer	Three times base salary
Other named executive officers	Two times base salary

For purposes of determining compliance with the guidelines, the following are considered shares owned by the named executive officer: shares owned by the named executive officer and his or her spouse; shares held by a trust if any beneficiaries of which are the named executive officer or his or her family members; shares held jointly with others; restricted stock awards; restricted stock unit awards; and share equivalents deferred in accordance with our plans. Options, SARs and Performance Units are not considered owned by the named executive officer.

The CPC receives an annual report of the ownership achieved by each named executive officer as of the end of the fiscal year, with the achievement level determined by reference to the average of the closing prices of our common stock for the 20 trading days ending on the last trading day of the fiscal year. The CPC will determine the action to be taken for failure to comply, which action may include (but is not limited to) requiring all or a portion of a named executive officer’s annual bonus to be paid in shares, or requiring retention of shares received upon exercise of stock options or SARs or of shares earned upon the vesting of Performance Units. Four of our executive officers have achieved the holding requirements specified in the guidelines as of the end of 2023. Three

MARRIOTT VACATIONS WORLDWIDE 2024 PROXY STATEMENT	Executive and Director Compensation	43

executive officers who have not achieved the holding requirements specified in the guidelines were appointed or hired in 2020 or 2023 and each has five calendar years, or by year-end 2025 and 2028, respectively, to achieve the required target ownership. One tenured executive officer fell below the specific holding requirement as a result of the decline in the Company’s stock price as of the December 31, 2023 measurement date and is currently in compliance with the ownership guidelines.

Pledging and Derivative Transactions

Our associates and officers are prohibited from including Marriott Vacations Worldwide stock or other securities in a margin account or pledging such securities as collateral for a loan. We also have a policy that prohibits all associates and officers from shorting the sale of our stock or securities, or from buying, selling, writing or otherwise entering into any other “derivative” transaction related to our stock or securities, including options, warrants, puts, calls, and similar rights other than options or stock appreciation rights issued by the Company.

Risk Considerations

The CPC reviewed a risk assessment to determine whether the amount and components of compensation for our employees and the design of compensation programs might create incentives for excessive risk-taking by our employees. The CPC concluded that our compensation programs do not present risks that are reasonably likely to have a material adverse effect on the Company.

Consideration of Prior Stockholder Advisory Vote to Approve Executive Compensation

At our 2023 Annual Meeting of Stockholders, our stockholders voted with respect to an advisory resolution on our executive compensation, and 97.6% of the shares voted at the meeting (exclusive of broker non-votes) were voted in favor of the approval of the compensation of our named executive officers as disclosed in the proxy statement for that Annual Meeting. The CPC considered this support, as well as the other factors discussed in this Compensation Discussion and Analysis, in retaining the fundamental characteristics of our executive compensation program for 2023, and did not make any specific changes to the program as a result of the stockholder vote.

Employment Agreements

We, as a practice, do not have employment agreements with any of our executive officers, including our named executive officers. However, with the acquisition of ILG in 2018, we assumed an employment agreement for Jeanette E. Marbert, President, Exchange and Third-Party Management, who has announced her retirement in 2024.

REPORT OF THE COMPENSATION POLICY COMMITTEE

The CPC, which is composed solely of independent members of the Board, assists the Board in fulfilling its responsibilities relating to executive compensation. The CPC is responsible for overseeing compensation programs that enable the Company to attract, retain and motivate executives capable of establishing and implementing business plans in the best interests of the stockholders. The CPC, on behalf of and in certain instances subject to the approval of the Board, reviews and approves compensation programs for certain senior officer positions. In this context, the CPC reviewed and discussed with management the Company’s Compensation Discussion and Analysis required by Item 402(b) of SEC Regulation S-K. Following the reviews and discussions referred to above, the CPC recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Members of the Compensation Policy Committee:

Dianna F. Morgan, Chair
Lizanne Galbreath
Raymond L. Gellein, Jr.
William W. McCarten
Stephen R. Quazzo

44	Executive and Director Compensation	2024 PROXY STATEMENT MARRIOTT VACATIONS WORLDWIDE

EXECUTIVE COMPENSATION TABLES AND DISCUSSION

SUMMARY COMPENSATION TABLE

The following Summary Compensation Table shows the compensation we paid in fiscal years 2023, 2022 and 2021 to our Named Executive Officers. Mr. Terry retired as Executive Vice President and Chief Financial Officer on September 29, 2023. Mr. Marino was promoted to Executive Vice President and Chief Financial Officer effective September 30, 2023 and was not an executive officer prior to promotion, but, in accordance with SEC rules, his compensation for the entire year is included in the table below.

Fiscal Year	Salary[1]	Bonus	Stock Awards[2]	Option/SAR Awards[2]	Non-Equity Incentive Plan Compensation[3]	Change in Pension Value And Nonqualified Deferred Compensation Earnings[4]	All Other Compensation[5]	Total
John E. Geller, Jr. President and Chief Executive Officer
2023	$945,106	$—	$3,200,052	$799,988	$377,625	$—	$38,181	$5,360,952
2022	695,500	—	1,399,982	600,023	1,382,369	1,868	25,350	4,105,092
2021	675,000	—	2,368,878	999,980	1,279,184	12,336	25,347	5,360,725
Jason P. Marino Executive Vice President and Chief Financial Officer
2023	371,180	—	500,055	—	59,195	—	17,694	948,124
Anthony E. Terry Former Executive Vice President and Chief Financial Officer
2023	511,831	—	1,319,907	329,999	412,500	—	30,297	2,604,534
2022	475,000	—	700,068	300,011	755,284	1,920	18,689	2,250,972
2021	366,530	—	683,569	93,978	384,460	10,931	15,491	1,554,959
Brian E. Miller President, Vacation Ownership
2023	817,000	—	1,200,074	299,988	216,505	—	34,964	2,568,531
2022	793,000	—	839,867	359,990	1,260,927	6,776	26,665	3,287,225
2021	770,000	—	1,272,027	550,017	1,313,296	39,471	26,675	3,971,486
Jeanette E. Marbert President, Exchange and Third-Party Management
2023	557,000	—	879,938	220,019	147,605	—	27,414	1,831,976
2022	541,000	—	700,068	300,011	860,229	107	21,475	2,422,890
2021	525,000	—	1,207,755	499,990	895,429	240	21,308	3,149,722
James H Hunter, IV Executive Vice President and General Counsel
2023	485,600	—	800,050	200,012	115,816	—	24,335	1,625,813

[1]

This column reports all amounts earned as salary during the fiscal year, whether paid or deferred under employee benefit plans. Includes a payout of accrued paid time off in the amount of $88,754 to Mr. Terry upon his termination due to retirement.

[2]

The value reported for Stock Awards and Option/SAR awards is the aggregate grant date fair value of the awards granted in the fiscal year as determined in accordance with accounting guidance for share-based payments, although we recognize the expense of the awards for financial reporting purposes over the service period of the awards. The assumptions for making the valuation determinations are set forth in Footnote 18, “Share-Based Compensation,” of the Notes to our Consolidated Financial Statements included in the 2023 Annual Report. For additional information on these awards, see the Grants of Plan-Based Awards for Fiscal Year 2023 table below. The value reported for the Performance Units granted in 2023 is the grant date value assuming performance at target, which was the most probable outcome of the performance conditions on the grant date. The values of the Performance Units granted in 2023 at the grant date assuming the maximum level of performance conditions is achieved are: Mr. Geller, $4,000,131; Mr. Marino, $200,021; Mr. Terry, $408,437; Mr. Miller, $1,500,013; Ms. Marbert, $1,099,971; and Mr. Hunter, $1,000,105. The values reported for the 2021 Stock Awards represent the aggregate grant date fair value of awards and the incremental fair value related to the modification of the 2019 Performance Units, as discussed in the Company’s 2022 proxy statement.

[3]

This column reports all amounts earned under the bonus plan in effect for such fiscal year, whether paid or deferred under other employee benefit plans. Amounts earned under a bonus plan during a fiscal year were paid in the first quarter of the following fiscal year except for 2021 which was split into two six (6) month plans and the first half paid during the 2021 fiscal year.

MARRIOTT VACATIONS WORLDWIDE 2024 PROXY STATEMENT	Executive Compensation Tables and Discussion	45

[4]

The values reported equal the excess of the return on amounts credited to accounts in the MVW Deferred Compensation Plan and the Marriott Deferred Compensation Plan at a fixed rate of return over 120% of the applicable federal long-term rate, as discussed below under “Nonqualified Deferred Compensation for Fiscal Year 2023.” The fixed rate of return in the MVW Deferred Compensation Plan and the Marriott Deferred Compensation Plan was less than 120% of the applicable federal long-term rate; thus, there was no excess return in 2023.

[5]

All Other Compensation for 2023 consists of Company contributions to the 401(k) Plan ($11,138 for each named executive officer); company contributions to the MVW Deferred Compensation Plan ($26,184 for Mr. Geller; $6,497 for Mr. Marino; $18,896 for Mr. Terry; $23,377 for Mr. Miller; $15,944 for Ms. Marbert; and $12,909 for Mr. Hunter); and premiums for an insurance policy on the life of each named executive officer ($860 for Mr. Geller; $59 for Mr. Marino; $264 for Mr. Terry; $450 for Mr. Miller; $333 for Ms. Marbert; and $288 for Mr. Hunter).

Grants of Plan-Based Awards for Fiscal Year 2023

The following table shows the plan-based awards granted to the named executive officers in 2023.

			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards[3]			Estimated Possible Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units	All Other Options/ SAR Awards: Number of Securities Underlying Options/ SARs	Exercise or Base Price[4]	Grant Date Fair Value of Stock and Option/SAR Awards[5]
Award Type[1]	Grant Date[2]	Approval Date[2]	Threshold $	Target $	Maximum $	Threshold #	Target #	Maximum #
J. Geller
Bonus	—	—	$356,250	$1,425,000	$2,850,000	—	—	—	—	—	—	—
Performance	2/27/2023	2/16/2023	—	—	—	—	13,819	27,638	—	—	—	2,000,065
SARs	2/27/2023	2/16/2023	—	—	—	—	—	—	—	13,675	153.10	799,988
RSUs	2/27/2023	2/16/2023	—	—	—	—	—	—	8,212	—	—	1,199,987
J. Marino
Bonus	—	—	53,554	214,236	428,480	—	—	—	—	—	—	—
Performance	2/27/2023	2/16/2023	—	—	—	—	691	1,382	—	—	—	100,011
RSUs	2/27/2023	2/16/2023	—	—	—	—	—	—	1,027	—	—	150,071
RSUs	11/15/2023	7/12/2023	—	—	—	—	—	—	3,338	—	—	249,973
A. Terry
Bonus	—	—	137,500	550,000	1,100,000	—	—	—	—	—	—	—
Performance	2/27/2023	2/16/2023	—	—	—	—	5,700	11,140	—	—	—	824,978
SARs	2/27/2023	2/16/2023	—	—	—	—	—	—	—	5,641	153.10	329,999
RSUs	2/27/2023	2/16/2023	—	—	—	—	—	—	3,387	—	—	494,929
B. Miller
Bonus	—	—	204,250	817,000	1,634,000	—	—	—	—	—	—	—
Performance	2/27/2023	2/16/2023	—	—	—	—	5,182	10,364	—	—	—	750,006
SARs	2/27/2023	2/16/2023	—	—	—	—	—	—	—	5,128	153.10	299,988
RSUs	2/27/2023	2/16/2023	—	—	—	—	—	—	3,080	—	—	450,068
J. Marbert
Bonus	—	—	139,250	557,000	1,114,000	—	—	—	—	—	—	—
Performance	2/27/2023	2/16/2023	—	—	—	—	3,800	7,600	—	—	—	549,985
SARs	2/27/2023	2/16/2023	—	—	—	—	—	—	—	3,761	153.10	220,019
RSUs	2/27/2023	2/16/2023	—	—	—	—	—	—	2,258	—	—	329,953
J. Hunter
Bonus	—	—	109,260	437,040	874,080	—	—	—	—	—	—	—
Performance	2/27/2023	2/16/2023	—	—	—	—	3,455	6,910	—	—	—	500,053
SARs	2/27/2023	2/16/2023	—	—	—	—	—	—	—	3,419	153.10	200,012
RSUs	2/27/2023	2/16/2023	—	—	—	—	—	—	2,053	—	—	299,997

[1]

“Bonus” refers to our Bonus Plan in which our named executive officers participated. “Performance,” “SARs” and “RSUs” refers to Performance Units, SARs and RSUs, respectively, granted under the 2020 Equity Plan with respect to equity awards granted in February 2023.

[2]

“Grant Date” applies to equity awards reported in the “Estimated Possible Payouts Under Equity Incentive Plan Awards,” “All Other Stock Awards” and “All Other Options/SAR Awards” columns. The CPC approved grants of annual Performance Units, SARs and RSUs for the named executive officers on February 16, 2023, and the grant date of these awards was February 27, 2023. The CPC also approved a RSU grant for Mr. Marino on July 12, 2023, and the grant date of this award was November 15, 2023.

[3]	These columns are intended to include potential payouts corresponding to the achievement of the threshold, target and maximum performance objectives under the Bonus Plan.

[4]	The awards were granted with an exercise or base price equal to the average of the high and low stock price on the NYSE on the date of grant.

46	Executive Compensation Tables and Discussion	2024 PROXY STATEMENT MARRIOTT VACATIONS WORLDWIDE

[5]

The value reported for Equity Incentive Plan Awards, Stock Awards and Option/SAR Awards is the aggregate grant date fair value of the awards granted in 2023 as determined in accordance with accounting standards for share-based payments. The value reported for the Performance Units is the grant date value assuming performance at the target level, which was the probable outcome of the performance conditions as of the grant date. The assumptions for making the valuation determinations are set forth in Footnote 18, “Share-Based Compensation,” of the Notes to our annual Consolidated Financial Statements included in the 2023 Annual Report.

The Grants of Plan-Based Awards table reports the potential dollar value of cash incentive awards under the Bonus Plan at their threshold, target and maximum achievement levels, and the number and grant date fair value of Performance Units, SARs and RSUs granted under the 2020 Equity Plan, in each case granted to each named executive officer during the 2023 fiscal year. For cash incentives, this table reports the range of potential amounts that could have been earned by the executive under the Bonus Plans for 2023, whereas the Non-Equity Incentive Plan Compensation column in the Summary Compensation Table reports the actual value earned by the executive for 2023.

Annual RSU and SAR grants under the 2020 Equity Plan typically vest in four equal annual increments beginning approximately a year after the grant date, contingent on continued employment. Even when vested, an executive could lose the right to exercise or receive a distribution of any outstanding stock awards if the executive’s employment terminated due to serious misconduct as defined in the Equity Plans, if it is determined that the executive has engaged in competition or has engaged in criminal conduct or other behavior that was actually or potentially harmful or if the executive receives erroneously awarded incentive-based compensation in the event that we are required to prepare an accounting restatement due to our material noncompliance with any financial reporting requirement under the securities laws. These awards do not accrue or pay cash dividends and do not bear voting rights until they vest (in the case of RSUs) or are exercised (in the case of SARs) and shares are issued to the grantee.

Performance Units represent the right to receive shares of our common stock at the end of a performance period, which with respect to the Performance Units granted in 2023 began January 1, 2023 and will end on December 31, 2025, contingent on continued employment through such date. The number of shares that will be received following the end of the performance period will be based on the Company’s cumulative achievement over the period with respect to specified performance objectives and can range from zero to two times the number of Performance Units granted. Performance Units will be forfeited if the named executive officer engages in competition or acts that are or potentially are injurious to the Company’s operations, financial condition or business reputation during the performance period or if the executive receives erroneously awarded incentive-based compensation in the event that we are required to prepare an accounting restatement due to our material noncompliance with any financial reporting requirement under the securities laws; the named executive officers are also prohibited from soliciting any of our employees to leave our employment during the period from the grant date until the first anniversary of the termination of the officer’s employment for any reason.

For information regarding treatment of the equity awards upon a termination of employment, see “Potential Payments Upon Termination or Change in Control.”

Outstanding Equity Awards at 2023 Fiscal Year-End

The following table shows information about outstanding Performance Units, SARs and RSUs with respect to our common stock as of December 31, 2023, our fiscal year-end. The market values are based on the closing price of our common stock on the NYSE on December 31, 2023, the last trading day of our fiscal year, which was $84.89.

			Option Awards				Stock Awards
Grant Date	Award Type[1]		Number of Securities Underlying Unexercised Options/SARs Exercisable/ Unexercisable[2]		Option/ SAR Exercise Price	Option/SAR Expiration Date	Number of Shares or Units of Stock That Have Not Vested[3]	Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
J. Geller
2/28/2022	Performance	[4]	—	—	—	—	—	—	6,574	[4]	558,067	[5]
2/27/2023	Performance	[6]	—	—	—	—	—	—	—	[6]	—	[7]
3/2/2015	VAC SARs		9,076	—	77.42	3/2/2025	—	—	—		—
2/29/2016	VAC SARs		20,471	—	61.71	2/28/2026	—	—	—		—
2/27/2017	VAC SARs		11,944	—	97.53	2/27/2027	—	—	—		—
3/1/2018	VAC SARs		9,050	—	143.38	3/1/2028	—	—	—		—
3/4/2019	VAC SARs		15,576	—	100.52	3/4/2029	—	—	—		—
3/2/2020	VAC SARs		11,390	3,797	96.82	3/2/2030	—	—	—		—
3/1/2021	VAC SARs		7,076	7,076	173.88	3/1/2031	—	—	—		—
2/28/2022	VAC SARs		2,513	7,541	159.27	2/28/2032	—	—	—		—
2/27/2023	VAC SARs		—	13,675	153.10	2/27/2033	—	—	—		—
3/2/2020	VAC RSUs		—	—	—	—	817	69,355	—		—
3/1/2021	VAC RSUs		—	—	—	—	2,956	250,935	—		—
12/15/2021	VAC RSUs		—	—	—	—	6,860	582,345	—		—
2/28/2022	VAC RSUs		—	—	—	—	1,957	166,130	—		—
2/27/2023	VAC RSUs		—	—	—	—	8,212	697,117	—		—

MARRIOTT VACATIONS WORLDWIDE 2024 PROXY STATEMENT	Executive Compensation Tables and Discussion	47

			Option Awards				Stock Awards
Grant Date	Award Type[1]		Number of Securities Underlying Unexercised Options/SARs Exercisable/ Unexercisable[2]		Option/ SAR Exercise Price	Option/SAR Expiration Date	Number of Shares or Units of Stock That Have Not Vested[3]	Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
J. Marino
2/28/2022	Performance	[4]	—	—	—	—	—	—	460	[4]	39,049	[5]
2/27/2023	Performance	[6]	—	—	—	—	—	—	—	[6]	—	[7]
3/1/2021	VAC SARs		354	354	173.88	3/1/2031	—	—	—		—
3/2/2020	VAC RSUs		—	—	—	—	196	16,638	—		—
3/1/2021	VAC RSUs		—	—	—	—	444	37,691	—		—
12/15/2021	VAC RSUs		—	—	—	—	450	38,201	—		—
2/28/2022	VAC RSUs		—	—	—	—	514	43,633	—		—
2/27/2023	VAC RSUs		—	—	—	—	1,027	87,182	—		—
11/15/2023	VAC RSUs		—	—	—	—	3,338	283,363	—		—
A. Terry
2/28/2022	Performance	[4]	—	—	—	—	—	—	1,909	[4]	162,055	[5]
2/27/2023	Performance	[6]	—	—	—	—	—	—	—	[6]	—	[7]
3/1/2021	VAC SARs		665	665	173.88	3/1/2031	—	—	—		—
2/28/2022	VAC SARs		1,256	3,771	159.27	2/28/2032	—	—	—		—
2/27/2023	VAC SARs		—	3,420	153.10	2/27/2033	—	—	—		—
3/2/2020	VAC RSUs		—	—	—	—	368	31,240	—		—
3/1/2021	VAC RSUs		—	—	—	—	417	35,399	—		—
11/16/2021	VAC RSUs		—	—	—	—	763	64,771	—		—
12/15/2021	VAC RSUs		—	—	—	—	1,022	86,758	—		—
2/28/2022	VAC RSUs		—	—	—	—	979	83,107	—		—
2/27/2023	VAC RSUs		—	—	—	—	2,053	174,279	—		—
B. Miller
2/28/2022	Performance	[4]	—	—	—	—	—	—	3,944	[4]	334,806	[5]
2/27/2023	Performance	[6]	—	—	—	—	—	—	—	[6]	—	[7]
3/1/2018	VAC SARs		4,358	—	143.38	3/1/2028	—	—	—		—
3/4/2019	VAC SARs		3,635	—	100.52	3/4/2029	—	—	—		—
3/2/2020	VAC SARs		4,556	2,278	96.82	3/2/2030	—	—	—		—
3/1/2021	VAC SARs		3,892	3,892	173.88	3/1/2031	—	—	—		—
2/28/2022	VAC SARs		1,508	4,524	159.27	2/28/2032	—	—	—		—
2/27/2023	VAC SARs		—	5,128	153.10	2/27/2033	—	—	—		—
3/2/2020	VAC RSUs		—	—	—	—	490	41,596	—		—
3/1/2021	VAC RSUs		—	—	—	—	1,626	138,031	—		—
12/15/2021	VAC RSUs		—	—	—	—	3,773	320,290	—		—
2/28/2022	VAC RSUs		—	—	—	—	1,174	99,661	—		—
2/27/2023	VAC RSUs		—	—	—	—	3,080	261,461	—		—
J. Marbert
2/28/2022	Performance	[4]	—	—	—	—	—	—	3,287	[4]	279,033	[5]
2/27/2023	Performance	[6]	—	—	—	—	—	—	—	[6]	—	[7]
3/4/2019	VAC SARs		8,827	—	100.52	3/4/2029	—	—	—		—
3/2/2020	VAC SARs		6,834	2,278	96.82	3/2/2030	—	—	—		—
3/1/2021	VAC SARs		3,538	3,538	173.88	3/1/2031	—	—	—		—
2/28/2022	VAC SARs		1,256	3,771	159.27	2/28/2032	—	—	—		—
2/27/2023	VAC SARs		—	3,761	153.10	2/27/2033	—	—	—		—
3/2/2020	VAC RSUs		—	—	—	—	490	41,596	—		—
3/1/2021	VAC RSUs		—	—	—	—	1,478	125,467	—		—
12/15/2021	VAC RSUs		—	—	—	—	3,430	291,173	—		—
2/28/2022	VAC RSUs		—	—	—	—	979	83,107	—		—
2/27/2023	VAC RSUs		—	—	—	—	2,258	191,682	—		—

48	Executive Compensation Tables and Discussion	2024 PROXY STATEMENT MARRIOTT VACATIONS WORLDWIDE

			Option Awards				Stock Awards
Grant Date	Award Type[1]		Number of Securities Underlying Unexercised Options/SARs Exercisable/ Unexercisable[2]		Option/ SAR Exercise Price	Option/SAR Expiration Date	Number of Shares or Units of Stock That Have Not Vested[3]	Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
J. Hunter
2/28/2022	Performance	[4]	—	—	—	—	—	—	2,958	[4]	251,105	[5]
2/27/2023	Performance	[6]	—	—	—	—	—	—	—	[6]	—	[7]
3/2/2015	VAC SARs		4,034	—	77.42	3/2/2025	—	—	—		—
2/29/2016	VAC SARs		7,444	—	61.71	2/28/2026	—	—	—		—
2/27/2017	VAC SARs		4,886	—	97.53	2/27/2027	—	—	—		—
3/1/2018	VAC SARs		4,190	—	143.38	3/1/2028	—	—	—		—
3/4/2019	VAC SARs		6,750	—	100.52	3/4/2029	—	—	—		—
3/2/2020	VAC SARs		5,695	1,899	96.82	3/2/2030	—	—	—		—
3/1/2021	VAC SARs		3,007	3,008	173.88	3/1/2031	—	—	—		—
2/28/2022	VAC SARs		1,131	3,393	159.27	2/28/2032	—	—	—		—
2/27/2023	VAC SARs		—	3,419	153.10	2/27/2033	—	—	—		—
3/2/2020	VAC RSUs		—	—	—	—	409	34,720	—		—
3/1/2021	VAC RSUs		—	—	—	—	1,256	106,622	—		—
12/15/2021	VAC RSUs		—	—	—	—	2,915	247,454	—		—
2/28/2022	VAC RSUs		—	—	—	—	881	74,788	—		—
2/27/2023	VAC RSUs		—	—	—	—	2,053	174,279	—		—

[1]

“Performance,” “SARs” and “RSUs” refer to Performance Units, SARs and RSUs, respectively, granted under the 2020 Equity Plan with respect to equity awards granted after March 2020. Prior grants were awarded under the Marriott Vacations Worldwide Corporation Amended and Restated Stock and Cash Incentive Plan, and in the case of Ms. Marbert, grants awarded in 2019 and prior were under the Interval Leisure Group, Inc. 2013 Stock and Incentive Compensation Plan.

[2]	SARs vest and become exercisable in four equal annual increments beginning on the February 15th following the grant date.

[3]

RSUs vest in four equal annual increments beginning on the February 15th following the grant date, however, RSUs granted on November 9, 2020, December 15, 2021, and November 15, 2023 are subject to a three-year cliff vesting, and the RSUs granted to Mr. Terry on November 16, 2021 vest over four years in equal annual increments beginning on the November 15th following the grant date.

[4]

With respect to Performance Units granted on February 28, 2022, the number of shares that the named executive officer will receive will be determined after the end of the performance period on December 31, 2024 and will be based upon the achievement of specified levels of performance during that performance period, as modified. Number of shares shown represents the number of shares of our common stock that can be issued after the end of the performance period on December 31, 2024, based on target level of achievement with respect to certain performance targets discussed above. The number of shares of our common stock that can be issued ranges from 0 shares to 13,148 shares for Mr. Geller (6,574 shares for performance at target level), 920 shares for Mr. Marino (460 shares for performance at target level), 3,818 shares for Mr. Terry (1,909 shares for performance at target level), 7,888 shares for Mr. Miller (3,944 shares for performance at target level), 6,574 shares for Ms. Marbert (3,287 shares for performance at target level), and 5,916 shares for Mr. Hunter (2,958 shares for performance at target level).

[5]

Calculated by multiplying $84.89, the closing market price of our common stock on December 31, 2023, by the number of Performance Units granted, assuming achievement at the target level of performance. The market value of the shares of our common stock that can be issued on the vesting date, based on the Company’s achievement of certain performance targets discussed above, ranges from $0 (if the minimum number of shares, 0 shares, were to be received) to $1,116,134 for Mr. Geller ($558,067 for performance at target level), $78,099 for Mr. Marino ($39,049 for performance at target level), $324,110 for Mr. Terry ($162,055 for performance at target level), $669,612 for Mr. Miller ($334,806 for performance at target level), $558,067 for Ms. Marbert ($279,033 for performance at target level), and $502,209 for Mr. Hunter ($251,105 for performance at target level).

[6]

With respect to Performance Units granted on February 27, 2023, the number of shares that the named executive officer will receive will be determined after the end of the performance period on December 31, 2025 and will be based upon the achievement of specified levels of performance during that performance period, as modified. Number of shares shown represents the number of shares of our common stock that can be issued after the end of the performance period on December 31, 2025, based on threshold level of achievement with respect to certain performance targets discussed above. The number of shares of our common stock that can be issued ranges from 0 shares to 27,638 shares for Mr. Geller (13,819 shares for performance at target level), 1,382 shares for Mr. Marino (691 shares for performance at target level), 2,822 shares for Mr. Terry (1,411 shares for performance at target level), 10,364 shares for Mr. Miller (5,182 shares for performance at target level), 7,600 shares for Ms. Marbert (3,800 shares for performance at target level), and 6,910 shares for Mr. Hunter (3,455 shares for performance at target level).

[7]

Calculated by multiplying $84.89, the closing market price of our common stock on December 31, 2023, by the number of Performance Units granted, assuming achievement at the threshold level of performance. The market value of the shares of our common stock that can be issued on the vesting date, based on the Company’s achievement of certain performance targets discussed above, ranges from $0 (if the minimum number of shares, 0 shares, were to be received) to $2,346,190 for Mr. Geller ($1,173,095 for performance at target level), $117,318 for Mr. Marino ($58,659 for performance at target level), $239,560 for Mr. Terry ($119,780 for performance at target level), $879,800 for Mr. Miller ($439,900 for performance at target level), $645,164 for Ms. Marbert ($322,582 for performance at target level), and $586,590 for Mr. Hunter ($293,295 for performance at target level).

MARRIOTT VACATIONS WORLDWIDE 2024 PROXY STATEMENT	Executive Compensation Tables and Discussion	49

Option Exercises and Stock Vested During Fiscal Year 2023

The following table shows information about option and SAR exercises and vesting of Performance Units and RSUs during fiscal year 2023.

	Option/SAR Awards		Stock Awards
	Number of Shares Acquired on Exercise	Value Realized on Exercise[1]	Number of Shares Acquired on Vesting[2]	Value Realized on Vesting
J. Geller	—	$—	3,922	$638,855
J. Marino	—	—	1,522	196,186
A. Terry	—	—	2,230	285,073
B. Miller	—	—	3,266	442,527
J. Marbert	—	—	2,104	342,721
J. Hunter	2,136	221,698	1,752	285,383

[1]	The value realized upon exercise is based on the current trading price at the time of exercise.

[2]	Represents the vesting of RSUs in 2023. The Company did not grant Performance Units in 2021. As a result no Performance Units were vested as of December 31,2023.

Nonqualified Deferred Compensation for Fiscal Year 2023

The following table discloses contributions, earnings, distributions and balances under the MVW Deferred Compensation Plan and the Marriott Deferred Compensation Plan for the 2023 fiscal year. Our executives ceased to be eligible to make further contributions under the Marriott Deferred Compensation Plan as of the Spin-Off. We agreed to reimburse Marriott International for any payments made to our employees under the Marriott Deferred Compensation Plan. Unless otherwise indicated, amounts relate to contributions, earnings, distributions and balances under the MVW Deferred Compensation Plan.

Name	Plan[1]	Executive Contributions in Last FY2	Company Contributions in Last FY3	Aggregate Earnings in Last FY		Aggregate Withdrawals/ Distributions	Aggregate Balance at Last FYE[4]
J. Geller	DCP	$320,768	$14,642	$44,707	[5]	$165,222	$749,909	[6]
	MDCP	—	—	10,538	[5]	—	303,283	[7]
J. Marino	DCP	50,327	4,499	74,983	[5]	—	547,214	[6]
A. Terry	DCP	167,962	8,148	126,818	[5]	6,423	1,330,745	[6]
	MDCP	—	—	8,228	[5]	282,490	—	[7]
B. Miller	DCP	166,943	15,921	42,569	[5]	—	1,308,038	[6]
	MDCP	—	—	33,689	[5]	—	969,441	[7]
J. Marbert	DCP	141,723	10,859	22,631	[5]	—	354,322	[6]
J. Hunter	DCP	45,899	9,285	74,453	[5]	—	563,821	[6]
	MDCP	—	—	4,733	[5]	—	136,085	[7]

[1]	“DCP” and “MDCP” refer to the MVW Deferred Compensation Plan and the Marriott Deferred Compensation Plan, respectively.

[2]

The amounts in this column consist of elective deferrals by the named executive officers of salary for the 2023 fiscal year and non-equity incentive plan compensation for the 2022 fiscal year paid in 2023 under the MVW Deferred Compensation Plan. All of these amounts that are attributable to 2023 salary are reported in the Summary Compensation Table, and all of the amounts that are attributable to 2022 non-equity incentive plan compensation were included in the 2022 Summary Compensation Table.

[3]

The amounts in this column consist of Company contributions that were accrued during 2023 and credited to the participants’ accounts in 2024 under the MVW Deferred Compensation Plan. All of these amounts are included in the Summary Compensation Table in the “All Other Compensation” column for 2023.

[4]

This column includes amounts in each named executive officer’s total MVW Deferred Compensation Plan account balance as of the last day of the 2023 fiscal year, and does not take into account the amounts in the “Company Contributions in Last Fiscal Year” column in the table above that were accrued during fiscal 2023 but credited to the participants’ accounts in 2024.

[5]

These amounts consist of the aggregate notional earnings during 2023 of each named executive officer’s account in the MVW Deferred Compensation Plan or the Marriott Deferred Compensation Plan. Such earnings are reported in the Summary Compensation Table only to the extent that they were credited at a fixed rate of interest in excess of 120% of the applicable federal long-term rate. The fixed rate of return in the MVW Deferred Compensation Plan and the Marriott Deferred Compensation Plan was less than 120% of the applicable federal long-term rate; thus, there was no excess return in 2023.

[6]

Of these amounts, the following were previously reported in the Summary Compensation Table of previously filed proxy statements: Mr. Geller, $912,756; Mr. Marino, $0; Mr. Terry, $217,726; Mr. Miller, $1,002,905; Ms. Marbert, $197,705; and Mr. Hunter, $56,435.

[7]

Of these amounts, the following were previously reported in the Summary Compensation Table of previously filed proxy statements or in a Summary Compensation Table included in a Form 10 or Annual Report on Form 10-K: Mr. Geller, $100,258; Mr. Marino, $0; Mr. Terry, $6,618; Mr. Miller, $233,184; Ms. Marbert, $0; and Mr. Hunter, $23,778.

50	Executive Compensation Tables and Discussion	2024 PROXY STATEMENT MARRIOTT VACATIONS WORLDWIDE

For 2023, we credited amounts subject to the fixed rate of return in participant plan accounts with a rate of return of 3.5%. For 2023, Marriott International credited participant plan accounts with a rate of return of 3.6%, determined largely based on Marriott International’s estimated long-term cost of borrowing. To the extent that either of these fixed rates exceeds 120% of the applicable federal long-term rate, the excess is reported in the Change in Pension Value and Nonqualified Deferred Compensation Earnings column of the Summary Compensation Table. The terms of the MVW Deferred Compensation Plan are described above under “Deferred Compensation Plan.” Under the Marriott Deferred Compensation Plan, the named executive officers could defer the receipt of up to 80% of their salary, bonus, non-equity incentive plan compensation and/or commissions, which amounts were immediately vested. In addition, the named executive officers were eligible to receive a discretionary match or other discretionary contributions, which were vested when made (other than discretionary contributions made for any year prior to 2009, which vested 25 percent per year for each year that the executive remained employed by Marriott International or us), all of which have vested. Because our executives ceased to be eligible to make further contributions under the Marriott Deferred Compensation Plan as of the Spin-Off, no match or discretionary company contribution was received by any of the named executive officers for 2023.

Our named executive officers can receive a distribution of the vested portion of their Marriott Deferred Compensation Plan accounts upon termination of employment (including retirement or disability) or, in the case of deferrals by the executive (and related earnings), upon a specified future date while still employed (an “in-service distribution”), as elected by the executive. Each plan year’s deferrals have a separate distribution election. Distributions payable upon termination of employment are payable as: (i) a lump sum cash payment; (ii) a series of annual cash installments payable over a designated term not to exceed twenty years; or (iii) five annual cash payments beginning on the sixth January following termination of employment, in each case as elected by the executive. In the case of amounts of $10,000 or less, or when no election regarding the form of distribution was made, the distribution is made in a lump sum. The Spin-Off did not by itself trigger a distribution upon termination of employment under the Marriott Deferred Compensation Plan, and continued employment with the Company is treated as employment for purposes of the Marriott Deferred Compensation Plan.

Potential Payments Upon Termination or Change in Control

The following information relates to benefits that would have been paid or payable had a change in control occurred and/or a named executive officer’s employment with the Company terminated as of December 31, 2023, the last business day of our fiscal year. The table below reflects the intrinsic value of unvested stock awards, unvested MVW Deferred Compensation Plan accounts and incentive payments under the Bonus Plan that each named executive officer would have received upon retirement, disability, death, resignation, involuntary termination of employment, or a change in control as of December 31, 2023 (based on our closing stock price of $84.89 as of that date).

Name	Plan	Retirement[1]	Disability	Death	Resignation or Involuntary Termination[2]	Termination Following Change In Control[3]
J. Geller	Cash Severance	$—	$—	$—	$—	$7,125,000
	Annual Bonus[4]	377,625	377,625	377,625	—	1,425,000
	Other Benefits[5]	—	—	—	—	60,636
	MVW Equity Awards[6]	1,850,173	2,197,129	2,473,940	—	3,497,044
	Deferred Compensation Plan[7]	61,604	—	61,604	—	61,604
	Total	$2,289,402	$2,574,754	$2,913,169	$—	$12,169,284
J. Marino	Cash Severance	$—	$—	$—	$—	$1,900,000
	Annual Bonus[4]	—	59,195	59,195	—	214,236
	Other Benefits[5]	—	—	—	—	39,209
	MVW Equity Awards[6]	—	155,774	549,324	—	604,416
	Deferred Compensation Plan[7]	—	—	16,618	—	16,618
	Total	$—	$214,969	$625,137	$—	$2,774,479
A. Terry[8]	Cash Severance	$—	$—	$—	$—	$—
	Annual Bonus[4]	412,500	—	—	—	—
	Other Benefits[5]	—	—	—	—	—
	MVW Equity Awards[6]	529,997	—	—	—	—
	Deferred Compensation Plan[7]	35,015	—	—	—	—
	Total	$977,512	$—	$—	$—	$—
B. Miller	Cash Severance	$—	$—	$—	$—	$3,268,000
	Annual Bonus[4]	216,505	216,505	216,505	—	817,000
	Other Benefits[5]	—	—	—	—	37,425
	MVW Equity Awards[6]	941,325	1,071,430	1,207,783	—	1,635,745
	Deferred Compensation Plan[7]	61,848	—	61,848	—	61,848
	Total	$1,219,678	$1,287,935	$1,486,136	$—	$5,820,018
J. Marbert	Cash Severance	$—	$—	$—	$—	$2,228,000
	Annual Bonus[4]	147,605	147,605	147,605	—	557,000
	Other Benefits[5]	—	—	—	—	27,485
	MVW Equity Awards[6]	795,613	891,020	1,008,983	—	1,334,640
	Deferred Compensation Plan[7]	39,172	—	39,172	—	39,172
	Total	$982,390	$1,038,625	$1,195,760	$—	$4,186,297

MARRIOTT VACATIONS WORLDWIDE 2024 PROXY STATEMENT	Executive Compensation Tables and Discussion	51

Name	Plan	Retirement[1]	Disability	Death	Resignation or Involuntary Termination[2]	Termination Following Change In Control[3]
J. Hunter	Cash Severance	$—	$—	$—	$—	$1,845,280
	Annual Bonus[4]	115,816	115,816	115,816	—	437,040
	Other Benefits[5]	—	—	—	—	38,095
	MVW Equity Awards[6]	698,610	785,355	887,087	—	1,182,263
	Deferred Compensation Plan[7]	35,110	—	35,110	—	35,110
	Total	$849,536	$901,171	$1,038,013	$—	$3,537,788

[1]

Each of Mr. Geller, Mr. Miller, Ms. Marbert, and Mr. Hunter is eligible for “approved retiree” status under the MVW Deferred Compensation Plan and the Equity Plans. Amounts in this column reflect the benefits each would receive if he or she ceased being employed by the Company for any reason on December 31, 2023 and satisfied the requirements of such plans for qualification as an approved retiree. The amounts for Mr. Terry represent the amounts he received as an approved retiree.

[2]

Upon resignation or termination with cause, no benefits would be payable. In addition, there are no contractual rights providing for payment upon a termination without cause other than in connection with a change in control. Any such payments would be based upon negotiation at the time of such termination.

[3]

As described above under “Change in Control Arrangements,” a named executive officer who participates in the Change in Control Plan and who executes a waiver and release of claims in favor of the Company will receive the following severance benefits if his or her employment is terminated involuntarily by the Company or any of its affiliates, other than due to Cause, Total Disability, or death, or is terminated by the named executive officer for Good Reason, in each case, within two years following a Change in Control of the Company: (1) a cash severance payment, payable in a lump sum, equal to two times (or three times, in the case of the Chief Executive Officer of the Company) the sum of his or her Base Salary and Target Bonus; (2) twenty-four months (or thirty-six months, in the case of the Chief Executive Officer of the Company) of Company-subsidized medical, dental and life-insurance coverage for such named executive officer and his or her spouse and dependents, at the same benefit level as provided to the executive immediately prior to the Change in Control, or the cash equivalent of the present value of such coverage (“Benefit Coverage”); (3) any unpaid salary or bonus as of the Termination date for any previously-completed fiscal year (“Earned Amounts”); (4) a pro-rata bonus for the fiscal year in which the named executive officer’s employment is terminated assuming achievement at the target level of performance; (5) vesting of all restricted stock, RSUs or other share-based awards in a form substantially similar to restricted stock or RSUs as of the Termination date; (6) vesting of all unvested or unexercisable options, SARs or other share-based awards in a form substantially similar to options or SARs, which will be exercisable until the earlier of the end of their original term or 12 months (or in the case of certain approved retirees, five years) following the Termination date; and (7) the vesting and immediate payment of all other cash performance units or other share-based awards subject to performance-based vesting criteria based on a presumed achievement of target levels of performance. No amounts are shown for Earned Amounts as we have assumed there would be no such amounts unpaid on the last day of the fiscal year. Certain terms in this footnote are defined above under “Change in Control Arrangements.”

[4]

Upon retirement after either reaching age 55 and completing ten years of service, disability or death, the named executive officer would be entitled to a pro-rata bonus based on target achievement under the 2023 Bonus Plan. The amount shown with respect to annual bonus for each named executive officer is the actual payout amount for 2023. See Note 3 for a description of annual bonus amounts payable following a Change in Control.

[5]	Consists of the Benefit Coverage payable under the Change in Control Plan.

[6]

Upon retirement or permanent disability (as defined in the pertinent plan), a named executive officer may continue to vest in and receive distributions under outstanding stock awards for the remainder of their vesting period and may exercise options and SARs for up to five years in accordance with the awards’ original terms; provided however that upon permanent disability, the Performance Units will immediately vest assuming achievement at the target level of performance. Annual stock awards provide that if the executive retires within one year after the grant date, the executive forfeits a portion of the stock award proportional to the number of days remaining within that one-year period. For these purposes, retirement means a termination of employment with retirement approval of the CPC by an executive who had attained age 55 with 10 years of service. In all cases, however, the CPC or its designee has the authority to revoke approved retiree status if an executive’s employment terminated for serious misconduct or was subsequently found to have engaged in competition or engaged in criminal conduct or other behavior that was actually or potentially harmful to the Company. A named executive officer who dies as an employee or approved retiree would immediately vest in his or her options, SARs and other stock awards. As of December 31, 2023, each of Mr. Geller, Ms. Marbert, Mr. Miller, and Mr. Hunter and Mr. Terry as of his retirement date met the age and service conditions for retirement eligibility. The value of Performance Units vesting upon retirement is calculated based on the probable outcome of the performance conditions as of December 31, 2023; the value of Performance Units vesting upon disability or death is calculated assuming achievement at the target level of performance. See Note 3 for a description of treatment of outstanding equity awards following a Change in Control.

[7]

Consists of the value of unvested employer credits under the MVW Deferred Compensation Plan. The Company may credit participants’ accounts with employer credits that will vest at a rate of 25% per year on the first four anniversaries of the date the discretionary employer credit was allocated to the participant’s account (unless otherwise determined), provided that the participant remains in continued service with the Company. Upon a change in control of the Company or a participant’s death or retirement after reaching age 55 and completing ten years of service, all employer credits will immediately vest in full. Although the Marriott Deferred Compensation Plan also provided for employer credits, no named executive officer has unvested employer credits under the Marriott Deferred Compensation Plan.

[8]	Mr. Terry retired on September 29, 2023 and is an approved retiree.

The benefits reported in the table and narrative above are in addition to benefits available prior to the occurrence of any termination of employment, including benefits available under then-exercisable SARs and options and vested MVW Deferred Compensation Plan balances, and benefits available generally to salaried employees such as benefits under the 401(k) Plan, group medical and dental plans, life and accidental death insurance plans, disability programs, health and dependent care spending accounts, and accrued paid time off. Amounts actually received if any of the named executive officers cease to be employed will vary based on factors such as the timing during the year of any such event, the price of the Company’s stock, the named executive officer’s age, and any changes to our benefit arrangements and policies. We may determine to provide additional or different benefits in connection with any executive’s termination.

52	Executive Compensation Tables and Discussion	2024 PROXY STATEMENT MARRIOTT VACATIONS WORLDWIDE

CEO PAY RATIO

Under rules adopted pursuant to the Dodd-Frank Act of 2010, we are required to calculate and disclose the total compensation paid to our median employee, as well as the ratio of the total compensation paid to the median employee as compared to the total compensation paid to our CEO.

Under the relevant rules, we are required to identify the median employee by use of a consistently applied compensation measure. We chose to utilize compensation rules that were consistent with the Summary Compensation Table. We did not perform adjustments to the compensation paid to part-time employees to calculate what they would have been paid on a full-time basis.

As of December 31, 2023, the date for the determination of the median employee, we had 22,003 employees in 25 countries for purposes of this determination, however, the vast majority of these employees were in North America. In identifying the median employee, we excluded workers in 18 countries totaling 1,028 associates (approximately 4.7% of our workforce) as permitted by the de minimis exemption rules, given the small portion of the total employee population in these countries.

We excluded the following number of workers from the following countries in the identification of the median employee.

Country	Number of Associates	Country	Number of Associates
Argentina	10	Finland	7
Australia	31	Germany	14
Bahamas	24	Hong Kong	3
Brazil	3	Indonesia	217
China	61	Italy	2
Columbia	14	Japan	63
Costa Rica	19	St. Kitts	63
Egypt	8	Thailand	307
France	138	UAE	44

After applying our methodology and excluding the employees listed above, we identified the median employee. Our median employee compensation as calculated using Summary Compensation Table requirements was $44,551. Our CEO’s compensation as reported in the Summary Compensation Table was $5,360,952. Therefore, our CEO to median employee pay ratio is 119:1.

Note that the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios. This information is being provided for compliance purposes. Neither the CPC nor management of the Company used the pay ratio measure in making compensation decisions.

MARRIOTT VACATIONS WORLDWIDE 2024 PROXY STATEMENT	Executive Compensation Tables and Discussion	53

PAY VS. PERFORMANCE
Under rules adopted pursuant to the Dodd-Frank Act of 2010, we are required to disclose pay versus performance for our Principal Executive Officer (“PEO”) and the other NEOs.
Under the relevant rules, we are required to provide (i) the compensation actually paid to these individuals compared to the Summary Compensation Table, (ii) the total stockholder return (“TSR”) for the Company and chosen peer group, calculated against an initial investment value of $100, (iii) our net income and (iv) another selected Company measure. The table below represents each of these requirements, beginning with fiscal year 2020.
The Company utilized the S&P Composite 1500 Hotels, Resorts & Cruise TSR Index, for the peer group. This index has been utilized historically in our Annual Reports on Form
10-K
in connection with the required performance graph and most closely aligns with our line of business.
Adjusted EBITDA, as previously defined, was chosen as the Company-selected financial measure as it is an important indicator of the Company’s operating performance. It is also a measure of our ability to service debt, fund capital expenditures, expand the business, and return cash to the stockholders.
As it relates to compensation decisions, Adjusted EBITDA allows for period-over-period comparisons of our ongoing core operations before the impact of excluded items. The CPC establishes goals that are designed to maintain high standards that are achievable but not certain to be met. We utilize this measure in both the short-term incentive plan and the three-year performance awards because it ensures that short-term management decisions are not influenced by short-term gain at the expense of long-term performance.
The CPC reviews a number of performance metrics when assessing the Company’s performance. However, for compensation decisions, the following metrics are the most important:

•	Adjusted EBITDA, with its relative importance noted above, used in both the short- and long-term incentive

•	Total Revenue, a top line financial measure that captures the business and brand contributions to overall company financials, used in the short-term incentive

•	Adjusted Return on Invested Capital, a strong driver of free cash flow and important comparator to other companies, used in the long-term incentive

Fiscal Year	Summary Compensation Table Total for PEO	Compensation Actually Paid to PEO 1,2,3,4	Average Summary Compensation Table Total for Non-PEO Named Executive Officers	Average Compensation Actually Paid to Non-PEO Named Executive Officers 1,2,5,6	Value of Initial Fixed $100 Investment Based on:		Net Income (Loss)	Adjusted EBITDA (Company Measure) 7
					MVW Total Stockholder Return	S&P Composite 1500 Hotels, Resorts & Cruise TSR Index
2023	$5,360,952	$1,100,008	$1,915,795	$581,977	$70.60	$114.30	$253,228,121	$760,717,150
2022	9,832,891	6,159,868	3,016,545	2,256,841	107.79	71.44	390,774,814	966,274,378
2021	13,223,937	17,472,019	3,405,201	4,215,723	132.49	94.12	52,634,216	656,728,515
2020	6,134,009	9,027,531	1,712,700	2,381,430	106.99	77.40	(255,994,383)	234,980,182

1
Compensation actually paid is calculated starting with the total compensation as reported in the Summary Compensation Table (“SCT”), and then the SCT value of restricted stock and units (including performance-based awards) plus SAR awards are deducted. The amount equal to the fair value at the end of the prior fiscal year or awards granted in any prior fiscal year that fail to meet the applicable vesting conditions during the covered fiscal year are then deducted. Added to the calculation are: fair value, as of year-end,
of awards granted in the first year that are outstanding and unvested; the change in fair value from the prior to current years for awards granted in prior fiscal years that are outstanding and unvested; and the change in fair value as of the vesting date (from the end of the prior fiscal year) for awards granted in any prior fiscal year for which all applicable vesting conditions were satisfied by the end of the covered fiscal year. The fair value of awards that are subject to performance conditions are based on the most probable outcome at the end of the covered fiscal year.

2	SAR calculations measuring the year-end fair value of the outstanding awards were performed by Infinite Equity, an independent equity valuation firm.

3	Mr. Geller served as the Company’s PEO for 2023. Mr. Stephen P. Weisz served as the Company’s PEO for 2022, 2021 and 2020.

4	The bridge between PEO reported SCT compensation to the Compensation Actually paid is outlined below:

Fiscal Year	Reported Summary Compensation Table Total for PEO	Reported Value of Equity Awards	Equity Award Adjustments (a)	Compensation Actually Paid to PEO
2023	$5,360,952	$(4,000,040)	$(260,904)	$1,100,008

54	Executive Compensation Tables and Discussion	2024 PROXY STATEMENT MARRIOTT VACATIONS WORLDWIDE

(a)	The amounts deducted or added in calculating the equity award adjustments are as follows:

Fiscal Year	Year End Fair Value of Equity Awards Granted in the Year and Unvested at Year End	Year Over Year Change in Fair Value of Outstanding and Unvested Equity Awards	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Year Over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Value of Dividends or Other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value	Total Equity Award Adjustments
2023	$1,007,813	$(1,710,902)	$—	$442,185	$—	$—	$(260,904)

5
Included in the average compensation actually paid to
Non-PEO
named executive officers are the following individuals and time periods: Mr. Geller for 2022, 2021, and 2020; Mr. Marino for 2023; Mr. Terry for 2023, 2022 and 2021; Mr. Miller and Ms. Marbert for 2023, 2022, 2021 and 2020; Mr. Hunter for 2023; and Mr. Cunningham for 2021 and 2020.

6	The bridge between non-PEO NEOs reported SCT compensation to the Compensation Actually paid is outlined below:

Fiscal Year	Average Reported Summary Compensation Table Total for Non-PEO NEOs	Average Reported Value of Equity Awards	Average Equity Award Adjustments (a)	Average Compensation Actually Paid to Non-PEO NEOs
2023	$1,915,795	$ (1,150,007)	$(183,811)	$581,977

(a)	The amounts deducted or added in calculating the equity award adjustments are as follows:

Fiscal Year	Average Year End Fair Value of Equity Awards Granted in the Year and Unvested at Year End	Year Over Year Average Change in Fair Value of Outstanding and Unvested Equity Awards	Average Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Year Over Year Average Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Average Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Average Value of Dividends or Other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value	Total Average Equity Award Adjustments
2023	$255,521	$(588,659)	$60,935	$88,392	$—	$—	$(183,811)

7	Refer to description and reconciliation of Adjusted EBITDA in Appendix A.

MARRIOTT VACATIONS WORLDWIDE 2024 PROXY STATEMENT	Executive Compensation Tables and Discussion	55

The below charts represent the alignment of the PEO and NEO pay to Net Income, Adjusted EBITDA, and Company and peer TSR. The graphical representation clearly demonstrates that both the PEO and NEO compensation actually paid (“CAP”) is aligned with stockholder performance. As noted, the financial metrics have increased year over year, whereas the CAP and company TSR have responded to various market conditions in a correlated fashion.

56	Executive Compensation Tables and Discussion	2024 PROXY STATEMENT MARRIOTT VACATIONS WORLDWIDE

COMPENSATION ARRANGEMENTS FOR NON-EMPLOYEE DIRECTORS

In designing and implementing compensation programs applicable to our non-employee directors, our CPC considered the advice and recommendations of Exequity. In determining its recommendation to the Board with respect to compensation for our non-employee directors for 2023, the CPC considered the external market pay practices of the same companies that comprised the peer group it considered with respect to the compensation of our executive officers for 2023 and generally looks to the median of such market data when making director compensation decisions. As a result of the external market review, the CPC recommended and the Board approved an increase of $10,000 in equity as a component of non-employee director compensation in 2023.

For 2023, our compensation arrangements for our non-employee directors for service on our Board consisted of:

•	an annual cash retainer of $85,000 for each non-employee director other than the Chairman and $130,000 for the Chairman;

•	an annual cash retainer of $25,000 for the chairs of each of the Audit Committee, Compensation Policy Committee and Nominating and Corporate Governance Committee;

•	an annual cash retainer of $10,000 for the members (other than the Chairs) of each of the Audit Committee, Compensation Policy Committee and Nominating and Corporate Governance Committee; and

•	an annual equity grant (the “Non-Employee Director Share Awards”) with a grant date value of $175,000 for each non-employee director other than the Chairman and $250,000 for the Chairman.

The Non-Employee Director Share Awards vest immediately upon grant. Non-Employee Director Share Awards granted prior to 2016 represent the right to receive shares of the Company’s common stock upon a director’s completion of Board service. Since 2016, a non-employee director who has achieved the ownership level required by our stock ownership guidelines at such time (without giving effect to any time permitted for achievement) has been permitted to elect one of the following options with respect to each grant of Non-Employee Director Share Awards:

•

to receive the Non-Employee Director Share Awards in the form of stock units with terms, including the payment of dividends, as specified in the Equity Plans, with distribution in the form of shares of the Company’s common stock to occur as elected by the non-employee director as permitted pursuant to the Equity Plans; or

•	to receive the Non-Employee Director Share Awards in the form of shares of the Company’s common stock, to be issued as soon as practicable following the grant date.

If no election is made, Non-Employee Director Share Awards will represent the right to receive shares of the Company’s common stock upon a director’s completion of Board service. When the Company pays a cash dividend, a corresponding dividend equivalent payment is paid in cash with respect to the Non-Employee Director Share Awards. Non-Employee Director Share Awards cannot be transferred or assigned, and the director has no voting rights in the shares of common stock underlying the awards until such time as such shares are distributed to the non-employee director.

The following table summarizes the compensation paid to our non-employee directors during the fiscal year ended December 31, 2023.

Name	Fees Earned or Paid in Cash[1,2]	Stock Awards[3]	Change in Pension Value and Non-qualified Deferred Compensation Earnings[4]	Total
William J. Shaw	$130,000	$250,061	$—	$—
C.E. Andrews	120,000	177,219	—	297,219
Lizanne Galbreath	105,000	177,219	—	282,219
Raymond L. Gellein, Jr.	105,000	174,993	—	279,993
Jonice M. Gray	105,000	177,219	—	282,219
Melquiades R. Martinez	110,000	174,993	—	284,993
William W. McCarten	105,000	174,993	—	279,993
Dianna F. Morgan	120,000	174,993	—	294,993
Stephen R. Quazzo	105,000	174,993	—	279,993

[1]

Directors may elect to defer their cash retainer and committee fees pursuant to the MVW Deferred Compensation Plan. No director elected to defer their cash retainer and committee fees pursuant to the MVW Deferred Compensation Plan in 2023.

[2]	Directors may elect to receive their cash retainer and committee fees in the form of equity awards. Mr. Gellein and Ms. Gray elected equity in lieu of their cash retainer and committee fees in 2023.

MARRIOTT VACATIONS WORLDWIDE 2024 PROXY STATEMENT	Executive Compensation Tables and Discussion	57

[3]	The following table indicates the number of outstanding equity awards held by each non-employee director as of December 31, 2023.

		Number of Securities Underlying Unexercised Options/SARs		Number of Shares or Units of Stock That Have Not Vested	Number of Shares or Units of Stock That Have Vested
Name	Award Type	Exercisable	Unexercisable
William J. Shaw	Non-Employee Director	—	—	—	33,322
C.E. Andrews	Non-Employee Director	—	—	—	17,420
Lizanne Galbreath	Non-Employee Director	—	—	—	7,236
	Stock Units	—	—	—	2,750
Raymond L. Gellein, Jr.	Non-Employee Director	—	—	—	19,046
	Stock Units	—	—	—	4,571
Jonice M. Gray	Non-Employee Director	—	—	—	2,647
	Stock Units	—	—	—	1,738
Melquiades R. Martinez	Non-Employee Director	—	—	—	12,837
William W. McCarten	Non-Employee Director	—	—	—	20,965
Dianna F. Morgan	Non-Employee Director	—	—	—	13,317
Stephen R. Quazzo	Non-Employee Director	—	—	—	1,680
	Stock Units	—	—	—	1,017

[4]

The values reported equal the excess of the return on amounts credited to accounts in the MVW Deferred Compensation Plan at the annually designated rate of return over 120% of the applicable federal long-term rate.

Deferred Compensation Plan

Our non-employee directors are eligible to participate in the MVW Deferred Compensation Plan. A non-employee director may defer receipt of all or part of any non-employee director fees until such future date as he or she elects in accordance with the terms of the MVW Deferred Compensation Plan. A non-employee director may elect to receive his or her deferred amounts in a lump sum or in installments over five, ten, fifteen or twenty years at either a separation from service or upon any of the first five anniversaries of a separation from service. Alternatively, he or she may elect to receive his or her deferred amounts in a lump sum in January of a specified year.

For 2023, participants were able to select a fixed rate of return of 3.5% or a rate of return based on various market-based investment alternatives, such as mutual funds with various investment profiles, and were also able to select such a rate for their existing account balances. Participants were not limited to minimum elections in the fixed rate of return. To support our ability to meet our obligations under the MVW Deferred Compensation Plan, we acquired insurance on the lives of certain participants in the MVW Deferred Compensation Plan, the proceeds of which are payable to a trust of which the Company is the grantor. For 2023, participants may select a rate of return based on market-based investment alternatives for up to 100% of their contributions and existing balances. There are no earnings reported in the Change in Pension Value and Nonqualified Deferred Compensation Earnings column as the fixed rate of return in the MVW Deferred Compensation Plan was less than 120% of the applicable federal long-term rate.

Clawbacks

Under our clawback policy, the Board may recoup any compensation received by a director who has engaged in conduct that violates our Business Conduct Guide or in willful misconduct or fraud that causes harm to the Company. Compensation received up to three years prior to the willful misconduct or fraud and after the date of the adoption of the policy is subject to potential recoupment under the policy.

Stock Ownership Guidelines

Under our stock ownership guidelines, non-employee directors are required to own shares of our stock with a value equal to five times their Board cash retainer for the fiscal year for which compliance is being evaluated. For purposes of determining compliance with the guidelines, the following are considered shares owned by the director: shares owned by the director and his or her spouse; shares held by a trust if any beneficiaries of which are the director or his or her family members; shares held jointly with others; restricted stock awards; restricted stock unit awards; Non-Employee Director Share Awards; and share equivalents deferred in accordance with our plans. Shares underlying options and SARs are not considered owned by the director. The CPC receives an annual report of the ownership achieved by each director as of the end of the fiscal year, with the achievement level determined by reference to the average of the closing prices of our common stock for the 20 trading days ending on the last trading day of the fiscal year. As of the end of 2023, all directors had achieved the required ownership levels with the exception of the two most recently appointed directors who were appointed in November 2021 and December 2023 and who have until the end of 2026 and 2028, respectively, to become compliant.

58	Executive Compensation Tables and Discussion	2024 PROXY STATEMENT MARRIOTT VACATIONS WORLDWIDE

Pledging, Hedging, and Derivative Transactions

Employees, officers and directors are prohibited from including the Company’s stock or other securities in a margin account or pledging such securities as collateral for a loan or shorting the sale of our stock or securities. These persons are further prohibited from buying, selling, writing or otherwise entering into any other “derivative” transaction related to our stock or securities, including options, warrants, puts, calls, and similar rights that have an exercise or conversion privilege that is related to the price of our securities, or similar securities with a value derived from the value of our securities (in each case, other than the receipt or exercise of stock options or other derivative securities that we issue to employees, officers or directors pursuant to Company compensation plans). This prohibition of derivative transactions extends to any transactions designed to hedge or offset, or that have the effect of hedging or offsetting, any decrease in the market value of our securities. As such, employees, officers and directors may not utilize financial instruments, such as prepaid variable forwards, equity swaps, collars or exchange funds.

MARRIOTT VACATIONS WORLDWIDE 2024 PROXY STATEMENT	Executive Compensation Tables and Discussion	59

STOCK OWNERSHIP

STOCK OWNERSHIP OF OUR DIRECTORS, EXECUTIVE OFFICERS AND CERTAIN BENEFICIAL OWNERS

The table below sets forth the beneficial ownership of the Company’s common stock as of March 11, 2024 (unless otherwise noted) by:

•	those persons or entities (or group of affiliated persons or entities) known by management to beneficially own more than 5% of the outstanding shares of the Company’s common stock;

•	each director and director nominee of the Company;

•	each named executive officer of the Company; and

•	all of the current executive officers and directors of the Company as a group.

Ownership consists of sole voting and sole dispositive power, except as indicated in the notes below, and except for shares registered in the name of children sharing the same household or subject to any community property laws.

Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of the Company’s common stock that such person has the right to acquire within 60 days of the applicable date, including through the exercise of SARs, are deemed outstanding for such person. Such shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person. Percentage ownership is based upon 35,177,666 shares of the Company’s common stock outstanding on March 11, 2024.

Stock Ownership of Certain Beneficial Owners

Name	Amount and Nature of Beneficial Ownership		Percent of Class[1]
Directors and Nominees
C.E. Andrews	24,438	[2]	*
Lizanne Galbreath	14,885	[2]	*
Mary E. Galligan	0	[2]	*
Raymond L. Gellein, Jr.	29,034	[2]	*
John E. Geller, Jr.	100,976	[3,4]	*
Jonice M. Gray	4,418	[2]	*
Melquiades R. Martinez	19,295	[2]	*
William W. McCarten	26,904	[2,5]	*
Dianna F. Morgan	17,762	[2]	*
Stephen R. Quazzo	17,259	[2,6]	*
William J. Shaw	176,931	[2]	*
Named Executive Officers (other than Mr. Geller)
James H Hunter, IV	37,055	[4]	*
Jeanette E. Marbert	98,669	[4]	*
Jason P. Marino	4,481	[4]	*
Brian E. Miller	25,876	[4]	*
Anthony E. Terry	5,863	[4,7]	*
All Directors and Current Executive Officers as a Group
(15 persons)	448,434	[8]	1.3%
Five Percent Beneficial Owners
BlackRock, Inc.	3,142,170	[9]	8.9%
The Vanguard Group, Inc.	3,123,164	[10]	8.9%
JWM Family Enterprises	2,002,797	[11]	5.7%
Senvest Management, LLC	1,852,369	[12]	5.3%

*	Less than 1%.

[1]	Based on the number of shares outstanding 35,177,666 on March 11, 2024, plus the number of shares acquirable by the specified persons within 60 days of March 11, 2024 as described below.

[2]

Includes shares subject to Non-Employee Director Share Awards currently exercisable or exercisable within 60 days after March 11, 2024 as follows: Mr. Andrews, 17,494 shares; Ms. Galbreath, 10,066 shares; Mr. Gellein, 23,657 shares; Ms. Gray, 4,418 shares; Mr. Martinez, 12,837 shares; Mr. McCarten, 20,980 shares; Ms. Morgan, 13,339 shares; Mr. Quazzo, 2,719 shares; and Mr. Shaw 33,344 shares.

60	Stock Ownership	2024 PROXY STATEMENT MARRIOTT VACATIONS WORLDWIDE

[3]	Includes 69,238 shares held in revocable trusts by Mr. Geller and Mr. Geller’s spouse and 500 shares in a trust of which Mr. Geller serves as trustee.

[4]

Includes shares subject to SARs currently exercisable or exercisable within 60 days after March 11, 2024, as follows: Mr. Geller, 8,718 shares; and Mr. Hunter, 3,302 shares. For purposes of determining the number of shares subject to SARs that are beneficially owned by each such person, we have calculated the number of shares that such person could obtain by exercising all in the money SARs that are currently exercisable or exercisable within 60 days after March 11, 2024, based on the closing price of our common stock on March 11, 2024.

[5]	Includes 6 shares held as tenants in common with Mr. McCarten’s spouse and 1,966 shares held by a limited liability corporation in which Mr. McCarten owns a 2% interest and acts as Manager.

[6]	Includes 28 shares held by trusts for the benefit of Mr. Quazzo’s spouse.

[7]	Mr. Terry retired as the Company’s Executive Vice President and Chief Financial Officer as of September 29, 2023.

[8]

Includes the aggregate number of shares subject to SARs and RSUs for all executive officers as a group, Non-Employee Director Share Awards and Non-Employee Director Stock Units currently exercisable or exercisable within 60 days after March 11, 2024. For purposes of determining the number of shares subject to SARs that are beneficially owned, we have calculated the number of shares that such persons could obtain by exercising all in the money SARs that are currently exercisable or exercisable within 60 days after March 11, 2024, based on the closing price of our common stock on March 11, 2024.

[9]

Based solely on the information contained in a Schedule 13G/A filed with the SEC on January 25, 2024 by BlackRock, Inc. (“BlackRock”). BlackRock reported sole voting power as to 3,038,871 shares and sole dispositive power as to 3,142,170 shares. The address of BlackRock is 50 Hudson Yards, New York, New York 10001.

[10]

Based solely on the information contained in a Schedule 13G/A filed with the SEC on February 13, 2024 by The Vanguard Group, Inc. (“Vanguard”). Vanguard reported shared voting power as to 15,518 shares, sole dispositive power as to 3,071,793 shares, and shared dispositive power as to 51,371 shares. The address of Vanguard is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355.

[11]

Based solely on the information contained in a Schedule 13G/A filed with the SEC on February 5, 2024 jointly by JWM Family Enterprises, Inc. and JWM Family Enterprises, L.P. Consists of the following: (a) 919,999 shares owned by Thomas Point Ventures, L.P., a Delaware limited partnership, whose sole general partner is JWM Family Enterprises, L.P.; (b) 70,000 shares held by Penny Lane Limited Holdings, LLC, a Delaware limited liability company, whose sole member is JWM Family Enterprises, L.P.; (c) 47,500 shares owned by Anchorage Partners, L.P., a Delaware limited partnership, whose sole general partner is JWM Family Enterprises, L.P.; and (d) 965,298 shares owned by JWM Family Enterprises, L.P. JWM Family Enterprises, Inc. is the sole general partner of JWM Family Enterprises, L.P. JWM Family Enterprises, Inc. reported shared voting and dispositive power as to 2,002,797 shares, and JWM Family Enterprises, L.P. reported shared voting and dispositive power as to 1,082,798 shares. The address of each of JWM Family Enterprises, Inc. and JWM Family Enterprises, L.P. is 540 Gaither Road, Suite 100, Rockville, MD 20850.

[12]

Based solely on the information contained in a Schedule 13G/A filed with the SEC on January 26, 2024 jointly by Senvest Management, LLC (“Senvest Management”) and Richard Mashaal. Senvest Management may be deemed to beneficially own 1,852,369 shares held by Senvest Master Fund, LP (“Senvest Fund”) due to its being the investment manager of Senvest Fund. Mr. Mashaal may be deemed to beneficially own all such shares due to his being the managing member of Senvest Management. Senvest Management and Mr. Mashaal have shared voting power and shared dispositive power with respect to all such shares. The address for Senvest Management and Mr. Mashaal is 540 Madison Avenue, 32nd Floor, New York, NY 10022.

MARRIOTT VACATIONS WORLDWIDE 2024 PROXY STATEMENT	Stock Ownership	61

TRANSACTIONS WITH RELATED PERSONS

POLICY ON TRANSACTIONS AND ARRANGEMENTS WITH RELATED PERSONS

We have adopted a written policy for approval of transactions and arrangements between the Company and “Related Persons,” which include our current and recent former directors, director nominees, current and recent former executive officers, greater than five percent stockholders, and immediate family members of any of the foregoing, where the amount involved exceeds, or may be expected to exceed, $120,000.

The policy provides that the Nominating and Corporate Governance Committee will conduct a reasonable prior review of, and oversee, all transactions subject to the policy for potential conflicts of interest and will prohibit a transaction if it determines it to be inconsistent with the interest of the Company and its stockholders. The Nominating and Corporate Governance Committee also will review the material facts of transactions subject to the policy and determine whether or not to approve or ratify those transactions. In determining whether to approve or ratify a transaction subject to the policy, the Committee will take into account, among other factors, whether the transaction is on terms that are no less favorable to the Company than terms generally available to an unaffiliated third party under similar circumstances and the materiality of the related person’s interest in the transaction. The policy provides that transactions subject to the policy must be approved in advance, but if approval is required but not reasonably feasible, then the transaction will be considered and, if determined to be appropriate, ratified at the Nominating and Corporate Governance Committee’s next regularly scheduled meeting.

No director, officer or associate of the Company who has, or whose immediate family member has, any direct or indirect interest in the transaction may play any role in negotiating, approving, making decisions for or administering such transaction on our behalf. In the case of ongoing transactions between us and a related party, the Nominating and Corporate Governance Committee may establish guidelines for our management to follow in dealings with the related party and, if the Committee establishes such guidelines, it must assess the ongoing relationship in light of those guidelines on at least an annual basis. If a transaction consists of a change to an existing transaction, the transaction will be evaluated on the basis of the terms of the overall transaction, arrangement or relationship so modified.

The Nominating and Corporate Governance Committee has pre-approved under the policy certain transactions with related persons that meet specific criteria. A summary of certain new transactions we enter into that were pre-approved under the policy is required to be provided to the Nominating and Corporate Governance Committee at its regularly scheduled meetings. Pre-approved transactions are limited to:

•

ordinary course sales of vacation ownership, fractional or similar ownership interests with specified maximum dollar thresholds at prices that are no lower than those available under Company-wide employee discount programs;

•

rental of a time share unit, fractional unit, condominium or residence owned or controlled by a Related Person if the terms of the rental arrangement, including rental rate, are on terms that are no less favorable to the Company than terms generally available to an unaffiliated third-party under the same or similar circumstances;

•

employment and compensation relationships that are subject to Compensation Policy Committee or other specified internal management approvals and which, in the case of executive officers and directors, are subject to required proxy statement disclosure;

•	certain transactions with other companies and certain charitable contributions that satisfy the independence criteria under both our Corporate Governance Policies and the NYSE Listing Standards;

•	certain transactions with Marriott International in the ordinary course of business;

•	transactions where the related party’s interest arises solely from ownership of our common stock and all holders of our common stock receive the same benefit on a pro rata basis;

•

certain transactions involving the employment of a Related Person by the Company or one of its subsidiaries where the amount of annual compensation involved (including salary and incentive awards) is or is expected to be less than $120,000 upon initial hire, provided that such transaction is approved by at least two members of the Corporate Growth Committee (an internal management committee whose members currently include our Chief Financial Officer, General Counsel, Chief Human Resources Officer and other executive officers) who do not have any direct or indirect interest in the transaction determine that the terms and amount of such compensation (including salary and incentive awards) are commensurate with the Related Person’s qualifications and responsibilities and with the compensation of other employees holding similar positions; after initial hire, any promotion of or special award granted to such Related Person shall be submitted to the Nominating and Corporate Governance Committee for approval in accordance with the policy;

•	transactions where the rates or charges involved are determined by competitive bids, or fixed in conformity with law or governmental authority; and

•	transactions involving banking-related services such as transfer agent, registrar, trustee under a trust indenture or similar services.

DELINQUENT SECTION 16(a) FILINGS

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires the Company’s directors, executive officers and holders of more than 10% of the Company’s common stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. To our knowledge, based solely on a review of copies of Forms 3, 4 and 5 and any amendments thereto filed with the SEC stockholder reports from our transfer agent and written representations that no other reports were required, during the fiscal year ended December 31, 2023 our officers, directors and 10% or more stockholders complied with all Section 16(a) filing requirements applicable to them.

62	Transactions with Related Persons	2024 PROXY STATEMENT MARRIOTT VACATIONS WORLDWIDE

CERTAIN RELATIONSHIPS AND POTENTIAL CONFLICTS OF INTEREST

Since the acquisition of ILG, we have employed David Marbert, son of Jeanette E. Marbert, our President, Exchange & Third-Party Management. David Marbert is employed as Director, Products and Partnership, a position he has held since August 6, 2022. In 2023, he received compensation from the Company in the aggregate amount of $196,614 (which includes base salary, bonus, the value of stock-based awards and other compensation). We have determined this compensation based on reference to market compensation paid to individuals in similar positions at other companies and/or the compensation paid to non-family members in similar positions at the Company.

MARRIOTT VACATIONS WORLDWIDE 2024 PROXY STATEMENT	Transactions with Related Persons	63

STOCKHOLDER PROPOSALS AND NOMINATIONS FOR DIRECTORS FOR THE 2025 ANNUAL MEETING

Under Rule 14a-8, any stockholder proposals intended to be presented at the Company’s 2025 Annual Meeting of Stockholders (the “2025 Annual Meeting”) must be received by the Company at 7812 Palm Parkway, Orlando, Florida 32836, Attn: Corporate Secretary, on or before November 21, 2024, to be eligible for inclusion in our Proxy Statement related to our 2025 Annual Meeting of Stockholders. Any such proposal will be subject to the requirement of the proxy rules adopted under the Exchange Act, and as with any stockholder proposal (regardless of whether such proposal is included in the Company’s proxy materials), our Restated Certificate of Incorporation and our Restated Bylaws and Delaware law.

For proposals or director nominations to be considered for presentation at our next annual meeting, but not for inclusion in our Proxy Statement for that meeting, proposals must be delivered with the information required under the Restated Bylaws (which includes information required under Rule 14a-19) to the Company’s Corporate Secretary at its principal executive office not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting. For the 2025 Annual Meeting, such nominations or proposals must be delivered to the Corporate Secretary no later than the close of business on February 9, 2025 nor earlier than the close of business on January 10, 2025. In the event that the date of the Company’s annual meeting is more than 30 days before or more than 70 days after the first anniversary of the preceding year’s annual meeting, then, to be timely, such stockholder’s notice must be submitted in writing not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the date on which public announcement of the date of such meeting is first made by the Company.

OTHER INFORMATION

This Proxy is solicited on behalf of the Board. We have also retained D.F. King & Co., Inc. to assist in distribution of these proxy materials and soliciting proxy voting instructions, at an estimated cost not to exceed $9,500, plus reasonable expenses. The Company will bear all expenses in connection with the Annual Meeting and this proxy solicitation. Proxies may be solicited by certain of our directors, officers and employees, without additional compensation, in person, by telephone, by mail, telegram, facsimile, or other electronic or other means. Broadridge Financial Services, Inc. will request that brokerage houses, banks and other custodians forward the proxy materials to beneficial owners of our common stock. We will reimburse brokerage houses, banks, and other custodians for their reasonable expenses for forwarding these materials to beneficial owners. Broadridge Financial Services, Inc. will act as proxy tabulator.

If you and other residents at your mailing address own shares of common stock in street name, your broker or bank may have sent you a notice that your household will receive only one Notice Regarding the Availability of Proxy Materials or set of proxy materials for each company in which you hold stock through that broker or bank unless you respond with contrary instructions. This practice, known as “householding,” is designed to reduce our printing and postage costs. If you did not respond, the broker or bank will send only one copy of the notice regarding the availability of proxy materials to your address. You may revoke your consent to householding at any time by contacting Broadridge Financial Services, Inc. either by calling 1-866-540-7095 or by writing to Broadridge Householding Department, 51 Mercedes Way, Edgewood, New York 11717. In any event, if you did not receive an individual copy of the Notice Regarding the Availability of Proxy Materials, or if you wish to receive individual copies of the Notice Regarding the Availability of Proxy Materials or our proxy materials for future meetings, we will promptly send a copy to you if you write to Marriott Vacations Worldwide Corporation, 7812 Palm Parkway, Orlando, Florida, 32836, Attention: Investor Relations or call Investor Relations at 1-407-206-6000. If you and other residents at your mailing address are registered stockholders and you receive more than one copy of the Notice Regarding the Availability of Proxy Materials, but you wish to receive only one copy, you must request, in writing, that the Company eliminate these duplicate mailings. To request the elimination of duplicate copies, please write to Computershare, P.O. Box 43078, Providence, Rhode Island, 02940-3078.

Any stockholder who would like a copy of our 2023 Annual Report may obtain one, without charge, by addressing a request to the Corporate Secretary, Marriott Vacations Worldwide Corporation, 7812 Palm Parkway, Orlando, Florida, 32836. The Company’s copying costs will be charged if copies of exhibits to the 2023 Annual Report are requested. You may also obtain a copy of the 2023 Annual Report, including exhibits, from the Investor Relations portion of our website (www.marriottvacationsworldwide.com) by clicking on “Financial Information”.

64	Stockholder Proposals and Nominations for Directors for the 2025 Annual Meeting	2024 PROXY STATEMENT MARRIOTT VACATIONS WORLDWIDE

APPENDIX A

Reconciliation of Non-GAAP Measures to GAAP Measures (Unaudited)

In this Proxy Statement, we present Adjusted net income attributable to common stockholders, Adjusted diluted earnings per share, EBITDA, and Adjusted EBITDA, financial measures that are not prescribed by GAAP. The tables below reconcile these non-GAAP financial measures to the most directly comparable GAAP financial measure. We evaluate and present these non-GAAP financial measures for the reasons described below. Further, we evaluate Adjusted EBITDA in particular as a financial objective with respect to which amounts payable under the Bonus Plan may be earned by our named executive officers. Please be aware that these non-financial measures have limitations and should not be considered in isolation or as a substitute for net income or loss attributable to common stockholders or any other comparable performance measure calculated in accordance with GAAP. In addition, other companies in our industry may calculate these non-GAAP financial measures differently than we do or may not calculate them at all, limiting their usefulness as a comparative measure.

EBITDA, a financial measure that is not prescribed by GAAP, is defined as earnings, or net income or loss attributable to common stockholders, before interest expense, net (excluding consumer financing interest expense associated with term securitization transactions), income taxes, depreciation and amortization. Adjusted EBITDA reflects additional adjustments for certain items, and excludes share-based compensation expense to address considerable variability among companies in recording compensation expense because companies use share-based payment awards differently, both in the type and quantity of awards granted. For purposes of our EBITDA and Adjusted EBITDA calculations, we do not adjust for consumer financing interest expense associated with term securitization transactions because we consider it to be an operating expense of our business. We consider Adjusted EBITDA to be an indicator of operating performance, which we use to measure our ability to service debt, fund capital expenditures, expand our business, and return cash to stockholders. We also use Adjusted EBITDA, as do analysts, lenders, investors, and others, because this measure excludes certain items that can vary widely across different industries or among companies within the same industry. For example, interest expense can be dependent on a company’s capital structure, debt levels and credit ratings. Accordingly, the impact of interest expense on earnings can vary significantly among companies. The tax positions of companies can also vary because of their differing abilities to take advantage of tax benefits and because of the tax policies of the jurisdictions in which they operate. As a result, effective tax rates and provisions for income taxes can vary considerably among companies. EBITDA and Adjusted EBITDA also exclude depreciation and amortization because companies utilize productive assets of different ages and use different methods of both acquiring and depreciating productive assets. These differences can result in considerable variability in the relative costs of productive assets and the depreciation and amortization expense among companies. We believe Adjusted EBITDA is useful as an indicator of operating performance because it allows for period-over-period comparisons of our on-going core operations before the impact of the excluded items. Adjusted EBITDA also facilitates comparison by us, analysts, investors, and others of results from our on-going core operations before the impact of these items with results from other companies.

Similarly, we believe non-GAAP financial measures including Adjusted net income attributable to common stockholders and Adjusted diluted earnings per share provide useful information to investors because these non-GAAP financial measures facilitate period-over-period comparisons of our on-going core operations and comparison of our results from our on-going core operations with results from other companies.

The tables below shows our EBITDA and Adjusted EBITDA calculation and reconciles these measures with Net income attributable to common stockholders, which is the most directly comparable GAAP financial measure.

MARRIOTT VACATIONS WORLDWIDE 2024 PROXY STATEMENT	Appendix A	A-1

The table below is a reconciliation of Net income attributable to common stockholders to Adjusted net income attributable to common stockholders and Adjusted earnings per share - diluted:

	Fiscal Years
(in millions, except per share amounts)	2023	2022	2021
Net income attributable to common stockholders	$254	$391	$49
Provision for income taxes	146	191	74
Income before income taxes attributable to common stockholders	400	582	123
Certain items:
ILG integration	15	98	93
Welk acquisition and integration	22	14	16
Other transformation initiatives	—	10	—
Other transaction costs	—	3	1
Transaction and integration costs	37	125	110
Early redemption of senior notes	10	—	55
Gain on disposition of hotel, land, and other	(8)	(33)	—
Gain on disposition of VRI Americas	—	(17)	—
Foreign currency translation	(6)	10	—
Insurance proceeds	(9)	(6)	—
Change in indemnification asset	(31)	3	(7)
Other	(3)	3	3
(Gains) losses and other (income) expense, net	(47)	(40)	51
Purchase accounting adjustments	8	11	10
Litigation charges	13	11	10
Restructuring charges	6	—
Impairment charges	32	2	3
Expiration/forfeiture of deposits on pre-acquisition preview packages	—	(6)	—
Early termination of VRI management contract	—	(2)	—
Eliminate impact of Consolidated Property Owners’ Associations	—	—	(8)
Change in estimate relating to pre-acquisition contingencies	—	(12)	—
COVID-19 related adjustments	—	—	(2)
Other	1	6	(1)
Adjusted pretax income	450	677	296
Provision for income taxes	(128)	(219)	(106)
Adjusted net income attributable to common stockholders	$322	$458	$190
Diluted shares	43.5	45.2	43.3
Adjusted earnings per share - Diluted	$7.83	$10.26	$4.40

A-2	Appendix A	2024 PROXY STATEMENT MARRIOTT VACATIONS WORLDWIDE

The table below is a reconciliation of Net income attributable to common stockholders to EBITDA and Adjusted EBITDA:

	Fiscal Years
(in millions)	2023	2022	2021
Net income attributable to common stockholders	$254	$391	$49
Interest expense, net	145	118	164
Tax provision	146	191	74
Depreciation and amortization	135	132	146
EBITDA	680	832	433
Share-based compensation	31	39	51
ILG integration	15	98	93
Welk acquisition and integration	22	14	16
Other transformation initiatives	—	10	—
Other transaction costs	—	3	1
Transaction and integration costs	37	125	110
Early redemption of senior notes	10	—	55
Gain on disposition of hotel, land, and other	(8)	(33)	—
Gain on disposition of VRI Americas	—	(17)	—
Foreign currency translation	(6)	10	—
Insurance proceeds	(9)	(6)	—
Change in indemnification asset	(31)	3	(7)
Other	(3)	3	3
(Gains) losses and other (income) expense, net	(47)	(40)	51
Purchase accounting adjustments	8	11	10
Litigation charges	13	11	10
Restructuring charges	6	—	—
Impairment charges	32	2	3
Expiration/forfeiture of deposits on pre-acquisition preview packages	—	(6)	—
Early termination of VRI management contract	—	(2)	—
Eliminate impact of Consolidated Property Owners’ Associations	—	—	(8)
Change in estimate relating to pre-acquisition contingencies	—	(12)	—
COVID-19 related adjustments	—	—	(2)
Other	1	6	(1)
Adjusted EBITDA	$761	$966	$657

MARRIOTT VACATIONS WORLDWIDE 2024 PROXY STATEMENT	Appendix A	A-3

APPENDIX B

Marriott Vacations Worldwide Corporation

2020 Equity Incentive Plan

As Amended and Restated Effective May 10, 2024

PREAMBLE

Marriott Vacations Worldwide Corporation has established the Marriott Vacations Worldwide Corporation 2020 Equity Incentive Plan, which shall become effective on the Effective Date and shall remain in effect for the period set forth in Article 1.4 hereof. The Plan is amended and restated effective May 10, 2024, subject to approval by the Company’s stockholders.

MARRIOTT VACATIONS WORLDWIDE 2024 PROXY STATEMENT	Appendix B	B-1

MARRIOTT VACATIONS WORLDWIDE CORPORATION

2020 EQUITY INCENTIVE PLAN

As Amended and Restated Effective May 10, 2024

Article 1 Establishment, Objectives, and Duration

1.1 Establishment of the Plan. Marriott Vacations Worldwide Corporation, a Delaware corporation, hereby establishes an incentive compensation plan to be known as the Marriott Vacations Worldwide Corporation 2020 Equity Incentive Plan, as set forth in this document, as amended and restated effective May 10, 2024 (the “Restatement Effective Date”).

1.2 Purpose of the Plan. The purpose of the Plan is to promote and enhance the long -term growth of the Company by aligning the personal interests of Employees, Non-Employee Directors to those of Company stockholders and allowing such Employees and Non-Employee Directors to participate in the growth, development and financial success of the Company. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of key individuals.

1.3 History. Prior to the Effective Date, the Company had in effect the Marriott Vacations Worldwide Corporation Stock and Cash Incentive Plan (the “Prior Marriott Plan”) and the Amended and Restated Interval Leisure Group, Inc. 2013 Stock and Incentive Compensation Plan (together with the Prior Marriott Plan, the “Prior Plans”). Upon stockholder approval of this Plan in 2020, the Prior Plans terminated and no new awards have been granted under the Prior Plans, although awards granted under the Prior Plans and still outstanding will continue to be subject to all terms and conditions of the Prior Plans.

1.4 Duration of the Plan. The Plan commenced on the Effective Date. The Plan shall remain in effect, subject to the right of the Board of Directors to terminate the Plan at any time pursuant to Article 14 hereof, until the earlier of the date all Shares subject to it shall have been purchased or acquired according to the Plan’s provisions or the 10th anniversary of the Restatement Effective Date, provided the stockholders of the Company have approved the Plan as restated.

Article 2 Definitions

Whenever used in the Plan, the following terms shall have the meanings set forth below, and when the meaning is intended, the initial letter of the word shall be capitalized:

2.1 “Annual Meeting” means the annual meeting of the stockholders of the Company at which Directors are elected.

2.2 “Approved Retiree” means, unless otherwise specified in an Award Agreement, any awardee of an Award who (i) terminates employment by reason of a Disability, or (ii) (A) retires from employment with the Company with the specific approval of the Committee on or after such date on which the awardee has attained age fifty-five (55) and completed ten (10) Years of Service, and (B) except to the extent prohibited or unenforceable under applicable law, has entered into and has not breached an agreement to refrain from Engaging in Competition in form and substance satisfactory to the Committee.

2.3 “Award” means, individually or collectively, a grant under this Plan of SARs, Nonqualified Stock Options, Incentive Stock Options, Restricted Stock, RSUs, Other Share-Based Awards, Non-Employee Director Share Awards, Stock Units, Director SARs and Director Options.

2.4 “Award Agreement” means an agreement entered into by the Company and each Participant setting forth the terms and provisions applicable to an Award granted under this Plan.

2.5 “Beneficial Owner” or “Beneficial Ownership” shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

2.6 “Beneficiary” means the person or persons designated pursuant to Article 11 hereof.

2.7 “Board” or “Board of Directors” means the Board of Directors of the Company.

2.8 “Change in Control Price per Share” means (a) in the case of a Change in Control in which consideration is paid to the general stockholders of the Company, through a tender offer or otherwise, the price paid per Share to such stockholders as determined by the Committee in its sole discretion and (b) in the case of a Change in Control in which consideration is not paid to the general stockholders of the Company, such as a sale of all or substantially all of the Company’s assets, the value of the consideration on a per Share basis as determined by the Committee in its sole discretion.

2.9 “Code” means the Internal Revenue Code of 1986, as amended from time to time.

2.10 “Committee” means the Compensation Policy Committee of the Board, as specified in Article 3 hereof, or such other committee appointed by the Board to administer the Plan with respect to grants of Awards.

B-2	Appendix B	2024 PROXY STATEMENT MARRIOTT VACATIONS WORLDWIDE

2.11 “Company” means Marriott Vacations Worldwide Corporation, together with any and all Subsidiaries, and any successor thereto as provided in Article 18 hereof.

2.12 “Director” means any member of the Board.

2.13 “Director SAR” and “Director Option” mean, respectively, a SAR and a Nonqualified Stock Option as described in Article 10 hereof.

2.14 “Disability” means a permanent and total disability, within the meaning of Code Section 22(e)(3), as determined by the Committee in good faith, upon receipt of sufficient competent medical advice from one or more individuals, selected by or satisfactory to the Committee, who are qualified to give professional medical advice.

2.15 “Effective Date” means the date of the 2020 Annual Meeting, subject to the approval of the Plan by the Company’s stockholders at such meeting.

2.16 “Employee” means any individual who is, or will become, an active, non-union employee of the Company. Any Employee who, at the request of the Company, and on the written assignment of the Company specifically referencing this provision of the Plan, becomes an employee of another employer shall continue to be treated as an Employee for all purposes hereunder during the period of such assignment. Non-Employee Directors shall not be considered Employees under this Plan.

2.17 “Engaging in Competition” means (a) engaging, individually or as an employee, consultant, owner (more than five percent (5%)) or agent of any entity, in or on behalf of any business engaged in significant competition (or that transacts or cooperates with another business in activities of significant competition) with any business operated by the Company or with interests adverse to those of the Company; (b) soliciting and hiring a key employee of the Company in another business, whether or not in significant competition with any business operated by the Company; or (c) using or disclosing confidential or proprietary information, in each case, without the approval of the Company.

2.18 “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

2.19 “Exercise Price” means the price at which a Share may be purchased by a Participant pursuant to an Option or the base price from which appreciation in Shares is measured under a SAR.

2.20 “Fair Market Value” means the average of the highest and lowest quoted selling prices for the Shares on the relevant date, or (if there were no sales on such date) the average so computed on the nearest day before or the nearest day after the relevant date, as reported in The Wall Street Journal or a similar publication selected by the Committee.

2.21 “Fee Deferral Election” means an election made by a Non-Employee Director to defer the receipt of Fees, as described in Article 10.3 hereof.

2.22 “Fees” means all or part of any retainer and/or fees payable to a Non-Employee Director in his or her capacity as such.

2.23 “Incentive Stock Option” or “ISO” means an option to purchase Shares granted under Article 6 hereof, which is designated as an Incentive Stock Option and which is intended to meet the requirements of Code Section 422.

2.24 “Insider” means an individual who is, on the relevant date, an officer, Director or more than ten percent (10%) beneficial owner of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, all as defined under Section 16 of the Exchange Act.

2.25 “Non-Employee Director” means a Director who is not an Employee of the Company.

2.26 “Non-Employee Director Share Award” shall mean an award of Shares to a Non-Employee Director, as described in Article 10.2 hereof.

2.27 “Nonqualified Stock Option” or “NQSO” means an option to purchase Shares granted under Article 6 hereof and which is not intended to meet the requirements of Code Section 422.

2.28 “Option” means an Incentive Stock Option or a Nonqualified Stock Option, as described in Article 6 hereof, or a Director Option as described in Article 10 hereof.

2.29 “Other Share-Based Award” means an Other Share-Based Award, as described in Article 9 hereof.

2.30 “Participant” means an individual who has an outstanding Award granted under the Plan.

2.31 “Period of Restriction” means the period during which the transfer of Shares of Restricted Stock is limited in some way (based on the passage of time, the achievement of performance objectives, or upon the occurrence of other events as determined by the Committee, in its discretion), and the Shares are subject to a substantial risk of forfeiture, as provided in Article 7 hereof.

MARRIOTT VACATIONS WORLDWIDE 2024 PROXY STATEMENT	Appendix B	B-3

2.32 “Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof.

2.33 “Plan” means this Marriott Vacations Worldwide Corporation 2020 Stock and Cash Incentive Plan.

2.34 “Restricted Stock” means an Award of Shares granted to a Participant pursuant to Article 7 hereof.

2.35 “RSU” means a restricted stock unit Award granted to a Participant pursuant to Article 8 hereof.

2.36 “Shares” means shares of Common Stock of the Company or of any successor company adopting this Plan.

2.37 “SAR” means a stock appreciation right as described in Article 6 hereof, or a Director SAR as described in Article 10 hereof, which may be settled in Shares or cash as provided in the pertinent Award Agreement.

2.38 “Stock Units” means the credits to a Non-Employee Director’s Stock Unit Account, each of which represents the right to receive one Share upon settlement of the Stock Unit Account.

2.39 “Stock Unit Account” means the bookkeeping account established by the Company pursuant to Article 10.3.

2.40 “Subsidiary” means any corporation, partnership, joint venture, trust or other entity in which the Company has a controlling interest as defined in Treasury Regulation Section 1.414(c)-2(b)(2), except that the threshold interest shall be “more than fifty percent (50%)” instead of “at least eighty percent (80%).”

2.41 “Termination of Service” means termination of service as a Non-Employee Director in any of the following circumstances:

(a)   Where the Non-Employee Director voluntarily resigns or retires;

(b)   Where the Non-Employee Director is not re-elected (or elected in the case of an appointed Non-Employee Director) to the Board by the stockholders;

(c)   Where the Non-Employee Director ceases to perform services on account of a Disability; or

(d)   Where the Non-Employee Director dies.

With respect to any Awards that are or become subject to Section 409A of the Code, Termination of Service shall not include any event that is not within the meaning of “separation from service” as set forth in Treasury Regulation Section 1.409A-1(h).

2.42 “Year of Service” means a period of twelve (12) consecutive calendar months during which an Employee is employed by the Company or any predecessor thereto as determined by the Committee.

Article 3 Administration

3.1 The Committee. The Plan shall be administered by the Committee or by any other committee appointed by the Board. The members of the Committee shall be appointed from time to time by, and shall serve at the discretion of, the Board of Directors. Any power of the Committee may also be exercised by the Board, except to the extent that the grant or exercise of such authority would cause any Award or transaction to become subject to (or lose an exemption under) the short-swing profit recovery provisions of Section 16 of the Exchange Act. To the extent that any permitted action taken by the Board conflicts with action taken by the Committee, the Board action shall control.

3.2 Authority of the Committee. Except as limited by law or by the Articles of Incorporation or Bylaws of the Company, and subject to the provisions hereof, the Committee shall have full power to select Employees and Non-Employee Directors who shall participate in the Plan; determine the sizes and types of Awards; determine the terms and conditions of Awards in a manner consistent with the Plan; construe and interpret the Plan and any agreement or instrument entered into under the Plan; establish, amend, or waive rules and regulations for the Plan’s administration; subject to the provisions of Article 14 hereof, amend the terms and conditions of any outstanding Award to the extent such terms and conditions are within the discretion of the Committee as provided in the Plan; and approve corrections in the documentation or administration of any Award. Further, the Committee shall make all other determinations that may be necessary or advisable for the administration of the Plan. The Committee’s determinations under the Plan (including without limitation, determinations of the persons to receive Awards, the form, amount and timing of such Awards, the terms and provisions of such Awards and the Award Agreements evidencing such Awards) need not be uniform and may be made by the Committee selectively among persons who receive, or are eligible to receive, Awards under the Plan, whether or not such persons are similarly situated. As permitted by law, the Committee may delegate its authority under the Plan to a Director or Employee.

B-4	Appendix B	2024 PROXY STATEMENT MARRIOTT VACATIONS WORLDWIDE

3.3 Delegation. The Committee may delegate to one or more separate committees (any such committee a “Subcommittee”) composed of one or more Directors (who may but need not be members of the Committee) the ability to grant Awards and take the other actions described in Article 3.2 hereof with respect to Participants who are not executive officers, and such actions shall be treated for all purposes as if taken by the Committee. The Committee may delegate to a Subcommittee of one or more officers of the Company the ability to grant Awards and take the other actions described in Article 3.2 hereof with respect to Participants (other than any such officers themselves) who are not Directors or executive officers, provided, however, that the resolution so authorizing such officer(s) shall specify the total number of rights or options such Subcommittee may so award, and such actions shall be treated for all purposes as if taken by the Committee. Any action by any such Subcommittee within the scope of such delegation shall be deemed for all purposes to have been taken by the Committee, and references in this Plan to the Committee shall include any such Subcommittee. The Committee may delegate the day to day administration of the Plan to an officer or officers of the Company, or one or more agents, and such administrator(s) may have the authority to execute and distribute agreements or other documents evidencing or relating to Awards granted by the Committee under the Plan, to maintain records relating to the grant, vesting, exercise, forfeiture or expiration of Awards, to process or oversee the issuance of Shares upon the exercise, vesting and/or settlement of an Award, to interpret the terms of Awards and to take such other actions as the Committee may specify. Any action by any such administrator within the scope of its delegation shall be deemed for all purposes to have been taken by the Committee and references in the Plan to the Committee shall include any such administrator, provided that the actions and interpretations of any such administrator shall be subject to review and approval, disapproval or modification by the Committee.

3.4 Decisions Binding. All determinations and decisions made by the Committee or its designee pursuant to the provisions of the Plan and all related orders and resolutions of the Board shall be final, conclusive and binding on all parties.

3.5 Unanimous Consent in Lieu of Meeting. A memorandum signed by all members of the Committee shall constitute the act of the Committee without the necessity in such event to hold a meeting.

3.6 Serious Misconduct. Notwithstanding anything to the contrary in the Plan or any Award Agreement, if a Participant terminates employment for serious misconduct, including but not limited to engaging in a terminable offense set forth in the applicable associate handbook, the Committee may, in its sole discretion, refuse or revoke Approved Retiree status or other retirement approval for such Participant, or otherwise determine that such Participant may not receive, vest in or exercise any Awards or otherwise receive Shares thereunder to the extent the Awards are not granted, vested or fully exercised, or Shares are not received, as of such determination.

Article 4 Shares Subject to the Plan

4.1 Number of Shares.

(a) Reserve. Subject to Article 4.2 hereof, an aggregate of one million, two hundred and sixty-five thousand (1,265,000) Shares, plus the Shares described in Article 4.1(b), plus on and after the Restatement Effective Date, an additional one million, two hundred and fifty thousand (1,250,000) Shares (collectively, the “Reserve”), may be issued pursuant to Awards granted under the Plan. All of the Shares reserved for issuance under the Plan may be issued pursuant to ISOs.

(b) Prior Plans. The number of Shares which were reserved for issuance under the Prior Marriott Plan but which are not subject to any outstanding awards under such plan as of the Effective Date shall be considered part of the Reserve under Article 4.1(a). Further, after the Effective Date, if any Shares subject to or underlying awards granted under the Prior Plans would again become available for new grants under the terms of such plans if such plans were still in effect, then those Shares will be added to the Reserve, thereby increasing the number of Shares available for issuance under this Plan as determined under the first sentence of Article 4.1(a). Any such Shares will not be available for future awards under the terms of the Prior Plans, which are terminated as of the Effective Date.

(c) Depletion of Reserve. When an Award is granted, the Reserve shall be depleted by the maximum number of Shares to which the Award relates, except that an Award that is valued in relation to a Share but that may only be settled in cash shall not deplete the Reserve. In addition, if the number of Shares issuable under an Award is increased after the grant date, such as by an amendment to the Award or as a result of converting dividends or dividend equivalent units into additional Shares of Restricted Stock or RSUs subject to the Award, then the Reserve shall be depleted by such increased number of Shares at the time of such increase.

(d) Replenishment of Reserve. To the extent (i) an Award lapses, expires, terminates or is cancelled without the issuance of Shares under the Award, (ii) it is determined during or at the conclusion of the term of an Award that all or some portion of the Shares with respect to which the Award was granted will not be issuable on the basis that the conditions for such issuance will not be satisfied, (iii) Shares are forfeited under an Award, (iv) Shares are tendered or withheld in payment of the exercise price of an Option or as a result of the net settlement in Shares of an outstanding SAR; (v) Shares are tendered or withheld to satisfy federal, state or local tax withholding obligations; or (vi) Shares are issued under any Award and the Company subsequently reacquires them pursuant to rights reserved upon the issuance of the Shares, then such Shares shall be re-credited to the Reserve and may be used for new Awards under the Plan, provided that Shares re-credited to the Reserve pursuant to clause (vi) may not be issued pursuant to ISOs.

4.2 Adjustments in Authorized Shares and Awards. In the event of any change in corporate capitalization, such as a stock split, reverse stock split, stock dividend, share combination, recapitalization, or similar event affecting the equity capital structure of the Company, or in the event the Shares shall be changed into or exchanged for a different number or class of shares of stock or securities of the Company or of another corporation and/or for cash as a result

MARRIOTT VACATIONS WORLDWIDE 2024 PROXY STATEMENT	Appendix B	B-5

of a corporate transaction, such as any merger, consolidation, separation, acquisition of property or shares, stock rights offering, spin-off, or other distribution of stock or property of the Company, any reorganization (whether or not such reorganization comes within the definition of such term in Code Section 368) or any partial or complete liquidation of the Company, or similar event affecting the Company, such adjustment shall be made in (a) the number and class of Shares which thereafter may be delivered under Article 4.1(a), (b) or (c), (b) the number and class of Shares subject to outstanding Awards, (c) the Exercise Price relating to any Award, and (d) the performance goals which may be applicable to any outstanding Awards, and such other equitable substitutions or adjustments may be made, as may be determined to be appropriate and equitable by the Committee, in its sole discretion, to prevent dilution or enlargement of rights. Without limiting the preceding sentence, in the case of any such transaction described in the preceding sentence, the adjustments made by the Committee or the board of directors, compensation committee or similar body of any other legal entity assuming the obligations of the Company hereunder, may consist of either (i) making appropriate provision for the protection of outstanding Awards by the substitution on an equitable basis of appropriate equity interests or awards similar to the Awards (or, in the event no such similar equity interests may be identified, a nonqualified deferred compensation account allocation of equivalent value), provided that the substitution neither enlarges nor diminishes the value and rights under the Awards; or (ii) upon written notice to the Participants, providing that Awards will be exercised, distributed, cashed out or exchanged for value pursuant to such terms and conditions (including the waiver of any existing terms or conditions including but not limited to vesting restrictions or exercise waiting periods) as shall be specified in the notice, provided that any Awards that are subject to Code Section 409A must not be exercised, distributed, cashed out or exchanged for value unless, to the extent required for compliance with Code Section 409A, the transaction qualifies as a “change in control event” as described under Code Section 409A(2)(A)(v) and the regulations thereunder. Any adjustment of an ISO under clause (i) of the preceding sentence in this paragraph shall be made in such a manner so as not to constitute a “modification” within the meaning of Section 424(h)(3) of the Code.

Article 5 Eligibility and Participation

5.1 Eligibility. Employees shall be eligible to participate in this Plan with respect to Awards specified in Articles 6 through 9. Non-Employee Directors shall be eligible to participate in the Plan with respect to Awards specified in Article 10.

5.2 Actual Participation by Employees. Subject to the provisions of the Plan, the Committee may, from time to time, select from all eligible Employees, those to whom Awards shall be granted and shall determine the nature and amount of each Award.

Article 6 SARs and Stock Options

6.1 Grant of SARs and Options. Subject to the terms and provisions of the Plan, SARs and/or Options may be granted to Employees in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee. No dividends or dividend equivalent rights may be granted with respect to SARs or Options.

6.2 Award Agreement. Each SAR and Option grant shall be evidenced by an Award Agreement that shall specify the Exercise Price, the duration of the Award, the number of Shares to which the Award pertains, and such other provisions as the Committee shall determine. The Award Agreement, if pertaining to an Option, also shall specify whether the Option is intended to be an ISO within the meaning of Code Section 422, or an NQSO whose grant is intended not to fall under the provisions of Code Section 422.

6.3 Exercise Price. The Exercise Price for each grant of a SAR or an Option under this Article 6 shall be at least equal to one hundred percent (100%) of the Fair Market Value of a Share on the date the SAR or Option is granted.

6.4 Duration of SARs and Options. Each SAR and Option granted under this Article 6 shall expire at such time as the Committee shall determine at the time of grant; provided, however, that no SAR or Option shall be exercisable later than the tenth (10th) anniversary date of its grant.

6.5 Exercise of SARs and Options. SARs and Options granted under this Article 6 shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which need not be the same for each grant or for each Participant.

The ability of a Participant to exercise a SAR or an Option is conditioned upon the Participant not committing any criminal offense or malicious tort relating to or against the Company, or, as determined by the Committee in its sole discretion, engaging in willful acts or omissions or acts or omissions of gross negligence that are or potentially are injurious to the Company’s operations, financial condition or business reputation.

6.6 Notice and Payment. SARs and Options granted under this Article 6 shall be exercised by the delivery of notice of exercise to the Company by such means as the Committee shall approve from time to time, setting forth the number of Shares with respect to which the SAR or Option is to be exercised, accompanied, in the case of Options, by full payment for the Shares.

The Exercise Price upon exercise of any Option shall be payable to the Company in full either: (a) in cash or its equivalent, (b) if permitted in the governing Award Agreement, by withholding of Shares deliverable upon exercise or tendering (either actually or by attestation) previously acquired Shares, in each case having an aggregate Fair Market Value at the time of exercise equal to the total Exercise Price, (c) withholding Shares subject to the Option, or (d) any combination of (a), (b) and (c).

The Committee also may allow cashless exercise as permitted under the Federal Reserve Board’s Regulation T, subject to applicable securities law restrictions, or by any other means which the Committee determines to be consistent with the Plan’s purpose and applicable law.

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If a Participant shall dispose of Shares acquired through exercise of an ISO within either (i) two (2) years after the date the Option is granted or (ii) one (1) year after the date the Option is exercised (i.e., in a disqualifying disposition), such Participant shall notify the Company within seven (7) days of the date of such disqualifying disposition. In addition, if a Participant elects, under Code Section 83, to be taxed at the time an Award of Restricted Stock (or other property subject to such Code section) is made, rather than at the time the Award vests, such Participant shall notify the Company of such election within the time period prescribed by law.

6.7 Restrictions on Share Transferability. The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of a SAR or an Option granted under this Article 6 as it may deem advisable, including, without limitation, restrictions under applicable Federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed or traded, and under any blue sky or state securities laws applicable to such Shares.

6.8 Termination of Employment or Leave of Absence. Except as otherwise approved by the Committee and set forth in the pertinent Award Agreement(s), in the event that a Participant who is an Employee, during his or her lifetime has been on leave of absence for a period of greater than twelve (12) months (except a leave of absence approved by the Board or the Committee, as the case may be), or ceases to be an Employee of the Company or of any Subsidiary for any reason, including retirement, the portion of any SAR or Option which is not exercisable on the date on which the Participant ceased to be an Employee or has been on leave for over twelve (12) months (except a leave of absence approved by the Board or the Committee, as the case may be) shall expire on such date and any unexercised portion thereof which was otherwise exercisable on such date shall expire unless exercised within a period of three (3) months from such date, but in no event after the expiration of the term for which the SAR or Option was granted; provided, however, that in the case of an awardee of a SAR or a NQSO who is an “Approved Retiree” (as hereinafter defined), the SAR or NQSO shall continue to vest for up to five years from the date of retirement and said awardee may exercise such SAR or NQSO, as applicable, until the soonest to occur of (i) the expiration of such SAR or NQSO in accordance with its original term; (ii) the expiration of five (5) years from the date of retirement; or (iii) with respect to SARs or Options granted less than one year before the date the Approved Retiree retires, expiration of the SAR or Option on such retirement date, except not with respect to that portion of the SARs or Options equal to such number of shares multiplied by the ratio of (I) the number of days between the grant date and the retirement date inclusive, over (II) the number of days in the twelve (12) month period following the grant date.

Notwithstanding the preceding paragraph, if the Committee subsequently determines, in its sole discretion, that an Approved Retiree has violated the provisions of any agreement to refrain from Engaging in Competition unless such provisions are unenforceable under applicable law, or has engaged in willful acts or omissions or acts or omissions of gross negligence that are or potentially are injurious to the Company’s operations, financial condition or business reputation, all SARs and Options shall be cancelled without consideration immediately.

In the event of the death of an awardee during the three (3) month period described above for exercise of a SAR or an Option by a terminated awardee or one on leave for over twelve (12) months (except a leave of absence approved by the Board or the Committee, as the case may be), the Option shall be exercisable by the awardee’s personal representatives, heirs or legatees to the same extent and during the same period that the awardee could have exercised the SAR or Option if the awardee had not died.

Notwithstanding anything in Article 6.5 to the contrary, in the event of the death of an awardee while an Employee or Approved Retiree of the Company or any Subsidiary, an outstanding SAR or Option held by such awardee upon death shall become fully vested upon death and shall be exercisable by the awardee’s personal representatives, heirs or legatees at any time prior to the expiration of one (1) year from the date of death of the awardee, but in no event after the expiration of the term for which the SAR or Option was granted.

6.9 Nontransferability of SARs and Options. No SAR, NQSO or ISO granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, all SARS, NQSOs and ISOs granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant.

Article 7 Restricted Stock

7.1 Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock to Employees in such amounts as the Committee shall determine.

7.2 Restricted Stock Agreement. Each Restricted Stock grant shall be evidenced by a Restricted Stock Award Agreement that shall specify the Period(s) of Restriction, the number of Shares of Restricted Stock granted, and such other provisions as the Committee shall determine.

7.3 Transferability. Except as provided in this Article 7, the Shares of Restricted Stock granted hereunder may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction established by the Committee and specified in the Restricted Stock Award Agreement, or upon earlier satisfaction of any other conditions, as specified by the Committee in its sole discretion and set forth in the Restricted Stock Award Agreement. All rights with respect to the Restricted Stock granted to a Participant under the Plan shall be available during his or her lifetime only to such Participant.

7.4 Other Restrictions. The Committee shall impose such conditions and/or restrictions on any Shares of Restricted Stock granted pursuant to the Plan as it may deem advisable including, without limitation, a requirement that Participants pay a stipulated purchase price for each Share of Restricted Stock, restrictions based upon the achievement of specific performance objectives (Company-wide, business unit, and/or individual), time-based restrictions on vesting following the attainment of the performance objectives, and/or restrictions under applicable Federal or state securities laws.

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The Company shall retain the certificates representing Shares of Restricted Stock in the Company’s possession until such time as all conditions and/or restrictions applicable to such Shares have been satisfied.

Except as otherwise provided in this Article 7, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan shall become freely transferable by the Participant after the last day of the applicable Period of Restriction.

Distribution of Shares of Restricted Stock is conditioned upon the Participant not committing any criminal offense or malicious tort relating to or against the Company or, as determined by the Committee in its sole discretion, engaging in willful acts or omissions or acts or omissions of gross negligence that are or potentially are injurious to the company’s operations, financial condition or business reputation.

7.5 Voting Rights. During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares.

7.6 Dividends and Other Distributions. During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder shall be credited with regular dividends paid with respect to the underlying Shares while they are so held. Such dividends shall be converted into additional shares of Restricted Stock or deferred until such Restricted Stock vests, upon such terms as the Committee establishes, but in no event will any dividends be paid on unvested Restricted Stock.

The Committee may apply any additional restrictions to the dividends that the Committee deems appropriate. Without limiting the generality of the preceding sentence, if Restricted Stock is contingent on a performance condition, any dividends relating to such Restricted Stock may also be made subject to such performance conditions.

7.7 Termination of Employment. Except as otherwise approved by the Committee and set forth in the pertinent Award Agreement(s), (a) in the event that a Participant’s employment with the Company is terminated during the Period of Restriction because the Participant is an Approved Retiree, the Committee shall have complete discretion in determining the percentage, if any, of a Participant’s outstanding Shares of Restricted Stock as to which the Period of Restriction shall end; (b) in the event a Participant’s employment with the Company is terminated because of the Participant’s Disability or death during the Period of Restriction, the Period of Restriction shall end and, in the case of death, the Participant’s rights thereunder shall inure to the benefit of his or her Beneficiary; and (c) in the event that a Participant’s employment with the Company is terminated for any other reason during the Period of Restriction, such Participant’s outstanding Shares of Restricted Stock shall be forfeited to the Company without payment.

Article 8. Restricted Stock Units

8.1 RSUs. Subject to the terms and conditions of the Plan, the Committee, at any time and from time to time, may grant Awards of RSUs to eligible Employees in such amounts as the Committee shall determine.

8.2 RSU and Common Stock Rights. RSUs shall represent an Employee’s unsecured right to receive from the Company the transfer of title to Shares subject to the vesting schedule referenced in Article 8.3 below, provided that the Employee has satisfied the conditions of transfer set forth in Article 8.4 below. On each such vesting date, if it occurs, the Company shall transfer a corresponding number of Shares to an individual brokerage account established and maintained in the Employee’s name. The Employee shall have all the rights of a stockholder with respect to such Shares transferred to the brokerage account, including but not limited to the right to vote the Shares, to sell, transfer, liquidate or otherwise dispose of the Shares, and to receive all dividends or other distributions paid or made with respect to the Shares from the time they are deposited in the account. The Employee shall have no voting, transfer, liquidation, or other rights of a Share stockholder with respect to RSUs prior to such time that the corresponding Shares are transferred, if at all, to the Employee’s brokerage account. Notwithstanding the foregoing, RSU’s may be granted with dividend equivalent rights at the discretion of the Committee and the Committee shall provide whether such dividend equivalents will be converted into additional RSUs (subject to the same terms and conditions as the underlying RSUs to which they relate) or deferred until such RSUs vest, but in no event will any dividends equivalents be paid with respect to unvested RSUs.

8.3 Vesting in RSUs. RSU Awards shall become vested in accordance with the vesting provisions set forth in the pertinent Award Agreement.

8.4 Conditions of Transfer. A transfer of Shares in accordance with Article 8.2 above shall be conditioned upon the Employee meeting both of the following conditions during the entire period from the grant date through the vesting date(s) relating to such RSUs:

(a) The Employee must continue to be an active employee of the Company or one of its Subsidiaries; and

(b) The Employee must refrain from committing any criminal offense or malicious tort relating to or against the Company or, as determined by the Committee in its discretion, engaging in willful acts or omissions or acts or omissions of gross negligence that are or potentially are injurious to the Company’s operations, financial condition or business reputation.

If the Employee fails to meet the requirements of Article 8.4(a) or (b), then the Employee shall forfeit the right to vest in any RSUs that have not already vested as of the time such failure is determined, and the Employee shall accordingly forfeit the right to receive the transfer of title to any corresponding Shares. The forfeiture of rights with respect to unvested RSUs (and corresponding Shares) shall not affect the rights of the Employee with respect to any RSUs that already have vested nor with respect to any Shares the title of which has already been transferred to the Employee’s brokerage account.

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8.5 Effect of Termination of Employment. Notwithstanding contrary provisions of this Article 8, except as otherwise approved by the Committee and set forth in the pertinent Award Agreement(s):

(a) In the event the Employee’s employment is terminated prior to the relevant vesting date on account of death, and if the Employee had otherwise met the requirements of Article 8.4(a) and (b) from the grant date through the date of such death, then the Employee’s unvested RSUs shall immediately vest in full upon death and the Employee’s rights hereunder with respect to any such RSUs shall inure to the benefit of the Employee’s executors, administrators, personal representatives and assigns.

(b) In the event Employee’s employment is terminated prior to the relevant vesting date on account of the Employee having a Disability or being an Approved Retiree, and if the Employee had otherwise met the requirements of Article 8.4(a) and (b) from the grant date through the date of the termination of employment date, and provided that the Employee continues to meet the requirements of Article 8.4(b), then the Employee’s rights hereunder with respect to any outstanding, unvested RSUs shall continue in the same manner as if the Employee continued to meet the continuous employment requirement of Article 8.4(a) through the vesting dates related to the Award, except not for that portion of RSUs granted less than one (1) year prior to the Employee’s termination equal to such number of shares multiplied by the ratio of (A) the number of days after the termination date and before the first (1st) anniversary of the grant date, over (B) the number of days on and after the grant date and before the first (1st) anniversary of the grant date.

(c) In the event Employee’s employment is terminated prior to the relevant vesting date for any reason other than those circumstances described in paragraphs (a) and (b) of this Article 8.5, such Employee’s outstanding RSUs shall be forfeited to the Company without payment.

Article 9 Other Share-Based Awards

9.1 Grant of Other Share-Based Awards. The Committee may grant Other Share-Based Awards to Participants in such number, and upon such terms, and at any time and from time to time, as shall be determined by the Committee.

9.2 Terms of Other Share-Based Awards. Other Share-Based Awards shall contain such terms and conditions as the Committee may from time to time specify and may be denominated in cash, in Shares, in Share-equivalent units, in Share appreciation units, in securities or debentures convertible into Shares or in a combination of the foregoing and may be paid in cash or in Shares, all as determined by the Committee, provided that any Other Share-Based Award that represent the right to receive value in the amount of the increase in the Fair Market Value of a Share rather than the full value of a Share shall have an exercise or grant price no lower than the Fair Market Value on the date of grant. Other Share-Based Awards may be issued alone or in tandem with other Awards granted to Employees. No dividend equivalent units may granted on an Other Shared-Based Award that is not a full-value award, and any dividends or dividend equivalents granted with respect to an Other Share-Based Award that is a full-value award shall vest and be paid only if and to the same extent as the underlying Other Share-Based Award is vested and paid.

9.3 Other Share-Based Award Agreement. Each Other Share-Based Award shall be evidenced by an Award Agreement that shall specify such terms and conditions as the Committee shall determine.

Article 10 Directors’ Share Awards, Fee Deferral Elections, and Director SARs and Options

10.1 Eligibility. Only Non-Employee Directors shall be eligible to receive Non-Employee Director Share Awards and Director SARs and Options and to make Fee Deferral Elections. All such awards are subject to prior approval by the Committee. The aggregate value of the cash fees paid, along with the grant date value of any Awards granted hereunder, to a Non-Employee Director during any fiscal year of the Company shall not exceed $750,000.

10.2 Non-Employee Director Share Awards. On the first (1st) full trading day immediately following each Annual Meeting, each Non- Employee Director designated by the Board may receive a Non-Employee Director Share Award of a number of Shares determined by the Board before such Annual Meeting. Each Non-Employee Director Share Award shall be fully vested and nonforfeitable when granted. Upon Termination of Service or at such other times as determined by the Committee, the Non-Employee Director Share Award awarded to a Non-Employee Director shall be paid to the Non-Employee Director.

10.3 Fee Deferral Elections.

(a) Elections to Defer Payment of Fees. Payment of all or any part of any Fees payable to a Non-Employee Director may be deferred by election of the Non-Employee Director. Each such election must be made in writing on a form prescribed by the Committee and irrevocably delivered to the Company in the year preceding the year which commences with the next Annual Meeting (the “Election Year”), and must be irrevocable for such Election Year. Deferral elections for an Election Year may include a separate election regarding whether to receive dividend equivalent units under Article 10.3(d) that relate solely to Fees deferred in such years in the form of additional Stock Units or an immediate cash payment; provided that, to the extent no such election is provided or made, the Non-Employee Director will be deemed to have elected to receive dividend equivalent units in the form of additional Stock Units. No election may be made under this Article 10.3(a) with respect to Fees for which an election is made under Article 10.5.

(b) Crediting Stock Units to Accounts. Amounts deferred pursuant to a Fee Deferral Election shall be credited as of the date of the deferral to a Stock Unit Account in Stock Units. The number of Stock Units credited to a Stock Unit Account with respect to any Non-Employee Director shall equal (i) the amount deferred pursuant to the Fee Deferral Election divided by (ii) the Fair Market Value of a Share on the date on which the Fees subject to the Fee Deferral Election would have been paid but for the Fee Deferral Election, with fractional units calculated to at least three (3) decimal places.

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(c) Fully Vested Stock Units. All Stock Units credited to a Non-Employee Director’s Stock Unit Account pursuant to this Article 10.3 shall be at all times fully vested and nonforfeitable.

(d) Credit of Dividend Equivalents. Each Stock Unit credited to a Director’s Stock Unit Account includes one dividend equivalent unit. As of each dividend payment date with respect to Shares, each Non-Employee Director shall have credited to his or her Stock Unit Account an additional number of Stock Units equal to the product of (i) the per-share cash dividend payable with respect to a Share on such dividend payment date multiplied by the number of dividend equivalent units credited to his or her Stock Unit Account as of the close of business on the record date for such dividend, divided by (ii) the Fair Market Value of a Share on such dividend payment date. Notwithstanding the foregoing, if a Non-Employee Director made a cash election with respect to dividend equivalent units pursuant to Article 10.3(a) (the “Cash-Settled Units”), then within 30 days after the dividend payment date, in lieu of the foregoing, the Non-Employee Director shall receive a cash payment equal to the product of (A) the per-share cash dividend payable with respect to a Share on such dividend payment date multiplied by (B) the number of Cash-Settled Units outstanding as of the close of business on the record date for such dividend. If dividends are paid on Shares in a form other than cash, then such dividends shall (I) if to be credited to the Stock Unit Account, either be notionally converted to cash or credited “in kind”, or (II) if to be paid in cash, notionally converted to cash if their value is readily determinable.

(e) Payment of Stock Units. Upon Termination of Service or at such other times as determined by the Committee and irrevocably elected in writing by the Non-Employee Director at the time of the Non-Employee Director’s election to defer Fees under Article 10.3(a), the Stock Units credited to a Non-Employee Director’s Stock Unit Account shall be paid to the Non-Employee Director in an equal number of shares of Stock in a single lump sum or in substantially equal annual installments over a period not to exceed ten (10) years, as irrevocably elected in writing by the Non-Employee Director at the time of the Non-Employee Director’s election to defer Fees under Article 10.3(a), pursuant to rules established from time to time by the Committee.

10.4 Unfunded Status. The interest of each Non-Employee Director in any Fees deferred under this Article 10 (and any Stock Units or Stock Unit Account relating thereto) or in any Director Stock Award shall be that of a general creditor of the Company. Stock Unit Accounts and Stock Units (and, if any, “in kind” dividends) credited thereto shall at all times be maintained by the Company as bookkeeping entries evidencing unfunded and unsecured general obligations of the Company.

10.5 Director SARs and Options.

(a) Elections to Receive Payment of Fees in the Form of SARs or Options. A Non-Employee Director may elect to receive payment of all or any part of his or her cash retainer in the form of Director SARs or Options, as determined by the Committee, in lieu of cash. Each such election must be made in writing on a form prescribed by the Committee and delivered to the Company in the calendar year preceding the calendar year in which occurs the Annual Meeting that marks the commencement of the annual period of service during which such Fees are earned. Each election is irrevocable for that annual period. Elections under this Article 10.5 may not be made with respect to Fees deferred under Article 10.3.

(b) Grant of Director SARs and Options. On the first (1st) full trading day immediately following each Annual Meeting, each Non-Employee Director who has filed an election under Article 10.5(a) for the annual period of service that commences with such Annual Meeting shall be granted Director SARs or Options that have a value on the date of grant substantially equal to the amount of Fees otherwise payable to the Non-Employee Director in cash but for the election to receive Director SARs or Options. The value of Director SARs or Options shall be determined by the Committee in its sole discretion, at a meeting held prior to the Annual Meeting, based on a Black-Scholes option pricing model or other valuation model that the Committee determines to be appropriate in its sole discretion.

(c) Terms of Director SARs and Options. Each Director SAR and Option shall be evidenced by an Award Agreement that shall specify the Exercise Price, the duration of the SAR or Option, and the number of Shares to which the SAR or Option pertains. Each Director SAR and Option shall (i) have an Exercise Price equal to or greater than the Fair Market Value of a Share on the date the Award is granted; (ii) be immediately vested and exercisable; (iii) expire on the tenth (10th) anniversary of the date of its grant; and (iv) be nontransferable unless otherwise specified by the Committee. No dividends or dividend equivalent rights may be granted with respect to SARs or Options.

(d) Payment. Director SARs and Options granted under this Article 10 shall be exercised by the delivery of notice of exercise to the Company in such manner as the Committee shall determine, setting forth the number of Shares with respect to which the SAR or Option is to be exercised, accompanied by full payment for the Shares. The Exercise Price upon exercise of any Director SAR or Option shall be payable to the Company in full either: (i) in cash or its equivalent, (ii) by withholding of Shares deliverable upon exercise or tendering (either actually or by attestation) previously acquired Shares, in each case having an aggregate Fair Market Value at the time of exercise equal to the total Exercise Price, or (iii) by a combination of (i) and (ii). The Committee also may allow cashless exercise as permitted under the Federal Reserve Board’s Regulation T, subject to applicable securities law restrictions, or by any other means which the Committee determines to be consistent with the Plan’s purpose and applicable law.

10.6 Dividends and Dividend Equivalents. No dividend or dividend equivalents will be paid with respect to any unvested Non-Employee Director Awards under this Article 10.

Article 11 Beneficiary Designation

Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of the Participant’s death before the Participant has received any or all of such benefit. Each such designation shall

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revoke all prior designations by the same Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate.

Article 12 Change in Control

12.1 Treatment of Awards. If an Award Agreement specifies the treatment of an Award in connection with a Change in Control, then the terms of such Award Agreement shall apply in lieu of the provisions of this Article 12.1. In the absence of such provisions in an Award Agreement, and unless otherwise determined by the Committee in its sole discretion prior to a Change in Control, if a Participant who is actively employed by the Company incurs a Covered Termination of Employment (as defined in Article 12.2 below) on or within twelve (12) months following a Change in Control (as defined in Article 12.3 below), or if a Change in Control occurs in connection with which no Awards, publicly-traded Shares or substitute equity interests are available, then the following shall occur:

(a) Restricted Stock and RSUs. With respect to any Restricted Stock, RSUs or any Other Share-Based Awards taking a form substantially the same as Restricted Stock or RSUs, the restrictions, forfeiture conditions, deferral of settlement and conditions on distribution other than those imposed by law applicable to such Awards shall lapse, and all such Awards shall be deemed fully vested, as of the date of the Participant’s Covered Termination of Employment, and the subject Shares, or equity interests that are substituted for the subject Shares as a result of the Change in Control, shall be distributed to the Participant immediately following such Covered Termination of Employment. Notwithstanding the preceding sentence, in the event no Awards, publicly-traded Shares or substitute equity interests are available in connection with the Change in Control, the restrictions, forfeiture conditions, deferral of settlement and conditions on distribution other than those imposed by law applicable to such Restricted Stock, RSU and Other Share-Based Awards shall lapse, and all such Awards shall be deemed fully vested, as of the date of the Change in Control, and the Awards shall be distributed to the Participant immediately following the Change in Control. In the Committee’s discretion, the distribution of Awards as described in this Article 12.1(a) may be made in the form of a cash payment equal to the product of (i) the per Share value, which shall be (I) in the case of a payment made immediately following a Covered Termination of Employment, the Fair Market Value per Share as of the date of the Covered Termination of Employment, or (II) in the case of a payment made immediately after the Change in Control, the Change in Control Price per Share in connection with the transaction resulting in the Change in Control, and (ii) the number of subject Shares or substitute equity awards that otherwise would be distributed to the Participant if available and the Committee had not determined to pay cash.

(b) Options and SARs. As of the date of the Participant’s Covered Termination of Employment, all of the unvested or unexercisable Options, SARs or Other Share-Based Awards taking a form substantially the same as Options or SARs held by the Participant shall be deemed to be fully vested and exercisable with respect to the subject Shares, or other equity interests that are substituted for the Shares as a result of the Change in Control, and any other conditions on such Awards shall lapse, other than those imposed by law. Such Awards shall remain exercisable until the earlier of (i) the end of their original term, or (ii) twelve (12) months (or in the case of an Approved Retiree, five (5) years) following the Participant’s Covered Termination of Employment. Notwithstanding the preceding sentence, in the event no Awards, publicly-traded Shares or substitute equity interests are available in connection with the Change in Control, the restrictions, forfeiture conditions, deferral of settlement and conditions on distribution other than those imposed by law applicable to such Options, SARs and Other Share-Based Awards shall lapse, and all such Awards shall be deemed fully vested, as of the date of the Change in Control. In the Committee’s discretion, a cash payment may be made to the Participant immediately following the Participant’s Covered Termination of Employment or the date of the Change in Control, whichever is the date upon which the Participant is deemed to be fully vested as determined under this Article 12.1(b), in an amount equal to (i) the per Share value, which shall be (I) in the case of a payment made immediately following a Covered Termination of Employment, the Fair Market Value per Share as of the date of the Covered Termination of Employment, or (II) in the case of a payment made immediately after the Change in Control, the Change in Control Price per Share in connection with the transaction resulting in the Change in Control, (ii) less the Exercise Price, and (iii) multiplied by the number of subject Shares or substitute equity awards that otherwise would be distributed to the Participant if available and the Committee had not determined to pay cash.

(c) Other Share-Based Awards. All of the Participant’s Other Share-Based Awards subject to performance-based vesting for which the performance period has not expired shall be deemed to be fully vested as of the Participant’s Covered Termination of Employment and be paid out immediately thereafter, where such payment shall be based on a target level of performance, pro-rated for the days of such performance period through the date of the Covered Termination of Employment. Notwithstanding the preceding sentence, in the event no Awards, publicly-traded Shares or substitute equity interests are available in connection with the Change in Control, the restrictions, forfeiture conditions, deferral of settlement and conditions on distribution other than those imposed by law applicable to such Other Share-Based Awards shall lapse, and all such Awards shall be deemed to be fully vested, as of the date of the Change in Control, in which case payment shall be based on a target level of performance pro rated for the days of such performance period through the date of the Change in Control. Any Other Share-Based Awards other than those described in Articles 12.1(a) and (b), and other than as described above in this Article 12.1(c), shall be treated in a manner similar to that described in Articles 12.1(a) and (b).

12.2 Covered Termination of Employment. For purposes of this Article 12, “Covered Termination of Employment” shall mean any involuntary termination of employment of a Participant, provided that such termination does not result from the Participant’s serious misconduct within the meaning of Article 3.6.

12.3 Change in Control Definition. A Change in Control shall occur if:

(a) Acquisition of Voting Securities. Any Person directly or indirectly becomes the Beneficial Owner of more than thirty percent (30%) of the Company’s then outstanding voting securities (measured on the basis of voting power), provided that the Person (i) has not acquired such voting securities directly from

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the Company, (ii) is not the Company or any of its Subsidiaries, (iii) is not a trustee or other fiduciary holding voting securities under an employee benefit plan of the Company or any of its Subsidiaries, (iv) is not an underwriter temporarily holding the voting securities in connection with an offering thereof, and (v) is not a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of Company stock; or

(b) Merger or Consolidation. The Company merges or consolidates with any other corporation, other than a merger or consolidation resulting in the voting securities of the Company outstanding immediately prior to such merger or consolidation representing fifty percent (50%) or more of the combined voting power of the voting securities of the Company, the other corporation (if such corporation is the surviving corporation) or the parent of the Company or other corporation, in each case outstanding immediately after such merger or consolidation; or

(c) Change in Majority of Board. Continuing Directors cease to represent a majority of the Board, where “Continuing Directors” shall mean the directors of the Board immediately after the Effective Date , and any other director whose appointment, election or nomination for election by the stockholders is approved by at least a majority of the Continuing Directors at such time; or

(d) Sale, Liquidation or Other Disposition. The stockholders of the Company approve a plan of complete liquidation of the Company or the Company sells or disposes of all or substantially all of its assets.

Notwithstanding the foregoing provisions of Article 12.3, with respect to any Award that is subject to Code Section 409A, in order to be treated as a Change in Control, any event described in this Article 12.3 also must qualify as a “change in control event” within the meaning of Code Section 409A(a)(2)(A)(v) and the regulations thereunder to the extent required for compliance with Code Section 409A.

12.4 Section 280G Cut-back in Benefits. Notwithstanding the other provisions of this Plan, unless otherwise specifically provided by the Committee in an Award Agreement, in the event that the amount of payments or other benefits payable to any Participant under this Plan, together with any payments or benefits payable under any other plan, program, arrangement or agreement maintained by the Company or one of its affiliates, would constitute an “excess parachute payment” (within the meaning of Section 280G or the Code), the payments under this Plan shall be reduced in a manner determined by the Company (by the minimum possible amounts) until no amount payable to the Participant under the Plan constitutes an “excess parachute payment” (within the meaning of Section 280G of the Code). All determinations required to be made under this Article 12.4, including whether a payment would result in an “excess parachute payment” and the assumptions utilized in arriving at such determination, shall be made by a registered public accounting firm selected by the Company.

Article 13 Rights of Participants

13.1 Employment or Service. Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant’s employment or service at any time, nor confer upon any Participant any right to continue in the employ or service of the Company.

13.2 Participation. No Employee shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.

Article 14 Amendment, Modification, and Termination

14.1 Amendment, Modification, and Termination. The Board may at any time and from time to time, alter, amend, suspend or terminate the Plan in whole or in part; provided, however, that the Board may, in its sole discretion, condition the adoption of any amendment of the Plan on the approval thereof by the requisite vote of the stockholders of the Company entitled to vote thereon. The Board shall condition the adoption of an amendment on such a stockholder vote to the extent required by applicable law or the requirements of the principal securities exchange or market on which the Shares are then traded, or to the extent such amendment would diminish the protections afforded by Article 14.3.

14.2 Adjustment of Awards upon the Occurrence of Certain Unusual or Nonrecurring Events. The Committee may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Article 4.2 hereof) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

14.3 Awards Previously Granted; No Repricing or Cash Buyouts of Options or SARs.

(a) Awards Previously Granted. No termination, amendment, or modification of the Plan or any Award shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Participant holding such Award; provided that Participant consent shall not be required for the termination, amendment or modification of an Award pursuant to the provisions of Article 4.2 or Article 12 or the termination, amendment or modification of an Award to the extent deemed necessary to comply with any applicable law, the listing requirements of any principal securities exchange or market on which the Shares are then traded, or to preserve favorable accounting or tax treatment of any Award for the Company.

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(b) Repricing and Cash Buyouts Prohibited. Except as provided under Article 14.2, an outstanding SAR or Option may not be (i) amended to reduce its Exercise Price, (ii) cancelled in exchange for the re-grant of a SAR or Option with a reduced Exercise Price, nor (iii) except in the case of SARs or Options with an Exercise Price above the then-current Share price, cancelled in exchange for other Awards or for a payment made in cash or Shares, unless approved by stockholders.

14.4 Substitution of Awards in Mergers and Acquisitions. Awards may be granted under the Plan from time to time in substitution for awards held by employees or directors of entities who become or are about to become employees or directors of the Company or a Subsidiary as the result of a merger, consolidation or other acquisition of the employing entity or the acquisition by the Company or a Subsidiary of the assets or stock of the employing entity, and such Awards shall not deplete the number of Shares reserved under Article 4.1. The terms and conditions of any substitute awards so granted may vary from the terms and conditions set forth hereof to the extent that the Committee deems appropriate at the time of grant to conform the substitute awards to the provisions of the awards for which they are substituted.

Article 15 Withholding

15.1 Tax Withholding. The Company shall have the power and the right to deduct from any amount otherwise due to the Participant, or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy Federal, state, and local income, employment or other related taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Plan. In addition, subject to any restrictions on transfer, the Company may permit a Participant to satisfy a withholding obligation required in connection with the issuance or vesting of Shares under an Award through the use of a broker-assisted sell-to-cover transaction.

15.2 Share Withholding. With respect to withholding required in connection with any Award, the Company may require, or the Committee may permit a Participant to elect, that the withholding requirement be satisfied, in whole or in part, by having the Company withhold Shares having a Fair Market Value on the date the tax is to be determined up to the maximum statutory total tax which could be withheld on the transaction. Any election by a Participant shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

Article 16 Indemnification

Except as prohibited by law, each person who is or shall have been a member of the Committee, or of the Board, shall be indemnified and held harmless by the Company against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan, other than by willful misconduct, and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Articles of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

Article 17 Code Section 409A

17.1 General. To the extent that Code Section 409A may apply to any Awards under the Plan, it is intended that the terms of the Plan and such Awards meet the applicable requirements of Code Section 409A so that a Participant is not taxed under Code Section 409A with respect to such Awards until such time as Shares or other amounts are distributed to the Participant in accordance with the Plan’s and the Awards’ terms. For this purpose, the Plan and the Awards will be administered and interpreted to comply with Code Section 409A and any applicable Treasury or IRS guidance.

17.2 Delay for Specified Employees. To the extent that any Awards under the Plan may be subject to Code Section 409A(a)(2)(B)(i), distributions of Shares or other amounts pursuant to such Awards on account of a termination of employment of a Participant who is a Specified Employee (as defined as follows) shall be made or commence not before the date which is six (6) months following the termination of employment, except in the event of the Participant’s death. Any distribution that is delayed under this Article 17.2 shall be distributed on the first day of the seventh month following the Specified Employee’s termination of employment (without affecting the timing of any subsequent installment that is not within the six-month period following termination of employment). For this purpose, a Specified Employee is a person described under Treasury Regulation section 1.409A-1(i), applying the default rules thereunder, except that the definition of compensation for purposes of identifying Specified Employees is the safe harbor definition of compensation set forth under Treasury Regulation section 1.415(c)- 2(d)(4).

Article 18 Successors

All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, of all or substantially all of the business and/or assets of the Company, or a merger, consolidation or otherwise.

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Article 19 Legal Construction; Miscellaneous

19.1 Gender and Number. Except where otherwise indicated by the context, any masculine term used hereof also shall include the feminine, the plural shall include the singular and the singular shall include the plural.

19.2 Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

19.3 Requirements of Law. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

19.4 Securities Law Compliance. With respect to Insiders, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent any provision of the plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

19.5 Governing Law. To the extent not preempted by Federal law, the Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Florida.

19.6 No Guarantee of Tax Treatment. Notwithstanding any provision of the Plan, the Company does not guarantee to any Participant or any other person with an interest in an Award that (a) any Award intended to be exempt from Code Section 409A or Code Section 457A shall be so exempt, (b) any Award intended to comply with Code Section 409A or Code Section 422 shall so comply, (c) any Award shall otherwise receive a specific tax treatment under any other applicable tax law, nor in any such case will the Company or any affiliate indemnify, defend or hold harmless any individual with respect to the tax consequences of any Award.

19.7 Compensation Recoupment Policies. Any Awards granted pursuant to this Plan, and any Shares issued or cash paid pursuant to an Award, shall be subject to (a) any recoupment, clawback, equity holding, Share ownership or similar policies adopted by the Company from time to time and (b) any recoupment, clawback, equity holding, Share ownership or similar requirements made applicable to the Company from time to time by law, regulation or listing standards.

19.8 Limitations on Actions. Any legal action or proceeding with respect to this Plan, any Award or any award agreement, must be brought within one (1) year (365 days) after the day the complaining party first knew or should have known of the events giving rise to the complaint.

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Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY V33620-P05312 ! ! ! For All Withhold All For All Except For Against Abstain ! ! ! ! ! ! To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. MARRIOTT VACATIONS WORLDWIDE CORPORATION The Board of Directors recommends that you vote FOR the following proposals: 2. Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for its 2024 fiscal year. 3. Advisory vote to approve named executive officer compensation. 4. Approval of the Amended and Restated Marriott Vacations Worldwide Corporation 2020 Equity Incentive Plan. 01) Lizanne Galbreath 02) Mary E. Galligan 03) Melquiades R. Martinez 04) Stephen R. Quazzo 1. Election of Directors Nominees: The Board of Directors recommends that you vote FOR each of the following director nominees: Please sign exactly as your name(s) appear(s) on the records of Marriott Vacations Worldwide Corporation and date. If the shares are held jointly, each holder should sign. When signing as an attorney, executor, administrator, trustee, guardian, officer of a corporation or other entity or in another representative capacity, please give the full title under signature(s). NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof. ADDRESS OF RECORD CHANGES If you are a registered stockholder possessing a physical stock certificate and you need to update the address on the stock certificate, please contact our transfer agent, Computershare Trust Company, N.A., to make this change. Computershare’s contact information is as follows: Internet: www.computershare.com/investor Phone: (800) 884-4225 For shares handled by another Transfer Agent, please contact them to update your address of record. ! ! ! VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 9, 2024. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/VAC2024 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 9, 2024. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS To receive all future proxy statements, proxy cards, and annual reports electronically via email or the Internet please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. SCAN TO VIEW MATERIALS & VOTE w MARRIOTT VACATIONS WORLDWIDE CORPORATION 7812 PALM PARKWAY ORLANDO, FL 32836

V33621-P05312 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be Held On May 10, 2024: The 2024 Notice of Annual Meeting and Proxy Statement and the 2023 Annual Report are available at www.proxyvote.com. We will be conducting our 2024 Annual Meeting of Stockholders virtually at www.virtualshareholdermeeting.com/VAC2024 The undersigned holder of common stock of Marriott Vacations Worldwide Corporation, a Delaware corporation (the “Company”), hereby appoints John E. Geller, Jr. and James H Hunter, IV, or either of them, as proxies for the undersigned, with full power of substitution in each of them, to attend the Annual Meeting of Stockholders of the Company to be held via live webcast at www.virtualshareholdermeeting.com/VAC2024, on May 10, 2024, at 9:00 a.m. Eastern Time, and any postponement or adjournment thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting. The undersigned hereby acknowledges receipt of the Notice of the Annual Meeting of Stockholders and of the accompanying Proxy Statement, the terms of each of which are incorporated by reference, and revokes any proxy heretofore given with respect to such meeting. The votes entitled to be cast by the undersigned will be cast as instructed. If this proxy is executed, but no instruction is given, the votes entitled to be cast by the undersigned will be cast FOR each of the four nominees for director, FOR proposal 2, FOR proposal 3, and FOR proposal 4, all of which are set forth on the reverse side hereof. The votes entitled to be cast by the undersigned will be cast in the discretion of the proxy holders on any other matter that may properly come before the meeting and any adjournment or postponement thereof (including, if applicable, on any matter which the Board of Directors did not know would be presented at the Annual Meeting of Stockholders by a reasonable time before the proxy solicitation was made or for the election of a person to the board of directors if any director nominee named in proposal 1 becomes unable to serve or for good cause will not serve). The Board of Directors recommends a vote FOR each of the four nominees for director, FOR proposal 2, FOR proposal 3, and FOR proposal 4. PROXY SOLICITED BY BOARD OF DIRECTORS FOR ANNUAL MEETING, MAY 10, 2024 Continued and to be signed on reverse side